UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.             )

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ON Semiconductor Corporation

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Notice of 2018 Annual Meeting of Stockholders and Proxy Statement ON ON Semiconductor® THINK ON. Driving Innovation in Energy Efficient Electronics

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders:

The 2018 Annual Meeting of Stockholders of ON Semiconductor Corporation will be held at its principal office, located at 5005 East McDowell Road, Phoenix, Arizona 85008 on Wednesday, May 16, 2018 at 8:00 a.m., local time, for the following purposes:

Items of Business

To elect nine directors nominated by our Board of Directors
To vote on an advisory (non-binding) resolution to approve executive compensation

To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm
To transact such other business as may properly come before the meeting and any adjournment or postponement of the meeting

Record Date

The Board of Directors has fixed the close of business on March 27, 2018 as the record date for determination of stockholders entitled to notice of and to vote at the annual meeting or any adjournment or postponement thereof. For ten days prior to the meeting, a list of stockholders entitled to vote at the meeting will be available for inspection in the office of the Law Department of ON Semiconductor Corporation, located at 5005 East McDowell Road, M/D A700, Phoenix, Arizona 85008, between the hours of 8:30 a.m. and 5:00 p.m., local time, each weekday. Such list will also be available at the annual meeting. Directions to the meeting location and related information may be found on our website at www.onsemi.com.

Proxy Voting

Your vote is very important to us. Please vote as soon as possible by signing, dating, and returning the proxy card in the enclosed postage-paid envelope or by internet, telephone, or in person as described in the enclosed proxy statement.

Sincerely yours,

Keith D. Jackson

President and Chief Executive Officer

April 11, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDERS MEETING TO BE HELD ON MAY 16, 2018.

The Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders and its Annual

Report to Stockholders for the fiscal year ended December 31, 2017 are available at

www.onsemi.com/annualdocs.

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ii     ON Semiconductor Corporation 2018 Proxy Statement

5005 East McDowell Road

Phoenix, Arizona 85008

PROXY STATEMENT

This statement and the accompanying notice and proxy card are furnished in connection with the solicitation by the Board of Directors (the “Board” or “Board of Directors”) of ON Semiconductor Corporation (“we,” “ON Semiconductor,” or the “Company”) of proxies to be used at our annual meeting of stockholders to be held on Wednesday, May 16, 2018 at 8:00 a.m., local time, at our principal office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, and at any adjournment or postponement thereof (the “Annual Meeting”). This statement and the accompanying notice and proxy card are first being mailed to stockholders on or about April 11, 2018.

Annual Meeting of Stockholders

Date and Time: Wednesday, May 16, 2018 at 8:00 a.m., local time

Location: 5005 East McDowell Road, Phoenix, Arizona 85008

Record Date: The Board of Directors has fixed the close of business on March 27, 2018 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting.

Voting Your Shares

Whether or not you plan to attend the Annual Meeting, the Board encourages you to vote your shares as more fully described in the proxy card and below.

If you are the “record holder” of your shares, meaning that you hold the shares in your own name and not through a bank or brokerage firm, you may vote in one of four ways:

Vote by internet.	Vote by telephone.	Vote by mail.	Vote in person.
The website address for internet voting is on your proxy card. Internet voting is available 24 hours a day.	The toll-free number for telephone voting is on your proxy card. Telephone voting is available 24 hours a day.	Mark, date, sign, and mail promptly the enclosed proxy card (a postage-paid envelope is provided for mailing in the United States).	You may vote in person if you or your validly designated proxy attends the Annual Meeting.

ON Semiconductor Corporation 2018 Proxy Statement     1

PROXY STATEMENT

If the shares you own are held in “street name” by a bank or brokerage firm, the bank or brokerage firm, as the record owner, will vote your shares according to your instructions. You will need to follow the directions your bank or brokerage firm provides you. Each share held by you is entitled to one vote.

Proposals and Board Recommendations

All shares represented by valid proxies will be voted as specified. If no specification is made, the proxies will be voted according to the Board’s recommendations below:

	Proposal	Board Recommendation

1.

Election of nine directors of the Company (“Directors”), each for a one-year term expiring at the annual meeting of the Company’s stockholders to be held in 2019 or until his or her successor has been duly elected and qualified, or until the earlier of his or her death, resignation, or removal

FOR

2.	Advisory (non-binding) resolution to approve executive compensation	FOR

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the current year	FOR

We are not aware of any other matters that will be brought before the stockholders for a vote. If other matters properly come before the Annual Meeting, all shares validly represented by proxies will be voted in accordance with the discretion of the appointed proxies.

Record Date and Quorum

The Board has fixed the close of business on March 27, 2018 as the record date for determination of stockholders entitled to notice of and to vote at the Annual Meeting. As of the record date, there were 427,459,255 shares of our common stock outstanding and entitled to vote at the Annual Meeting.

The presence, in person or by proxy, of holders of a majority of the shares entitled to vote at the Annual Meeting will constitute a quorum. Abstentions, withheld votes, and broker non-votes are included in determining whether a quorum is present for the Annual Meeting. Abstentions include shares present in person but not voting and shares represented by proxy but with respect to which the holder has abstained. Broker non-votes occur when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power on that item and has not received instructions from the beneficial owner. Although brokers have discretionary power to vote your shares with respect to “routine” matters, they do not have discretionary power to vote your shares on “non-routine” matters. As discussed in more detail below, we believe the following proposals will be considered non-routine and, therefore, your broker will not be able to vote your shares with respect to these proposals unless the broker receives appropriate instructions from you: Proposal No. 1 (Election of Directors); and Proposal No. 2 (Advisory Resolution to Approve Executive Compensation). Broker non-votes will not be counted as either votes cast for or against a matter but will be counted for purposes of determining a quorum for the Annual Meeting.

Required Vote

Each Director standing for election at the Annual Meeting in Proposal No. 1 must be elected by a majority of the votes cast with respect to that Director’s election, meaning that the number of votes cast “for” the Director-nominee must exceed the number of votes cast “against” that Director-nominee. See “The Board of Directors and Corporate Governance — Majority Voting for Directors” below in this proxy statement. Abstentions and broker non-votes, as applicable, are not treated as votes cast and, therefore, will have no effect on Proposal No. 1. Any incumbent Director-nominee who is not elected by majority vote shall promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee of the Board (the “Corporate Governance and Nominating Committee”), or such other Board committee designated by the Board, will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. In such a situation, the Board will act on the resignation, taking into account the committee’s

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recommendation, and publicly disclose its decision and, if the resignation is rejected, the rationale behind its decision within 90 days from the date of the certification of the election results.

The affirmative vote of a majority of the votes duly cast on that item at the Annual Meeting is required to approve Proposal No. 2 (Advisory Resolution to Approve Executive Compensation) and Proposal No. 3 (Ratification of Appointment of Independent Registered Public Accounting Firm). Abstentions and broker non-votes, as applicable, are not treated as votes cast and, therefore, will have no effect on Proposal Nos. 2 and 3.

Your broker is NOT able to vote on your behalf in any director election without specific voting instructions from you. In addition, your broker is not able to vote on your behalf on Proposal No. 2. Accordingly, if you cannot attend the Annual Meeting in person, we encourage you to vote your shares on all proposals by returning your proxy either by internet, mail, or telephone so that your shares will be voted at the Annual Meeting.

Revocation of Proxies

You may revoke your proxy at any time before it is exercised by submitting to our Secretary a written notice of revocation or a properly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

MANAGEMENT PROPOSALS

Proposal No. 1: Election of Directors

Each Director stands for election annually. Once elected, Directors hold office until their successors are duly elected and qualified, or until the earlier of their death, resignation, or removal. Each Director will be elected at the Annual Meeting to serve for a term expiring at the annual meeting in the year 2019. Each of the nominees has agreed to serve as a Director if elected by the stockholders.

The Board has determined that eight of nine members of our Board are independent according to the applicable rules of the Securities and Exchange Commission (“Commission”) and the listing standards of the NASDAQ Global Select Market (“NASDAQ”), including each of the following current Directors and nominees: Atsushi Abe, Alan Campbell, Curtis J. Crawford, Ph.D., Gilles Delfassy, Emmanuel T. Hernandez, Paul A. Mascarenas, Daryl A. Ostrander, Ph.D., and Teresa M. Ressel. The Board has also determined that J. Daniel McCranie was independent in accordance with such standards during his period of service on the Board in 2017. Mr. McCranie did not stand for re-election at the 2017 annual meeting, and his term expired at the 2017 annual meeting.

Transactions and Relationships Considered in Independence Determinations. Consistent with NASDAQ listing standards, in making its independence determinations, the Board considered transactions occurring since the beginning of 2015 between the Company and entities associated with the independent Directors or members of their immediate family. The Board determined that no “categorical” bars to independence under NASDAQ listing standards applied to any of the non-employee Directors. In making its determination that no relationships exist that, in the opinion of the Board, would impair the Director’s independence, the Board considered the following transactions, relationships, or arrangements: (i) the transactions, relationships, or arrangements under the headings “Relationships and Related Transactions — Related Party Transactions” and “Management Proposals — Proposal 1: Election of Directors” included in our annual meeting proxy statements filed with the Commission on April 12, 2017 and April 13, 2016; and (ii) the associations certain of our non-employee Directors have with other companies, including other companies in the semiconductor industry, as disclosed in their biographies and discussed further below.

Under Commission rules for “related party transactions,” in situations where the non-employee Director’s interest was only related to his or her service as a director of the other company, an indirect material interest

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Management Proposals

does not exist for such Director. In each other transaction where a determination was required, the non-employee Director was determined not to have a direct or indirect material interest that would be deemed a “related party transaction” under Commission rules. Such determination included a consideration of any equity (or derivative rights) owned by the non-employee Director in such other company.

In making independence determinations, the Board considered a category of transactions occurring since 2015 which involved the Company doing business with organizations in our industry that have a non-employee Director serving in a board or management position. In each applicable instance, the amounts paid to and received from each company (and ON Semiconductor) were significantly below the “categorical” bar to independence set forth in NASDAQ listing standards, which uses a threshold of 5% of consolidated revenue of such entity. Each of the below commercial relationships arose during the ordinary course of business for ON Semiconductor and the other companies involved and were on terms and conditions available to similarly situated customers and suppliers. In particular, the Board considered the following transactions and relationships with respect to the independence of certain non-employee Directors:

•	With respect to the independence of Mr. McCranie, who was a Director during a part of 2017, the Board considered that Mr. McCranie was the Executive Vice President, Marketing and Sales of Cypress Semiconductor Corporation (“Cypress Semiconductor”) until his resignation from that position effective in 2015 and evaluated sales to and purchases from Cypress Semiconductor. Such purchases generally consisted of manufacturing spares and wafers and manufacturing support services.

•	Each of Mr. McCranie and Mr. Mascarenas were directors of Mentor Graphics Corporation (“Mentor Graphics”), which was acquired by Siemens AG on March 30, 2017. Mr. McCranie served as a director of Mentor Graphics from 2012 until March 30, 2017, and Mr. Mascarenas served as a director of Mentor Graphics from 2015 until March 30, 2017. The Board considered purchases from Mentor Graphics in evaluating the independence of these Directors. The Company purchases engineering design and manufacturing and other support services and supplies from Mentor Graphics.

•	In evaluating the independence of Mr. Abe, the Board considered purchases from and sales to Fujitsu Limited and its consolidated subsidiaries, as well as the Company’s investment in Aizu Fujitsu Semiconductor Limited, a manufacturing joint venture between the Company and Fujitsu Limited. Mr. Abe joined the board of directors of Fujitsu Limited in 2015. Sales to Fujitsu Limited consisted generally of component semiconductor devices used in electronic product assembly and purchases consisted of foundry services and capital expenditures, manufacturing equipment, hardware, software, and other services and products.

•	With respect to the independence of Dr. Crawford, the Board considered transactions with certain companies on whose boards he has served as a director, including purchases of manufacturing chemicals from E.I. du Pont de Nemours and Company, on whose board of directors Dr. Crawford served until his resignation in 2015, and which was recently merged with The Dow Chemical Company, and purchases of manufacturing spares and facilities construction work from Xylem, Inc., on whose board of directors Dr. Crawford currently serves. The Board also considered the use of certain product and services of XCEO, Inc. (“XCEO”), including a board portal service and a leadership development tool, in 2017 and 2018; the value of these products and services in 2017 was less than $120,000. Dr. Crawford is the founder and Chief Executive Officer of XCEO.

•	With respect to the independence of Mr. Hernandez, the Board considered that Mr. Hernandez joined the board of directors of SunEdison, Inc., formerly known as MEMC Electronic Materials, Inc. (“SunEdison”), in 2009 and became chairman of the board in 2013. The Company has purchased silicon wafers, engineering services, wafer testing, and indirect precious gold metals from SunEdison and its subsidiaries, including SunEdison Semiconductor Limited, a former subsidiary of SunEdison that was divested on July 1, 2015.

•

In evaluating the independence of Dr. Ostrander, the Board considered certain transactions with RF Micron, Inc. (“RF Micron”), on whose board of directors Dr. Ostrander serves, including an intellectual property licensing and buy/sell agreement, a joint development agreement for radio frequency

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identification (“RFID”) reader integrated circuit technology, and a proposed supply and purchase agreement pursuant to which the Company would purchase and consign die from RF Micron for certain of the Company’s finished products that the Company would ultimately sell back to RF Micron.

•	In evaluating the independence of Ms. Ressel, the Board considered that Ms. Ressel serves as independent trustee to the Invesco Ltd. (“Invesco”) mutual fund complex (the “Invesco Mutual Fund Complex”), comprised of 31 Delaware statutory trusts and 145 individual mutual funds and advised by Invesco Advisers, Inc., a wholly-owned subsidiary of Invesco, an independent investment management company with more than $900 billion in assets under management. The Board also considered that Invesco is the parent company of 34 investment funds that are currently lenders under the Term Loan “B” credit facility governed by the Company’s existing credit agreement and that five of the investment companies in the Invesco Mutual Fund Complex manage or are advised by certain investment funds that collectively owned approximately 0.2% of the Company’s outstanding common stock as of December 31, 2017.

•	In evaluating the independence of Mr. Delfassy, the Board considered that Mr. Delfassy served as a member of the board of directors of Imagination Technologies Group plc, a UK-based technology research and development company, until March 24, 2017. The Company made minor sales to Imagination Technologies Group plc in 2016 for kit-parts.

Unless you withhold your vote or indicate otherwise on your proxy card, and except in a case of a broker non-vote, proxies will be voted FOR the election of the nominees. The Board has no reason to believe that any of the following nominees for Director will be unable to serve. If, however, any one of them should become unavailable, the Board may reduce the size of the Board or designate a substitute nominee. If the Board designates a substitute nominee, shares represented by proxies will be voted for the substitute nominee.

Set forth below is information concerning our Director-nominees, including their business experience and outside public company directorships for at least the past five years. In the biographies and related information, we describe certain of the experiences, qualifications, attributes, or skills that caused the Board to determine that the person should serve as a Director as of the date of this proxy statement. In addition to the specific qualifications described below, we believe that each Director has the business acumen and sound judgment that we believe are required for the proper functioning of our Board and the integrity, honesty, and adherence to high ethical standards necessary to set the “tone at the top” for our Company. Most of our Directors also have significant other public company board experience that broadens their knowledge of board processes, issues, and solutions.

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Management Proposals

Director Nominees

In Proposal No. 1, you are asked to vote for each of the nominees for Director. Following is summary information about each Director nominee:

There is an even distribution of ages among Director nominees, and all are below the mandatory retirement age of 75.	There are eight men and one woman on the Board.	There is an even distribution of tenure, demonstrating the Board’s commitment to balancing experience and refreshment.	All Director nominees have international experience, and two are based outside of the United States.

Qualifications	Semiconductor	Public Company Management	International
	Manufacturing	Finance	Compliance
	Marketing	Mergers & Acquisitions	Government

Name	Age	Director Since	Independent	Committees	Qualifications

Atsushi Abe	64	2011	X	Audit, Integration Oversight (Chair), Science and Technology

Alan Campbell	60	2015	X	Audit, Corporate Governance and Nominating, Executive (Chair), Integration Oversight

Curtis J. Crawford, Ph.D.	70	1999	X	Compensation, Executive

Gilles Delfassy	62	2015	X	Compensation (Chair), Integration Oversight, Science and Technology

Emmanuel T. Hernandez	62	2002	X	Audit (Chair), Corporate Governance and Nominating

Keith D. Jackson	62	2002		Executive

Paul A. Mascarenas	56	2014	X	Compensation, Corporate Governance and Nominating, Science and Technology

Daryl A. Ostrander, Ph.D.	69	2009	X	Integration Oversight, Science and Technology (Chair)

Teresa M. Ressel	55	2012	X	Audit, Compensation, Corporate Governance and Nominating (Chair), Executive

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Management Proposals

ATSUSHI ABE	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2011 Age: 64 Committees: Audit Integration Oversight (Chair) Science and Technology

◾ Extensive experience in the investment banking and private equity industry, particularly in the area of technology

◾ Experience in mergers and acquisitions as well as in capital markets transactions, which provides valuable knowledge and perspective in financial transactions and negotiations

◾ Familiarity with technology companies and businesses throughout Asia, including Japan

CAREER HIGHLIGHTS

◾ Sangyo Sosei Advisory, Inc. (a technology, media, and telecommunication industry-focused mergers and acquisitions advisory firm), 2009 – Present

— Managing Partner

◾ Unitas Capital (a private equity firm specializing in buyouts and growth equity investments into medium-to-large sized companies (formerly CCMP Capital Asia and JP Morgan Partners Asia)), 2004 – 2009

— Partner (responsible for investments in Japan and in technology companies generally)

◾ Deutsche Bank Group in San Francisco and in Tokyo, 1998 – 2004

— Managing Director

— Head of Global Corporate Finance in Japan

— Head of Global Semiconductor Investment Banking

— Head of TMT Investment Banking in Asia

◾ Alex Brown & Sons, Inc. in San Francisco and Tokyo, 1992 – 1998

— Managing Director

ADDITIONAL EXPERIENCE AND SERVICE

◾ Mitsui & Co., Ltd., various management positions in the Industrial Electronics Division and Principal Investment Unit, 1978 – 1992

◾ Edwards Group Limited, (a UK-based vacuum technology company), board of directors, 2007 – 2009

◾ Fujitsu Limited (a Japanese multinational information technology equipment and services company), board of directors, 2015 – Present

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Management Proposals

ALAN CAMPBELL	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2015 Chair of the Board since May 2017 Age: 60 Committees: Audit Corporate Governance and Nominating Committee Executive (Chair) Integration Oversight

◾ Extensive experience in the semiconductor industry

◾ Experience as chief financial officer of a publicly-held semiconductor company

◾ Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

◾ Significant M&A and global experience

CAREER HIGHLIGHTS

◾ Freescale Semiconductor, Inc. (a semiconductor company acquired by NXP Semiconductors N.V. in 2015), 2004 – 2014

— Chief Financial Officer

◾ Semiconductor Product Sector division of Motorola, Inc., 2000 – 2004

— Senior Vice President

— Director of Finance

ADDITIONAL EXPERIENCE AND SERVICE

◾ Dialog Semiconductor plc. (a U.K. based semiconductor company), board of directors and Chair of the Audit Committee, 2015 – Present

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Management Proposals

CURTIS J. CRAWFORD, PH.D.	RELEVANT SKILLS AND QUALIFICATIONS
Director since 1999 Age: 70 Committees: Compensation Executive

◾ Long-time member of the Board with in-depth knowledge of the Company’s strengths and issues

◾ Extensive experience in the semiconductor industry

◾ Management and technology experience, including as a chief executive officer of a publicly-held semiconductor company

◾ Extensive knowledge of leadership and corporate governance

◾ Significant international experience, including environmental, health, and safety matters in manufacturing

CAREER HIGHLIGHTS

◾ XCEO, Inc. (a research, development, and consulting firm specializing in leadership, mentoring, and support for executives and companies), 2003 – Present

— Founder, President, and Chief Executive Officer

◾ Onix Microsystems, Inc. (a developer and manufacturer of optically transparent switches for communication networks), 2002 – 2003

— President and Chief Executive Officer

◾ ON Semiconductor Corporation, 1999 – 2002

— Chair of the Board

◾ Zilog, Inc. (a semiconductor design, manufacturing, and marketing company), 1998 – 2001

— President and Chief Executive Officer

◾ Lucent Technologies, 1995 – 1998

— President of the Intellectual Property Division, 1997 – 1998

— Group President of the Microelectronics Group, 1997 – 1998

— President of the Microelectronics Group, 1995 – 1997

◾ AT&T Microelectronics (a business unit of AT&T Corporation), 1991 – 1995

— President, 1993 – 1995

— Vice President and Co-Chief Executive Officer, 1991 – 1993

◾ AT&T Computer Systems, 1988 – 1991

— Vice President, Sales, Service, and Support

◾ IBM, 1973 – 1988

— Sales, marketing, and executive management positions within various divisions

OTHER PUBLIC COMPANY DIRECTORSHIPS

◾ Xylem, Inc. (a water technology provider), 2011 – Present

◾ The Chemours Co. (an American chemical company founded in 2015 as a spinoff of du Pont), 2015 – Present

◾ E.I du Pont de Nemours and Company, 1998 – 2015

◾ ITT Corp, 1996 – 2011

ADDITIONAL EXPERIENCE AND SERVICE

◾ Savoy Magazine’s Power 300 list of Most Influential Black Corporate Directors, 2016

◾ National Association of Corporate Directors B. Kenneth West Lifetime Achievement Award for contributions to corporate governance and making a meaningful impact in the boardroom, 2011

◾ Author of three books on leadership and corporate governance

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Management Proposals

GILLES DELFASSY	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2015 Age: 62 Committees: Compensation (Chair) Integration Oversight Science and Technology

◾ Extensive experience in the semiconductor industry, with particular experience in the wireless industry, automotive, and microcontrollers

◾ Management experience in a publicly-held semiconductor company

◾ Strategic insight and knowledge of the practical application of semiconductors

◾ Expertise with new business development, manufacturing, and marketing

CAREER HIGHLIGHTS

◾ Texas Instruments, Inc. (an American technology company that designs and manufactures semiconductors and various integrated circuits), 1978 – 2007

— Senior Vice President & Executive Officer, General Manager, 2000 – 2007

— Founder, Wireless Terminals Business

— Department Manager and various other capacities

ADDITIONAL EXPERIENCE AND SERVICE

◾ eLichens (a research and development company that provides services and sensing solutions for hyper-local air quality), board of directors, 2017

◾ Imagination Technologies Group plc (a British-based semiconductor and other technology company), board of directors, 2012 – March 2017

◾ Kalray S.A. (a French fabless semiconductor and software company), board of directors, 2014 to Present

◾ Cavendish Kinetics, Inc. (a provider of RF MEMS components for smartphones, wearables, and ultra-portable devices), board of directors, 2014 to Present

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Management Proposals

EMMANUEL T. HERNANDEZ	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2002 Age: 62 Committees: Audit (Chair) Corporate Governance and Nominating

◾ Extensive experience in the semiconductor industry

◾ Experience as chief financial officer of both a publicly-held semiconductor company and a publicly-held solar company

◾ Significant management experience and relevant knowledge of financial statement preparation and regulatory compliance

◾ Deep understanding of the Company’s strengths and issues gained during more than 15 years of service on our Board

CAREER HIGHLIGHTS

◾ SunPower Corporation (an American energy company that designs and manufactures photovoltaic cells and solar panels), 2005 – 2008

— Chief Financial Officer

— Principal Accounting Officer and Corporate Secretary

◾ Cypress Semiconductor, 1993 – 2005

— Chief Financial Officer, 1994 – 2005

— Executive Vice President of Finance and Administration, 1994 – 2005

— Corporate Controller, 1993 – 1994

◾ National Semiconductor Corporation, 1976 – 1993

— Served in various financial capacities

OTHER PUBLIC COMPANY DIRECTORSHIPS

◾ Aruba Networks, Inc. (a vendor of data networking solutions), 2006 – 2015

◾ SunEdison (a renewable energy development company), 2009 – 2017

ADDITIONAL EXPERIENCE AND SERVICE

◾ BrainChip Holdings Ltd. (a company based in Australia that develops software and hardware solutions for advanced artificial intelligence and machine learning applications), board of directors, July 2017 – Present

◾ EnStorage, Inc. (a private company that develops flow battery/storage technology for the renewable energy industry), board of directors, 2009 – 2017

◾ Integration Associates, Inc. (a fabless semiconductor company), board of directors, 2004 – 2008

◾ Khosla Ventures (a venture capital firm), Operating Partner, 2010 – 2013

◾ Soraa, Inc. (a private company that develops LED and laser technology), board of directors, 2011 – 2013

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Management Proposals

KEITH D. JACKSON	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2002 Age: 62 Committees: Executive

◾ Extensive experience in the semiconductor industry

◾ Intimate and detailed understanding of the day-to-day workings of our Company and the issues that it faces

◾ Significant M&A and global experience

CAREER HIGHLIGHTS

◾ ON Semiconductor Corporation, 2002 – Present

— President, Chief Executive Officer, and Director

◾ Fairchild Semiconductor Corporation, 1998 – 2002

— Executive Vice President and General Manager, Analog, Mixed Signal, and
Configurable Products Groups

◾ Tritech Microelectronics Ltd in Singapore (a manufacturer of analog and mixed signal products), 1996 – 1998

— President and member of the board of directors

◾ National Semiconductor Corporation, 1986 – 1996

— Vice President and General Manager, Analog and Mixed Signal Division

— Various other engineering and management positions

◾ Texas Instruments, Inc., 1973 – 1986

— Various engineering and management positions

OTHER PUBLIC COMPANY DIRECTORSHIPS

◾ Veeco Instruments Inc. (a process equipment technology company), 2012 – Present

ADDITIONAL EXPERIENCE AND SERVICE

◾ National Association of Corporate Directors Board Leadership Fellow, 2014

◾ Semiconductor Industry Association, board of directors, 2008 – Present

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Management Proposals

PAUL A. MASCARENAS	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2014 Age: 56 Committees: Compensation Corporate Governance and Nominating Science and Technology	◾ Extensive experience in technical strategy, planning, and research and development ◾ Leadership and strategic planning expertise in automotive industry

CAREER HIGHLIGHTS

◾ Ford Motor Company, 1982 – 2014

— Vice President of Research & Advanced Engineering and Chief Technical Officer, 2011 – 2014

— Vice President of Engineering, 2007 – 2010

— Vice President, North American Vehicle Programs, 2005 – 2007

— Various positions in product development, program management, and business leadership, 1982 – 2005

OTHER PUBLIC COMPANY DIRECTORSHIPS

◾ Mentor Graphics (a U.S. based company engaged in electronic design automation), 2015 – March 2017

◾ United States Steel Corporation, 2016 – Present

ADDITIONAL EXPERIENCE AND SERVICE

◾ Fontinalis Partners, (a venture capital firm), Special Venture Partner, 2015 – Present

◾ Stanford Directors College, 2017

◾ Elected President (2019 term) of SAE International (a non-profit serving the aerospace, commercial, and automotive sectors), October 2017

◾ The International Federation of Automotive Engineering Societies, 2012 – Present

— Board of directors, 2012 – Present

— President and Chairman of the Executive Board, 2014 – 2016

◾ Appointed Officer of the Order of the British Empire by Her Majesty Queen Elizabeth II for his services in the automotive industry, 2015

◾ United States Council for Automotive Research LLC, Council Member, 2011 – 2014

◾ Honorary doctorate degree, Chongqing University, China, 2013

◾ Mechanical engineering degree from the University of London, King’s College, England, 1982

ON Semiconductor Corporation 2018 Proxy Statement     13

Management Proposals

DARYL A. OSTRANDER, PH.D.	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2009 Age: 69 Committees: Integration and Oversight Science and Technology (Chair)	◾ Extensive experience in the semiconductor industry ◾ Management experience in a publicly-held semiconductor company ◾ Entrepreneurial experience ◾ Specialization in advanced manufacturing processes

CAREER HIGHLIGHTS

◾ Ostrander Holdings, LLC (Mr. Ostrander’s own enterprise), 2008 – 2014

— Pursuing various consulting and business investment opportunities

◾ Advanced Micro Devices, Inc. (a semiconductor company), 1981 – 2008

— Senior Vice President, Manufacturing and Technology

ADDITIONAL EXPERIENCE AND SERVICE

◾ RF Micron (a private company focused on the development of next generation RFID microchips for itemized tracking and sensor applications), board of directors, 2010 – Present

◾ Correlated Magnetics, LLC (a provider of correlated magnetic systems technology for consumer and industrial applications), Advisory Board, 2011 – 2014

◾ Caddie Central, LLC (a company that provides caddie tournament management and software services for resorts and golf tournaments), board of directors, 2012 – 2017

14     ON Semiconductor Corporation 2018 Proxy Statement

Management Proposals

TERESA M. RESSEL	RELEVANT SKILLS AND QUALIFICATIONS
Director since 2012 Age: 55 Committees: Audit Compensation Corporate Governance and Nominating (Chair) Executive

◾ Extensive experience across financial services and audit

◾ Extensive experience in the global regulatory environment

◾ Extensive experience in investment banking and finance

◾ Significant international experience, including environmental, health, and safety matters in manufacturing

◾ Strong knowledge of end-user market affiliations, including an understanding of the end-user customer as well as original equipment manufacturers and distributors

CAREER HIGHLIGHTS

◾ Olayan America (a company that monitors investments primarily in the Americas and provides advisory services to The Olayan Group), 2012 – 2016

— Management team

◾ UBS Securities LLC, 2004 – 2012

— Chief Executive Officer, UBS Securities LLC

— Chief Operating Officer, UBS America

◾ U.S. Department of the Treasury, 2001 – 2004

— Assistant Secretary for Management and Budget

— Chief Financial Officer (designated by Presidential Directive)

OTHER PUBLIC COMPANY DIRECTORSHIPS

◾ Atlantic Power Corporation, 2014 – June 2017

ADDITIONAL EXPERIENCE AND SERVICE

◾ Invesco Mutual Fund Complex, Independent Trustee, March 2017 – Present

— 31 Delaware statutory trusts

— 145 individual mutual funds

◾ Council on Foreign Relations (independent non-partisan educational forum)

◾ Elucida Oncology, Inc. (a private biotechnology company focused on the treatment of cancer), board of directors, October 2017 – Present

◾ Held senior positions at Hewlett Packard and Kaiser Permanente covering an array of risk management, compliance and regulatory management, program management, and corporate audit functions

ON Semiconductor Corporation 2018 Proxy Statement     15

Management Proposals

Required Vote. To be elected, each of the Director-nominees must receive the affirmative vote of the majority of votes cast, meaning that the number of votes cast “for” a Director-nominee must exceed the number of votes cast “against” that Director-nominee. See “The Board of Directors and Corporate Governance — Majority Voting for Directors” below in this proxy statement. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on the proposal to elect Directors.

The Board of Directors recommends a vote “for” election of each of the Director-nominees in Proposal No. 1.

Proposal No. 2: Advisory Resolution to Approve Executive Compensation

As required by Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are asking for stockholder approval of the compensation of our Named Executive Officers identified in the “Compensation Discussion and Analysis — Overview” section of this proxy statement (the “Named Executive Officers” or “NEOs”). The Board of Directors recommends that our stockholders approve such compensation by approving the following advisory resolution:

RESOLVED, that the stockholders of ON Semiconductor Corporation approve, on an advisory basis, the compensation of the Company’s Named Executive Officers identified in the Summary Compensation Table included in this proxy statement as such compensation is described pursuant to Item 402 of Regulation S-K in this proxy statement (which disclosure includes the Compensation Discussion and Analysis and the compensation tables and accompanying footnotes and narratives under the heading “Compensation of Executive Officers” in this proxy statement).

The principal objective of our compensation programs is to attract, retain, and motivate highly talented individuals who will deliver competitive financial returns to our stockholders and accomplish our short-term and long-term plans and goals. The Company seeks to accomplish this goal by rewarding performance, both individual and corporate, in a way that is aligned with the short- and long-term interests of the Company and its stockholders. Consistent with this philosophy, the majority of the total compensation opportunity for each of our Named Executive Officers is incentive-based, and a significant portion of such compensation is dependent upon the Company’s achievement of specified and predetermined financial goals. The Company believes that its executive compensation program satisfies the Company’s compensation objectives. We describe our compensation policies and programs in more detail below in this proxy statement, including in the Compensation Discussion and Analysis section of this proxy statement (the “CD&A”).

As an advisory vote, this proposal is not binding upon the Company. However, the Compensation Committee of the Board (the “Compensation Committee”), which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders. If there are a significant number of negative votes, we will seek to understand the concerns that influenced the voting and will consider whether any actions are necessary to address those concerns.

The Board has previously adopted a policy providing for an annual advisory vote to approve executive compensation. Unless the Board modifies its current policy, the next advisory vote will be at the 2019 annual meeting of stockholders.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on this proposal.

The Board of Directors recommends a vote “for” the advisory (non-binding) resolution to approve executive compensation in Proposal No. 2.

16     ON Semiconductor Corporation 2018 Proxy Statement

Management Proposals

Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee of the Board (the “Audit Committee”): (a) has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent registered public accounting firm to (i) audit our consolidated financial statements for the year ending December 31, 2018 and (ii) render other services as required of them, including to report on the effectiveness of our internal control over financial reporting as of December 31, 2018; and (b) is seeking ratification of this appointment from the stockholders of the Company.

In determining whether to retain PricewaterhouseCoopers as our 2018 independent auditor, the Audit Committee considered, among other things:

•	the historical and recent performance of PricewaterhouseCoopers on our audits;

•	the breadth of knowledge of PricewaterhouseCoopers with respect to our industry and business, our accounting policies and practices, and our internal control over financial reporting;

•	the capability and expertise of PricewaterhouseCoopers in handling the breadth and complexity of our worldwide operations;

•	external data on audit quality and performance, including recent Public Company Accounting Oversight Board reports on PricewaterhouseCoopers and its peer firms;

•	the appropriateness of PricewaterhouseCoopers’ fees for audit and non-audit services; and

•	PricewaterhouseCoopers’ independence and tenure as our independent auditor.

Based on this evaluation, the Audit Committee believes that the retention of PricewaterhouseCoopers as our independent auditor for 2018 is in the best interest of the Company and our stockholders.

A representative of PricewaterhouseCoopers is expected to be present at the Annual Meeting. If present, the representative will have an opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions by stockholders.

Stockholder ratification of the selection of PricewaterhouseCoopers as our independent registered public accounting firm is not required by our bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views on our independent auditors.

If the stockholders fail to ratify the selection, the Audit Committee will reconsider the appointment of PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote. The affirmative vote of a majority of the votes duly cast on this item is required to approve this proposal. Abstentions are not treated as votes cast and, therefore, will have no effect on this proposal.

The Audit Committee and the Board of Directors recommend a vote “for” approval of Proposal No. 3.

ON Semiconductor Corporation 2018 Proxy Statement     17

Management Proposals

Audit and Related Fees

The Audit Committee reviews and approves audit and permissible non-audit services performed by PricewaterhouseCoopers, our independent registered public accounting firm, as well as the fees charged by PricewaterhouseCoopers for such services. In its review of non-audit services and fees and its appointment of PricewaterhouseCoopers as our independent registered public accounting firm, the Audit Committee considered whether the provision of such services is compatible with maintaining PricewaterhouseCoopers’ independence.

Fees Billed by PricewaterhouseCoopers. The table below sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers for 2017 and 2016.

Fee Type	2017 (in millions)	2016 (in millions)
Audit Fees (1)	$7.3	$8.1
Audit-Related Fees (2)	$0.4	$0.0
Tax Fees (3)	$1.3	$1.2
All Other Fees	$0.0	$0.0

Total Fees	$9.0	$9.3
(1)	Includes fees billed or expected to be billed for each of 2017 and 2016 for professional services rendered in connection with the audit of our consolidated financial statements, limited reviews of our interim consolidated financial information, audits of the financial statements of certain of our subsidiaries and joint ventures, and assistance with securities offerings, including the review of related documents, preparation of comfort letters, and issuance of consents.

(2)	Includes fees billed in 2017 for professional services rendered in support of our adoption of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 606 – Revenue from Contracts with Customers and fees billed in each of 2017 and 2016 for professional services rendered in connection with the annual audit of the Company’s 2000 Employee Stock Purchase Plan (the “2000 ESPP”).

(3)	Includes fees billed for each of 2017 and 2016 for professional services rendered in connection with tax consulting, tax compliance, tax audit assistance, tax planning, and transfer pricing.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services. Under the Audit Committee charter, the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed by our independent registered public accounting firm, except for any de minimis non-audit services which are approved by the Audit Committee prior to the completion of the audit and which qualify for the de minimis exception under federal securities laws and regulations. The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant pre-approvals of audit and permitted non-audit services, provided that such decisions shall be presented to the full Audit Committee at its next scheduled meeting.

In 2017, the Audit Committee memorialized its pre-approval policy (the “Pre-Approval Policy”) whereby it pre-approves certain audit, audit-related, tax, and other services to be performed by our independent registered public accounting firm. With certain exceptions, the term of pre-approval is 12 months from the date of pre-approval. The Audit Committee periodically revises the list of pre-approved services. The Audit Committee may delegate pre-approval authority to one or more of its members who must report any pre-approval decisions to the full Audit Committee. The Audit Committee may not delegate such decisions to management. In granting any such pre-approvals, the Audit Committee considers the extent to which approved services could impact the independence of the auditor. With respect to each proposed pre-approved service, the auditor must provide the Audit Committee, upon request, with detailed back-up documentation regarding the specific services to be performed.

During 2017 and 2016, all audit and permissible non-audit services were pre-approved by the Audit Committee pursuant to the Pre-Approval Policy and its charter.

The Audit Committee has determined that the provision of services described above is compatible with maintaining PricewaterhouseCoopers’ independence.

18     ON Semiconductor Corporation 2018 Proxy Statement

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

In 2018, for the third consecutive year, the Company was named a World’s Most Ethical Company by the Ethisphere Institute, a global leader in defining and advancing the standards of ethical business practices. The designation recognizes organizations that align principle with action by working tirelessly to make integrity part of their corporate DNA. These efforts shape future industry standards by introducing tomorrow’s best practices today. The Company was one of only six companies honored in the Electronics and Semiconductors category in 2016, 2017, and 2018, highlighting its leadership among global companies in ethical business standards and practices.

The Board met 8 times last year and the committees, including any special committees, of the Board held a total of 38 meetings. Each incumbent Director serving during 2017 attended at least 75% of the aggregate of all Board and applicable committee meetings held during his or her period of service in 2017. We do not currently have a policy with regard to Directors’ attendance at the annual meetings of stockholders. Eight Directors attended the annual meeting of stockholders held on May 17, 2017; one director did not attend due to an illness in the family.

Committees of the Board

Our current Board standing committees and membership are as follows:

	Corporate Governance and Nominating Committee	Audit Committee	Compensation Committee	Executive Committee	Integration Oversight Committee	Science and Technology Committee
Atsushi Abe		✓			Chair	✓
Alan Campbell	✓	✓		Chair	✓
Curtis J. Crawford, Ph.D.			✓	✓
Gilles Delfassy			Chair		✓	✓
Emmanuel T. Hernandez	✓	Chair
Keith D. Jackson				✓
Paul Mascarenas	✓		✓			✓
Daryl A. Ostrander, Ph.D.					✓	Chair
Teresa M. Ressel	Chair	✓	✓	✓

Audit Committee. The Audit Committee, established pursuant to Section 3(a)(58)(A) of the Exchange Act, has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Our Audit Committee has the specific purpose under its charter to:

•	monitor the integrity of the corporate accounting and financial reporting processes of the Company and the audits of the financial statements;

•	provide to the Board the results of its monitoring and recommendations derived therefrom;

•	outline to the Board changes made, or to be made, in internal accounting controls noted by the Audit Committee;

•	appoint, determine funding for, and oversee our independent registered public accounting firm;

•	review the independence, qualifications, and performance of our internal and independent auditors;

ON Semiconductor Corporation 2018 Proxy Statement     19

The Board of Directors and Corporate Governance

•	oversee that management has the processes in place to assure our compliance with applicable corporate policies and legal and regulatory requirements that may have a material impact on our financial statements; and

•	inform the Board and appropriately provide information and materials on significant matters that require the Board’s attention.

Among other things, the Audit Committee has the specific authority and responsibility under its charter to:

•	pursuant to the Commission’s rules, establish procedures for (i) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	review and oversee related party transactions to the extent required under applicable federal securities laws and related rules and regulations or NASDAQ rules, unless such transactions are submitted to another comparable independent body of the Board;

•	discuss with management our major financial risk exposures and the steps we have taken to monitor and control such exposures, including related risk assessment and risk management policies as they relate to the Audit Committee’s responsibilities; and

•	review and discuss with management and the independent auditor the annual audited financial statements, including disclosures made in the management’s discussion and analysis section of our annual report, and recommend to the Board whether the audited financial statements should be included in our annual report.

The Audit Committee has other specific responsibilities under its charter, including administering policies and procedures for pre-approval of auditing services and permitted non-audit services (including the fees and terms thereof) of our independent registered public accounting firm. The Audit Committee also has authority and responsibility, as provided in its charter, over various other financial statement and disclosure matters, other items associated with the Company’s independent registered public accounting firm, and additional events associated with the Company’s internal audit and compliance functions. In addition, the Audit Committee conducts an annual self-assessment. To the extent it deems necessary or appropriate, the Audit Committee may retain independent legal, accounting, or other advisors with appropriate funding related thereto to be provided by the Company. See also “Audit Committee Report” below for more information on the Audit Committee. The Audit Committee met 10 times in 2017.

The Board has determined that each member of the Audit Committee during 2017 and current member is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Board has also determined that each current member of the Audit Committee is financially competent under the current listing standards of NASDAQ. The Audit Committee includes three independent Directors, Alan Campbell, Emmanuel T. Hernandez, and Teresa Ressel, who have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with Commission rules and similar financial sophistication rules under NASDAQ listing standards. See “Proposal No. 1: Election of Directors” above for more information regarding Mr. Campbell’s, Mr. Hernandez’s, and Ms. Ressel’s experience.

Compensation Committee. The Compensation Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Among other things, our Compensation Committee has the specific purpose under its charter to:

•	discharge the Board’s responsibilities relating to the application of compensation policies and all elements of compensation of our non-employee Directors (“Outside Directors”) and the CEO, other executive officers, and any other employees whose total compensation is substantially similar to such other officers; and

•	administer the Company’s stock option and other equity-based plans, all other short-term and long-term incentive plans, and any deferred compensation programs of the Company.

20     ON Semiconductor Corporation 2018 Proxy Statement

The Board of Directors and Corporate Governance

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•	annually review and approve corporate goals and objectives relevant to the compensation of our CEO and senior executives, evaluate the performance of our CEO and senior executives in light of those goals and objectives, and establish the compensation level for our CEO and senior executives based on this evaluation, subject to the terms of any employment agreements that may be in effect (the CEO may not be present during deliberation or voting concerning the CEO’s compensation);

•	review and approve, or recommend to the Board for approval, any employment agreement with the CEO or any senior executive;

•	periodically review and establish compensation for Outside Directors for service on our Board and its committees;

•	review the competitive position of, and recommend changes to, the plans, systems, and practices of the Company relating to compensation and benefits;

•	make recommendations to the Board with respect to equity-based plans and any equity compensation arrangements outside of such plans (pending stockholder approval where appropriate);

•	administer the stock option and other equity-based plans, all other short-term and long-term incentive plans, and any deferred compensation programs of the Company, and approve or review the designation of participants in the plans and the principles and procedures used in determining grants and awards under the plans;

•	retain or terminate any compensation consultants or other advisors, or obtain advice of such persons in accordance with applicable federal securities laws and related rules and regulations and NASDAQ rules (including after any necessary evaluation of the independence and potential conflicts of interests of such persons), to assist the Compensation Committee in evaluating any aspect of CEO, senior executive, or Outside Director compensation or on any other subject relevant to its responsibilities, including its oversight of the work, and the authority to approve the fees and compensation, of such consultants and advisers. The Company is required to provide appropriate funding for the payment of such fees and other compensation;

•	review insurance coverage for Directors and officers and make recommendations to the Board with respect to such insurance;

•	obtain or conduct an annual evaluation of the Compensation Committee’s performance; and

•	consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary or excessive risk taking.

Pursuant to its charter, the Compensation Committee also prepares an annual report required by the rules of the Commission for inclusion in our proxy statement. This report is included in this proxy statement immediately following the CD&A.

The ON Semiconductor Corporation Amended and Restated Stock Incentive Plan (the “Amended and Restated Plan”), together with the Amended and Restated Guidelines on the Delegation of Authority to the Chief Executive Officer to Make Certain Awards, contemplate that pursuant to a specific written delegation of authority by the Compensation Committee, the CEO may grant awards to individuals who are not subject to Section 16 of the Exchange Act to expedite the hiring process and retain talented employees. We describe the role of executive officers in determining or recommending the amount or form of executive compensation in the CD&A under “Processes and Procedures for Considering and Determining Executive Compensation — Role of Senior Management in Determining Executive Compensation.” The role that officers play in determining or recommending the amount or form of director compensation is generally consistent with that description.

The Compensation Committee has regularly and directly engaged a compensation consultant to assist in recommending the form and amount of executive and director compensation. In May of 2012, the

ON Semiconductor Corporation 2018 Proxy Statement     21

The Board of Directors and Corporate Governance

Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”) as its primary compensation consultant. The Compensation Committee has reviewed the performance of Pearl Meyer annually since that date. Among other things, with respect to our 2017 compensation programs, Pearl Meyer was requested to:

•	perform an executive compensation review, including a peer group review, a competitive pay assessment, a pay for performance analysis, a retention study, and advice on change-in-control and severance programs;

•	perform a non-employee director compensation review;

•	provide legislative and regulatory updates; and

•	provide additional assistance, as requested, in analyzing and determining senior executive compensation.

The Compensation Committee has considered the independence of Pearl Meyer in light of Commission rules and NASDAQ listing standards regarding compensation consultants and has concluded that Pearl Meyer’s work for the Compensation Committee has not raised any conflict of interest. Additional information regarding the Compensation Committee’s retention and use of its consultants can be found in the CD&A in “Processes and Procedures for Considering and Determining Executive Compensation — Role of Compensation Consultants” as well as other sections of the CD&A.

The Board has determined that each member of the Compensation Committee during 2017 and each current member of such Committee is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Compensation Committee met 8 times in 2017.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee has a formal written charter, a copy of which is available on our website at www.onsemi.com. The adequacy of this charter is reviewed at least annually.

Our Corporate Governance and Nominating Committee has the specific purpose under its charter to:

•	assist the Board in identifying qualified individuals to become Board members;

•	assist the Board in considering and making recommendations with respect to the composition of the Board and its committees;

•	assist the Board in monitoring the process to assess Board effectiveness;

•	assist the Board in developing and implementing the Company’s corporate governance principles;

•	assist the Board in providing guidance for the Company’s Enterprise Risk Management (“ERM”) Program; and

•	review and make recommendations to the Board regarding other matters of corporate governance as requested by the Board or otherwise determined to be appropriate by the Corporate Governance and Nominating Committee.

Among other things, our Corporate Governance and Nominating Committee has the specific responsibility under its charter to:

•	conduct an annual evaluation of the Corporate Governance and Nominating Committee and its consultants, as well as oversee the evaluations of the Board and its committees;

•	develop and periodically review criteria for Director-nominees, which may include, without limitation, specific skills, experience, diversity, and other qualifications, and develop a process for the recommendation of Director-nominees by the Corporate Governance and Nominating Committee;

•	identify and recommend to the Board slates of Director-nominees for election or re-election at each annual meeting of the stockholders, or for nomination for election to the Board when Board vacancies arise, consistent with the developed nomination criteria, including nominees’ qualifications, capability, and availability to serve, conflicts of interest, and other relevant factors;

22     ON Semiconductor Corporation 2018 Proxy Statement

The Board of Directors and Corporate Governance

•	make recommendations to the Board regarding Director retirement age and tenure;

•	make recommendations to the Board regarding the size and composition of the Board;

•	review and make recommendations to the Board regarding committee assignments;

•	retain and terminate any search firm to be used to identify Director candidates and approve fees and retention terms of any such search firm;

•	review activities of Directors with the Company or other entities that may diminish such Director’s effectiveness or be inconsistent with the criteria established for Board membership;

•	subject to applicable law, consider stockholder nominations, if a stockholder complies with our Director nomination procedures described in the bylaws and applicable law;

•	encourage and facilitate Directors’ continuing education;

•	develop policies and procedures for recommendation to the Board related to the succession of the CEO and other key executives, including succession planning, and review such succession planning on at least an annual basis;

•	review and oversee matters related to environmental, health, and safety policies and corporate social responsibility;

•	develop and recommend to the Board a set of corporate governance principles applicable to the Company and continue to monitor and update such principles; and

•	review the Company’s ERM Program and provide guidance to the Board regarding its risk oversight responsibilities.

As noted above, the Corporate Governance and Nominating Committee is required to develop and periodically review criteria for Director-nominees, which may include specific skills, experience, diversity, and other qualifications. We have no formal policy on the consideration of diversity in identifying Director-nominees, but we endeavor to have a board representing diverse experiences in areas that are relevant to the Company’s global activities. When the Committee considers diversity, it may consider diversity of experience, skills, and viewpoints, as well as traditional diversity concepts such as race or gender, as it deems appropriate. We value international business experience and, as such, our directorships mix reflects that emphasis.

Among other matters, the Corporate Governance and Nominating Committee may consider the following nomination criteria regarding Board membership:

•	the appropriate size of the Board;

•	a nominee’s knowledge, skills, and experience, including, without limitation, experience in finance and accounting, general business management, the semiconductor industry and semiconductor technology, international business, sales and marketing, corporate governance and compliance, and intellectual property;

•	the needs of the Company with respect to particular skills and experience;

•	a nominee’s experience leading and supporting environmental, social, and governance criteria and civic responsibility;

•	a nominee’s independence as defined in NASDAQ and Commission rules and regulations;

•	diversity, which fosters diversity of thinking;

•	a nominee’s age and tenure; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspectives provided by new Board members.

ON Semiconductor Corporation 2018 Proxy Statement     23

The Board of Directors and Corporate Governance

The Company’s goal is to assemble a Board that brings together a variety of perspectives and skills derived from high-quality business and professional experiences. In doing so, the Corporate Governance and Nominating Committee will also consider candidates with appropriate non-business backgrounds. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively and should be committed to serve on the Board for an extended period of time. See also “Corporate Governance Principles — Qualifications” for a further discussion about qualifications for our Board members. Other than the foregoing, there are no stated criteria for Director-nominees, although the Corporate Governance and Nominating Committee may also consider such other factors as it may deem to be in the best interests of the Company and its stockholders. The Corporate Governance and Nominating Committee believes that it is appropriate for more than one member of the Board to meet the criteria for an “audit committee financial expert,” as defined by Commission rules, and to have past employment experience in finance and accounting sufficient to meet the financial sophistication rules under NASDAQ listing standards. The Corporate Governance and Nominating Committee also believes it is appropriate for certain key members of the Company’s management to participate as members of the Board.

The Corporate Governance and Nominating Committee identifies nominees by first evaluating the willingness of current members of the Board to continue service on the Board. Current members of the Board with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service, if the Corporate Governance and Nominating Committee decides not to re-nominate a member for re-election, or if the Board considers increasing the size of the Board, the Board then identifies the desired skills and experience for a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Corporate Governance and Nominating Committee may engage in research to identify qualified individuals, which may include engaging a professional search firm from time to time. The Company did not retain a professional search firm during fiscal 2017 to recommend Director-nominees. However, XCEO, as a third party, provides information to the Board free of charge to assist in identifying and evaluating potential candidates. Pursuant to its charter, if a stockholder complies with the Director nomination procedures described in the bylaws, the Corporate Governance and Nominating Committee will consider that nomination. In such case, it will evaluate the stockholder nomination in the same manner as it evaluates other nominees. For a description of the procedure for stockholder nominations, see “Miscellaneous Information — Stockholder Nominations and Proposals” below.

The Board has determined that each member of the Corporate Governance and Nominating Committee during 2017 and current member is independent within the meaning of applicable Commission rules and the listing standards of NASDAQ. The Corporate Governance and Nominating Committee met 7 times in 2017.

Executive Committee.    The Executive Committee of the Board (the “Executive Committee”) has a formal written charter, a copy of which is available on our website at www.onsemi.com.

Our Executive Committee has the specific purpose under its charter to:

•	exercise between meetings of the Board all the delegable powers and authority of the Board regarding the management of the business and affairs of the Company to the extent not expressly prohibited and not separately delegated to other committees of the Company, and subject to applicable restrictions and limitations.

As set forth in its charter, the Executive Committee does not have the power, among other things, to:

•	amend or repeal any resolution of the Board which, by its express terms, is not so amendable or repealable;

•	appoint other committees of the Board or the members of such committees or amend or revise their duties and responsibilities or their charters (the Executive Committee may, however, appoint and delegate to subcommittees as permitted under applicable law);

24     ON Semiconductor Corporation 2018 Proxy Statement

The Board of Directors and Corporate Governance

•	appoint or remove the Chair of the Board, the President, or the CEO;

•	authorize any single purchase or related series of purchases of assets, or an acquisition of a business or businesses, with an aggregate purchase price in excess of $50 million;

•	authorize any single sale or related series of sales of assets, or a disposition of a business or businesses, with an aggregate sales price in excess of $50 million; or

•	authorize any single investment or series of related investments in other businesses or ventures with an aggregate dollar amount of such investment in excess of $50 million.

The Executive Committee met 4 times in 2017.

Other Committees. The Integration Oversight Committee of the Board (the “Integration Oversight Committee”) oversees integration activities of acquisitions for which Board approval is required and any other acquisition for which the Board deems this level of oversight appropriate. The Science and Technology Committee of the Board (the “Science and Technology Committee”) advises the Board as to the scope, health, direction, quality, investment levels, and execution of the Company’s technology strategies. Each of the Integration Oversight Committee and the Science and Technology Committee met 4 times in 2017.

The Board, from time to time, has deemed it desirable and in the best interest of the Company to form various special committees and independent committees.

2017 Compensation of Directors*

Name (a)	Fees Earned or Paid in Cash ($) (1) (b)	Stock Awards ($) (2) (c)	Option Awards ($) (3) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)

Atsushi Abe	104,664	205,016	0	0	0	0	309,680

Alan Campbell	162,322	205,016	0	0	0	0	367,338

Curtis J. Crawford, Ph.D.	79,059	205,016	0	0	0	0	284,075

Gilles Delfassy	101,236	205,016	0	0	0	0	306,252

Emmanuel T. Hernandez	100,041	205,016	0	0	0	0	305,057

Keith D. Jackson (4)	—	—	—	—	—	—	—

Paul A. Mascarenas	89,396	205,016	0	0	0	0	294,412

J. Daniel McCranie	67,693	—	0	0	0	0	67,693

Daryl Ostrander, Ph.D.	89,677	205,016	0	0	0	0	294,693

Teresa M. Ressel	106,237	205,016	0	0	0	0	311,253
*	This table includes compensation for 2017 for all persons who served as Directors at any time during 2017. As described above, Mr. McCranie did not stand for re-election at the 2017 annual meeting, and his term expired effective as of the date of such meeting.

(1)	This column includes annual retainer fees earned for 2017, regardless of when paid. For additional information about compensation paid to Directors, see “Compensation of Directors — Discussion of Director Compensation” below. Compensation for service on committees is pro-rated for the number of days served on the committees in the applicable capacities. See “Committees of the Board” above.

(2)	This column includes the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 with respect to the awards of fully vested stock made in 2017. The 2017 awards are described below under “Discussion of Director Compensation — Equity Compensation” and consisted of an annual grant for all Directors except for Mr. Jackson, who received no additional compensation for serving as a Director (see footnote (4) below, and Mr. McCranie. The grant date fair value is the closing price ($16.11) on the date of grant (June 5, 2017) for stock grant awards to each Outside Director. As of December 31, 2017, the Directors (other than Mr. Jackson) did not hold unvested stock awards other than options described in footnote (3) below.

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(3)	No option awards were made to Outside Directors during 2017. With respect to Mr. Jackson, see footnote (4) below. As of December 31, 2017, the following Directors held stock options (vested and non-vested) to purchase common stock in the following amounts: Mr. Abe — 20,000; Dr. Ostrander — 20,000; and Ms. Ressel — 20,000.

(4)	Mr. Jackson is a Named Executive Officer and his compensation is set forth below in the Summary Compensation Table. Mr. Jackson did not receive any compensation in connection with his service as a Director.

Discussion of Director Compensation. The Compensation Committee regularly reviews the compensation payable to Outside Directors. See “The Board of Directors and Corporate Governance — Committees of the Board — Compensation Committee” for a description of the authority of the Compensation Committee. In reviewing Board compensation practices, the Compensation Committee is advised by its outside consultants from time to time. In May 2017, Pearl Meyer provided the Board with an analysis of Outside Director compensation, including a review of director compensation of the Company’s peer group (the “Pearl Meyer Director Compensation Report”). The Pearl Meyer Director Compensation Report concluded that the Company’s Outside Director compensation program as a whole was at the market median based on the same comparator group used to evaluate executive compensation and described below in this proxy statement in the CD&A under the heading “Processes and Procedures for Considering and Determining Executive Compensation — Use of Market Data.”

Based on the Pearl Meyer Director Compensation Report and the recommendations therein, in May 2017, the Compensation Committee adopted the compensation program for our Directors as described below.

Retainers. Under the Director compensation program in 2017, the annual cash retainers are as follows (no change from 2016 except as described below):

•	to Outside Directors, $70,000 per year;

•	to the Chair of the Board, $170,000 per year, which amount includes $70,000 payable to all Outside Directors;

•	to the Chair of the Audit Committee, $30,000 per year, increased from $25,000 per year;

•	to the non-Chair members of the Audit Committee, $15,000 per year, increased from $12,500 per year;

•	to the Chair of the Compensation Committee, $20,000 per year, increased from $15,000 per year;

•	to the non-Chair members of the Compensation Committee, $10,000 per year, increased from $7,500 per year;

•	to the Chair of the Corporate Governance and Nominating Committee, $15,000 per year, increased from $10,000 per year;

•	to the non-Chair members of the Corporate Governance and Nominating Committee, $7,500 per year, increased from $5,000 per year;

•	to the Chair of the Science and Technology Committee, $15,000 per year, increased from $10,000 per year;

•	to the non-Chair members of the Science and Technology Committee, $7,500 per year, increased from $5,000 per year;

•	to the Chair of the Integration Oversight Committee, $15,000 per year, increased from $10,000 per year; and

•	to the non-Chair members of the Integration Oversight Committee, $7,500 per year, increased from $5,000 per year.

Annual cash retainers are paid quarterly in arrears and pro-rated based upon the period of time that a Director has served on the Board or a committee of the Board, as applicable.

Equity Compensation. Under our Director compensation program, each Outside Director receives an annual award of fully-vested stock with a value equal to approximately $205,000, rounded up or down such that only

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whole shares are issued. The 2017 annual grant was based on the closing price of our stock on June 5, 2017 ($16.11), the effective date of the grant, and resulted in a grant of 12,726 shares to each Outside Director. The 2017 grants were made under the Amended and Restated Plan. Under our Director compensation program, should a Director be appointed after the date of the annual grant, the award amount would be pro-rated based on the period of the year during which the Director serves.

Other. We reimburse Outside Directors for reasonable expenses incurred to attend Board and Committee meetings and to perform other relevant Board duties. Employee Directors do not receive any additional compensation for their services as a member of the Board.

Majority Voting for Directors

On February 16, 2012, the Board adopted an amendment to our bylaws and Corporate Governance Principles (the “Principles”) to change the way our Directors are elected. Except as otherwise provided in the bylaws, each Director is now elected by the vote of the majority of the votes cast with respect to that Director’s election at any meeting for the election of Directors at which a quorum is present. However, if, as of the tenth day preceding the date we first mail the notice of such meeting to our stockholders, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the votes cast. A majority of votes cast means that the number of votes cast “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with abstentions and broker non-votes not counted as a vote cast either “for” or “against” that Director’s election).

In the event an incumbent Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the incumbent Director must promptly tender his or her resignation to the Board. The Corporate Governance and Nominating Committee, or such other committee designated by the Board for this purpose, shall make a recommendation to the Board as to whether to accept or reject the resignation of such incumbent Director, or whether other action should be taken. The Board must act on the resignation, taking into account such committee’s recommendation, and publicly disclose (by a press release and filing an appropriate disclosure with the Commission) its decision regarding the resignation and, if such resignation is rejected, the rationale behind the decision, within 90 days following certification of the election results. The Corporate Governance and Nominating Committee in making its recommendation and the Board in making its decision each may consider any factors and other information that it considers appropriate and relevant.

If the Board accepts a Director’s resignation pursuant to these provisions, or if a nominee for Director is not elected and the nominee is not an incumbent Director, then the resulting vacancy may be filled by vote of a majority of the Directors then in office pursuant to Article NINTH, Section 2 of our Certificate of Incorporation.

Other Board Matters

Board Leadership Structure. We currently separate the roles of CEO and Chair of the Board to align the Chair role with our independent Directors and to further enhance the independence of the Board from management. Our Chair works closely with our CEO and General Counsel to set the agenda for meetings, facilitate information flow between the Board and management, and gain the benefit of the CEO’s Company-specific experience, knowledge, and expertise.

The Board’s Role in Risk Oversight. While management is responsible for the day-to-day management of risk, the Board plays an ongoing and active role in the oversight of risk. The Board, both directly and through its committees, carries out its oversight responsibilities by regularly reviewing and discussing with management areas of material risk to the Company, which may include financial risks, legal and regulatory risks, operational risks, and strategic risks, along with key risk areas within each of those risk categories. The Board also reviews with management, as appropriate, mitigation measures being taken to address such risks. While the Board has primary responsibility for risk oversight, the Board’s committees support the Board by regularly addressing risks in their respective areas of oversight. Specifically, the Audit Committee charter requires the Audit Committee to discuss with management the Company’s major financial risk exposures and

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the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies as they relate to the Audit Committee’s responsibilities. The Corporate Governance and Nominating Committee charter requires it to oversee the Company’s risk management program and provide guidance to the Board regarding its risk oversight responsibilities. In designing our compensation programs and structuring awards, the Compensation Committee considers the likelihood of undue risk taking and the impact that such compensation decisions may have on the Company’s risk profile. Its charter requires it to consider and discuss with management whether compensation arrangements for Company employees incentivize unnecessary and excessive risk-taking. The Integration Oversight Committee and Science and Technology Committee charters also require each committee to review the Company’s risk exposure relating to its respective functions. The Chair of the relevant committee then reports on risk discussions to the full Board to the extent appropriate. This dual track, of direct Board oversight and oversight through its committees, provides a modest degree of overlap but is designed to foster a fulsome discussion of risks facing the Company. The Board’s role in risk oversight has not affected its leadership structure.

As part of its review of the Company’s material areas of risk, the Board has semiannual strategy and planning meetings at which business plans and proposals for the Company and various units or groups within the Company are presented and discussed. Comprehensive risk analysis is a significant part of such planning. At quarterly Board meetings, business unit leaders and the heads of certain administrative function groups provide status reports to the Board or the appropriate committee. These reports include risk evaluation and assessment as a matter of course. For example, internal audit presents quarterly reports to the Audit Committee that include analysis of financial and regulatory risk. Management and the Board consider and evaluate from time to time the risk of cyber security breaches and vulnerabilities and how best to mitigate such risks. Other specific risks are also addressed appropriately as and when they are identified. At least annually, the Board reviews how risk is being managed and reported to the Board and its committees, along with areas where the Board would like additional analysis or discussion.

The oversight and management of risk within the Company is guided through a continuously evolving and maturing ERM program. The goal of ON Semiconductor’s ERM program is to systematically, consistently, and effectively identify, evaluate, prioritize, and manage key risks affecting the Company. The ERM program framework is designed to ensure that executive management and the Board of Directors have a thorough understanding of risks and opportunities associated with the execution of ON Semiconductor’s strategic plans within the business environment in which the Company operates. Following the appointment of a Chief Risk Officer and ERM Program leader in late 2014, the Company dedicated more resources to ERM, including the training of “Risk Champions” across all functional areas. Risk Champions serve as subject matter experts and liaisons between the individual groups and ERM program governance. The Board and management now regularly review the ERM program framework, the Company’s risk appetite, and the top risks facing the Company. The CEO reports annually to the Board on the overall ERM program status and development and more frequently as to the progress of ongoing enhancements to the ERM program. During 2017, the Company launched a new Emerging Risk Assessment Process employing a cross-functional scenario analysis. The Company also completed Risk Assessment Workshops across a large section of its worldwide manufacturing footprint. Risk assessments, emerging risk scenario planning, and risk workshops will continue throughout the upcoming year as the Company continues its efforts to implement ERM principles throughout the organization and promote a culture of risk-aware decision making. For additional information regarding risk considerations in setting compensation for our Named Executive Officers, see “Compensation Discussion and Analysis — Processes and Procedures for Considering and Determining Executive Compensation — Risk Analysis” below.

Corporate Governance Principles

The Principles, which were originally adopted by the Board in 2003 and last amended as of January 1, 2018, provide guidance for all types of corporate governance matters and are available on our website at www.onsemi.com. The Corporate Governance and Nominating Committee reviews the Principles annually and recommends amendments to the Board as appropriate.

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Below is a summary of certain of our corporate governance practices, many of which are addressed in the Principles and our bylaws:

WHAT WE DO	WHAT WE DO NOT DO

✓ World-Class Culture for Ethics: In February 2018, the Company was recognized as a World’s Most Ethical Company for the third consecutive year.

☒  No Overboarding: We generally expect our Directors to limit the number of boards of public companies on which they serve (including our Board) to four for non-management directors and two for our CEO.

✓ Independent Board Chair: We separate the roles of CEO and Chair of the Board to ensure that the Board is independent from management.	☒ No “Single-Trigger” Change in Control Arrangements: None of our Named Executive Officers will receive payments solely on account of a change in control of the Company.

✓ Shareholder Right to Call Special Meeting: We allow special meetings of our stockholders to be called upon the written request of stockholders who hold at least 25% of the outstanding voting stock.	☒ No Classified Board: All of our Directors are elected by our shareholders on an annual basis.

✓  Stock Ownership Guidelines: In order to align the interests and objectives of our Directors, Named Executive Officers, and shareholders, we have established competitive guidelines for our stock ownership and retention.

☒  No Poison Pills: We do not have a poison pill or shareholder rights plan that might prevent stockholders from receiving fair value for their shares in the event of a change in control of the Company.

✓ Clawback Policy: We have a clawback policy that allows the Company to recoup compensation awards paid to Named Executive Officers who engage in certain acts detrimental to the Company’s interests.	☒ No Hedging or Pledging: Our Named Executive Officers and Directors are prohibited from engaging in hedging transactions with our stock and from pledging our stock as collateral for a loan.

✓ Annual Committee and Board Evaluations: Annual self-evaluations for each committee and the Board as a whole.	☒ No Burdensome Director Removal Restrictions: Our stockholders have the authority to remove any Director from office without cause by a majority vote.

Additionally, the Principles address the following items:

The Role of Board and Management. Our business is conducted by our employees and officers, under the direction of the CEO and the oversight of the Board, to enhance the long-term value of the Company for its stockholders. Both our Board and management recognize that the long-term interests of stockholders are advanced by responsibly addressing the concerns of other stakeholders and interested parties, including employees, recruits, customers, suppliers, creditors, ON Semiconductor communities, government officials, and the public at large.

Functions of the Board. The Board has at least four regularly scheduled meetings per year at which it reviews and discusses reports by management on our performance, plans and prospects, and immediate issues facing the Company. The Board may choose to schedule additional meetings in accordance with our bylaws. In addition to general oversight of management, the Board, acting directly or through its various committees, also performs specific functions, including, among other things: (i) selection, evaluation, and compensation of the CEO and other senior management and overseeing CEO succession planning; (ii) reviewing, monitoring, and, where appropriate, approving fundamental financial and business strategies

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The Board of Directors and Corporate Governance

and major corporate actions; (iii) providing oversight for the Company’s ERM program, including the establishment of corporate risk appetite parameters and overseeing management’s implementation of processes for assessing and managing risks affecting the Company; (iv) ensuring that processes are in place for maintaining the integrity of the Company, financial statements, compliance with law and ethics, relationships with customers and suppliers, and relationships with other stakeholders; and (v) performing such other functions as are prescribed by law or our bylaws.

Qualifications. Directors should possess the highest personal and professional ethics, integrity, and values, and be committed to serving on the Board for an extended period of time. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a board representing diverse experiences in areas that are relevant to the Company’s global activities. See “The Board of Directors and Corporate Governance — Committees of the Board — Corporate Governance and Nominating Committee” above for additional information regarding the qualifications we seek in our Directors.

Directors are expected to limit the number of boards of public or private companies on which they serve (including the Company’s Board, but excluding non-profits and subsidiaries of such companies) to no more than four for Outside Directors and no more than two for Directors holding management positions at the Company, taking into account a Director’s attendance, participation, and effectiveness on such boards. The number of audit committees on which the members of the Audit Committee may sit concurrently shall be reviewed from time to time by the Corporate Governance and Nominating Committee. In addition, after a Director reaches the age of 75, the Board shall not, under any circumstances, nominate such Director for re-election, and such Director shall not stand for re-election.

Independence of Directors. We will have, at a minimum, a sufficient number of independent Directors to comply at all times with relevant and applicable Commission, NASDAQ, and other rules and regulations.

Board Committees. See “The Board of Directors and Corporate Governance — Committees of the Board” above for information regarding committees established by the Board.

Self-Evaluation. The Board performs an annual self-evaluation in order to provide its assessment of the effectiveness of the Board. Each of the Board’s committees also performs an annual self-evaluation to assist the committees and the Board in evaluating the performance and effectiveness of such committees. The Corporate Governance and Nominating Committee is charged with overseeing the evaluation of the Board and its committees.

Compensation of the Board. The Compensation Committee has the responsibility for recommending to the Board compensation and benefits for Outside Directors. The Board has delegated responsibility for determining Outside Director compensation to the Compensation Committee, and such responsibility is codified in the Compensation Committee charter. In determining compensation and benefits for our Directors, the Compensation Committee is guided by three goals: (i) to fairly pay Directors for work required in a public company of our size and scope; (ii) to align Directors’ interests with the long-term interests of stockholders; and (iii) to structure the compensation in a way that is simple, transparent, and easy for stockholders to understand. Generally, the Compensation Committee believes that these goals are served by compensating Outside Directors with a balance of cash and equity-based awards.

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Directors’ and Officers’ Stock Ownership and Retention Guidelines. In order to align Directors’ and officers’ interests and objectives with those of our stockholders, and to further promote the Company’s longstanding commitment to sound corporate governance, the Company has established the following guidelines for Company stock ownership and retention:

Stock Ownership and Retention Guidelines for Outside Directors

Ownership Guideline	5x the base annual retainer fee applicable to all Outside Directors. The holding guideline for Outside Directors for any given year shall be based on the base annual retainer fee for such director as of January 1 of such year and the average closing price of the Company’s common stock on NASDAQ for the prior calendar year. For Outside Directors first appointed or elected after January 1, for the first year of service, the guideline shall be based on the retainer for such director at the date of appointment or election and the average closing price of the Company’s common stock on NASDAQ for the prior calendar year.

Time Period to Meet Ownership Guideline	Within 4 years of joining the Board.

Qualifying Shares

Stock that qualifies towards satisfaction of these stock ownership guidelines for Outside Directors includes:

•  Shares purchased on the open market;

•  Shares obtained through exercises of stock options granted by the Company;

•  Vested stock units from restricted stock units awards (“RSUs”) or other equity-based awards granted by the Company; and

•  Shares owned jointly with, or separately by, a spouse and/or minor children.

Remedy for Failure to Comply with Guideline	If an Outside Director other than the Chair of the Board fails to comply with the ownership and retention guidelines, the Chair of the Board will meet with the relevant Outside Director to formulate an individualized and structured plan to ensure compliance. If the Chair of the Board fails to comply with such guidelines, the Compensation Committee will meet with the Chair of the Board to formulate an individualized and structured plan to ensure compliance. Notwithstanding the foregoing, if the Outside Director fails to comply with the terms of the individualized plan within the allotted time, the Outside Director will not be eligible to stand for re-election at the next annual stockholder meeting. In addition, at any time that the guideline is not met, the Outside Director is expected to retain all of the net shares of Company stock or equity-based awards received until the guideline is met. With respect to an equity-based award, net shares are those shares that remain after shares are sold or netted to pay the exercise price of options, if applicable, and withholding taxes or are sold to pay income taxes on the equity-based award.

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The Board of Directors and Corporate Governance

Stock Ownership and Retention Guidelines for Senior Officers

Ownership Guideline

For CEO	6x annual base salary

For Executive Vice Presidents	3x annual base salary

For Senior Vice Presidents	1x annual base salary

The ownership guideline for officers for any given year shall be based on the base salary for such officer as of January 1 of such year and the average closing price of the Company’s common stock on NASDAQ for the prior calendar year. For officers hired after January 1, for the first year of employment, the guideline shall be based on the base salary for such officer at the date of hire and the average closing price of the Company’s common stock on NASDAQ for the prior calendar year.

Time Period to Meet Guideline

For CEO	5 years from the date of hire or promotion

For Executive Vice Presidents	5 years from the date of hire or promotion

For Senior Vice Presidents	3 years from the date of hire or promotion

Qualifying Shares

Stock that qualifies towards satisfaction of the stock ownership guidelines for such officers includes:

•  Shares purchased on the open market;

•  Shares obtained through exercises of stock options granted by the Company;

•  Vested stock units from RSUs or other equity-based awards granted by the Company;

•  Shares obtained through the 2000 ESPP; and

•  Shares owned jointly with, or separately by, a spouse and/or minor children.

Remedy for Failure to Comply with Guideline	If any such officer fails to comply with these stock ownership and retention guidelines, the Compensation Committee will meet with the relevant officer to formulate an individualized and structured plan to ensure compliance. In addition, at any time when the ownership guideline is not met, such officers are expected to retain all of the net shares of Company stock or equity-based awards received until such ownership guideline is met. Net shares are those shares that remain after shares are sold or netted to pay the exercise price of options, if applicable, and withholding taxes.

If compliance would create a severe hardship or for other good reasons, these guidelines may be waived for: (i) Outside Directors other than the Chair of the Board at the discretion of the Chair of the Board; and (ii) the Chair of the Board and officers, at the discretion of the Compensation Committee. It is expected that these instances will be rare.

Other Matters. The Principles include a discussion of Board size and selection, the determination of the Board agenda, the process available for reporting concerns to the Audit Committee relating to our accounting and auditing matters, access to senior management and independent advisors, and other matters typical of boards of directors of other publicly-traded semiconductor or peer companies.

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Code of Business Conduct

We have adopted a broad Code of Business Conduct (the “Code of Business Conduct”) for all of our Directors, officers, and employees that we believe satisfies the standards promulgated by the Commission and NASDAQ. The Code of Business Conduct is available free of charge on our website at www.onsemi.com. To receive a paper copy of the Code of Business Conduct, you may also write to our Investor Relations Department, ON Semiconductor Corporation, 5005 East McDowell Road, M/D-C302 Phoenix, Arizona 85008, call our Investor Relations Department at (602) 244-3437, or email your request to investor@onsemi.com.

Compliance and Ethics Program

We have a Compliance and Ethics Program designed to prevent and detect violations of the Code of Business Conduct, other standards of conduct, and the law. A major goal of the Compliance and Ethics Program is to promote an organizational culture that encourages ethical conduct and a commitment to compliance with the law. In this regard, we have established avenues for parties external to the Company to raise compliance and ethics concerns to our Chief Compliance and Ethics Officer with respect to our employees, Directors, and third parties doing business with the Company. If you have a concern of this nature, you may report it anonymously (or on a non-anonymous basis) by:

(1)	calling the Compliance and Ethics Hotline (subject to local legal requirements) at the following numbers (no access codes necessary): U.S. 1-844-211-7380 and Canada: 1-866-384-9813; Belgium: 0800-742-41; China: 400-120-0373; Czech Republic: 800-144-158; Finland: 0-753252404; Germany: 0800-183-3311; Great Britain (UK): 0-800-014-8520; Hong Kong: 800-905-377; India: 000-800-100-4148; Ireland: 1-800-904-176; Israel: 1-809-349105; Italy: 00-41-225330849; Japan: 0120-692-357; Korea: 080-822-1341; Malaysia: 1-800-813-171; Netherlands: 0-800-022-4795; Philippines: 1-800-1-116-1129; Philippines Manila: 2-6263046; Philippines Cebu: 32-2346306; Romania: 0-800-360-134; Singapore: 800-130-2264; Slovakia: 0-800-002-484; Slovenia: 0-804-88814; Sweden: 020-888-574; Switzerland: 0800-557-459; Taiwan; 00801-14-7196; Thailand: 1-800-012-233; Turkey: 850-3902145; and Vietnam Hanoi: 024-44583354;

(2)	visiting the Ethics Hotline website at www.hotline.onsemi.com;

(3)	calling our Chief Compliance and Ethics Officer at (602) 244-5226;

(4)	mailing the ON Semiconductor Chief Compliance and Ethics Officer at ON Semiconductor, M/D-A700, 5005 East McDowell Road, Phoenix, Arizona 85008; or

(5)	emailing our Chief Compliance and Ethics Officer at sonny.cave@onsemi.com.

ON Semiconductor Corporation 2018 Proxy Statement     33

COMPENSATION DISCUSSION AND ANALYSIS

CD&A Table of Contents

Overview

The purpose of this CD&A is to provide material information about our compensation objectives and policies and to explain and put into context the material elements of the disclosure that is contained in this proxy statement with respect to the compensation of our Named Executive Officers. For 2017, our Named Executive Officers were:

Name	Position Held
Keith D. Jackson	President and CEO
Bernard Gutmann	Executive Vice President, Chief Financial Officer, and Treasurer
William A. Schromm	Executive Vice President and Chief Operating Officer
William M. Hall	Executive Vice President and General Manager, Power Solutions Group
Paul E. Rolls	Executive Vice President, Sales & Marketing

Executive Summary

2017 Financial Highlights. Company highlights for the year ended December 31, 2017 (including combined results with Fairchild Semiconductor International Inc. (“Fairchild”)) are:

•	Total revenue of $5,543.1 million (a 42% increase from 2016)

•	Gross margin of 36.7% (an 11% increase from 2016)

•	Net income of $1.89 per diluted share (a 340% increase from 2016)

•	Cash and cash equivalents of $949.2 million (a 9% decrease from 2016)

2017 Compensation Actions and Highlights. We undertook the following actions in 2017 relating to compensation for our Named Executive Officers:

•	We granted certain increases in base salary that were effective in July 2017.

•	We revised the design of our semi-annual cash incentive bonus program to include goals based on non-GAAP profit before taxes (“Non-GAAP PBT”) and organizational performance metrics (“OPMs”).

•	As in prior years, we made equity grants in the form of RSUs and performance-based RSUs (“PBRSUs”). We use a combination of time-based equity grants and performance-based equity grants to reward performance and foster retention of our top performers.

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Compensation Discussion and Analysis

•	The time-based RSUs vest in one-third increments over a three-year period.

•	The first tranche of the PBRSUs vests at the end of an 18-month performance period depending on the achievement of a consolidated adjusted non-GAAP earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”) goal. If the performance goal is achieved, the second tranche, in an amount equal to the amount of the first tranche that was earned, will vest based solely on the passage of time on the third anniversary of the date of grant. If the threshold performance goal is not exceeded, the entire PBRSU award will be canceled.

•	As in prior years, we included a multiplier component to the PBRSU grant for 2017 in order to further incentivize certain of our key employees, including our Named Executive Officers, to increase the Company’s market share and free cash flow. Upon meeting the Adjusted EBITDA target level, the multiplier gave those employees the opportunity to earn up to an additional 100% of their PBRSU grant for exceeding certain market share and free cash flow goals.

Highlights of our compensation practices and policies for 2017 Named Executive Officer compensation include:

•	Our executives have stock ownership guidelines that are designed to align their interests with those of our stockholders.

•	Our long-term equity incentives generally vest over a period of three years to ensure that our executives maintain a long-term commitment to stockholder value.

•	We design our compensation policies and practices so that they do not pose a material risk to the Company or its shareholders.

•	We benchmark our industry to ensure that our compensation is appropriate for leadership retention, aligned with shareholder interests, and not excessive for our industry. We believe that the alignment corridor graph, depicted below under the heading “CEO Realizable Pay for Performance Relative to Peer Group,” illustrates this principle.

•	We provide only limited perquisites to our executives.

•	Our Named Executive Officers may not pledge or margin our stock, hedge their exposure to ownership of our stock, or engage in speculative transactions with respect to our stock.

•	Our change in control agreements do not contain single triggers or excessive benefits. There are no excise tax gross-up provisions in the employment agreements for our Named Executive Officers.

•	There are no tax gross-ups on any perquisites other than standard relocation benefits that are available to all employees and amounts paid for expatriate assignments.

•	The Company follows a responsible approach to equity-based compensation. The Company’s three-year unadjusted average annual burn rate as of December 31, 2017 was 1.19% and was based on (a) the sum of options granted, stock grant awards, RSUs, restricted stock awards, and PBRSUs granted divided by (b) weighted average shares outstanding. Under the adjusted burn rate approach utilized by Institutional Shareholder Services (“ISS”), the Company’s three-year adjusted average annual burn rate as of December 31, 2017 was 2.99%, approximately 40% of ISS’ applicable burn rate benchmark of 7.27% for our industry. The adjusted number reflects that ISS considers full-value awards (e.g., RSUs, restricted stock, performance shares, performance share units, and stock grant awards) to be more valuable than stock options. The adjustment is made based on the Company’s annual stock price volatility, such that one full-value award will count as 1.58 option shares.

Stockholder Approval of our Compensation Decisions. At the 2017 annual meeting of stockholders, the Company’s stockholders approved the advisory (non-binding) vote on executive compensation by 96.7% of the votes cast. The Compensation Committee considers this vote a validation of its approach to executive compensation and generally has continued its compensation processes and philosophy in making 2018 executive compensation decisions.

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Compensation Discussion and Analysis

CEO Realizable Pay versus Pay Opportunity

A key component of our compensation philosophy is the link between compensation and both overall business results and individual performance. We strive to clearly communicate this alignment in our annual proxy statements and determined that looking at realizable pay versus pay opportunity can illustrate this point more effectively when compared against stockholder value creation.

Many of the disclosures required in this report concerning CEO compensation discuss pay elements that may be earned by the CEO. Realizable pay, on the other hand, more closely considers actual earnings based on performance. For this purpose, we use the following definitions:

•	Pay opportunity represents the sum of salary, target cash bonus opportunity for each fiscal year, the grant date fair value of stock options granted in the fiscal year, the grant date fair value of RSUs and PBRSUs granted in the fiscal year, and all other compensation paid to or on behalf of the CEO.

•	Realizable pay represents the sum of salary, actual cash bonus paid for each fiscal year, the “in the money” value of any stock options granted during the fiscal year and valued as of the fiscal year end, RSUs and unvested and outstanding PBRSUs granted during the fiscal year and valued as of the fiscal year end, any PBRSUs earned during the fiscal year and valued as of the fiscal year end, and all other compensation paid to or on behalf of the CEO.

The chart below indicates Mr. Jackson’s realizable pay compared to his pay opportunity and the corresponding year-end stock price. In evaluating this information, note that there is an inherent lag in any attempt to align pay and performance due to the fact that pay decisions for any year are based upon metrics and performance data from prior years.

Mr. Jackson’s realizable pay was above his pay opportunity in 2015, 2016, and 2017 reflecting improved business results, stock appreciation, and aggressive market share growth over the period. In 2017, Mr. Jackson’s realizable pay significantly exceeded his pay opportunity, tracking closely with the 64% increase in stock price when compared to 2016, demonstrating alignment between his realizable compensation and stockholder interests.

36     ON Semiconductor Corporation 2018 Proxy Statement

Compensation Discussion and Analysis

CEO Realizable Pay for Performance Relative to Peer Group

In the course of reviewing our overall executive compensation program for 2017, Pearl Meyer reviewed the relationship between realizable total direct compensation (“TDC”) and our performance for the three fiscal years ended December 31, 2014, December 31, 2015, and December 31, 2016. This time period was selected because it was most closely aligned with the compensation information available for our peer group companies over the corresponding period. For a discussion of our peer group companies, see “Processes and Procedures for Considering and Determining Executive Compensation — Use of Market Data” below in this CD&A.

This review was conducted to understand the degree of alignment between realizable TDC delivered to the CEO during the period and our performance relative to our peer group. For purposes of this review, Company performance is defined as total shareholder return (“TSR”). Realizable TDC is defined as the sum of:

•	Actual base salaries paid over the three-year period;

•	Actual short-term incentives (bonuses) paid over the three-year period;

•	“In-the-money” value as of December 31, 2016 of any stock options granted over the three-year period;

•	The value as of December 31, 2016 of any restricted shares or RSUs granted over the three-year period; and

•	Payouts of cash-based long-term incentive plans and the value as of December 31, 2016 of any PBRSUs earned over the three-year period.

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Compensation Discussion and Analysis

The chart below illustrates the percentile ranking of our 3-year TSR and the CEO’s realizable TDC. The CEO’s realizable TDC was within an “alignment corridor” representing a reasonable alignment in terms of TSR performance and magnitude of realizable pay. The Compensation Committee believes this demonstrates an appropriate alignment between our compensation program outcomes and Company performance.

Compensation Philosophy and Guiding Principles

Our Compensation Committee is responsible for setting our compensation philosophy and guiding principles and for monitoring their effectiveness. The principal objective of our compensation programs is to attract, retain, and motivate highly talented individuals who will deliver competitive financial returns to our stockholders while accomplishing our short-term and long-term plans and goals. We believe that this philosophy should apply to all our employees, with a more significant level of variability and compensation generally at risk as an employee’s level of responsibility increases. Our compensation philosophy is focused on the following core principles:

Alignment with Stockholder Interests. Achieving acceptable and expected corporate results and performance are a necessary condition for our executives to realize targeted levels of compensation, particularly with respect to variable pay and long-term incentives. We believe that basing a substantial component of compensation on corporate results and performance aligns employee interests with stockholder interests. In addition, the use of stock incentives further aligns executives’ interests with those of our stockholders.

Pay for Performance. A portion of compensation should be tied to an individual’s performance, both to incentivize goal-oriented performance and to reward individual contributions to our performance.

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Compensation Discussion and Analysis

Market or Peer Company Comparison. Our Compensation Committee, with the assistance of independent consultants, analyzes market compensation data in the design and implementation of our compensation programs. Our compensation programs must be competitive with those of our peer companies in order to retain our senior executives. As a general rule, we target the market median (50th percentile) for compensation and above the median for exceptional performance, although we may also deviate from the market median due to other factors. For a discussion of those other factors, see “Processes and Procedures for Considering and Determining Executive Compensation — Other Factors” below in this CD&A. The Company considers other semiconductor and high-technology companies as its market and generally utilizes survey or peer company data in these sectors to analyze the competitiveness of compensation design.

Retention. Our compensation program is designed to attract and retain highly talented individuals critical to our success by providing competitive total compensation with retentive features. For instance, we enter into employment agreements with our Named Executive Officers and other senior executives which typically contain double-trigger severance and change in control arrangements. In addition, our stock-based awards are designed to retain our officers and other employees, while also accomplishing our other compensation goals and objectives.

Purpose of Compensation

We design our compensation programs to retain valued employees and reward both corporate and individual performance. The goal of these programs is to promote shareholder value by delivering a competitive rewards package comprising base pay, variable pay, and long-term incentives. Taking into account base pay and short and long-term incentives, but excluding other benefits described in the Summary Compensation Table below, approximately 86.7% of our CEO’s target TDC is incentive-based compensation. The target TDC of our other Named Executive Officers as a group is approximately 79.3% incentive-based compensation.

STI: Short-term incentive

LTI: Long-term incentive

Short-term incentives in our compensation program are cash-based. Such incentives are intended to promote superior operational performance, disciplined cost management, and increased productivity and efficiency that contribute significantly to positive results for our stockholders. Long-term incentives in our compensation program are stock-based. The aim of the long-term incentives is to motivate long-term performance while promoting key employee retention. The long-term incentive grants also afford the officer the opportunity to increase stock ownership, which aligns the officer’s interest with that of our stockholders and assists the

ON Semiconductor Corporation 2018 Proxy Statement     39

2017 CEO Target TDC Mix (ON) 2017 Top 4 Target TDC Mix (ON)

Compensation Discussion and Analysis

officer in complying with our stock ownership guidelines. For a description of our stock ownership guidelines, see “Other Matters Relating to Executive Compensation — Stock Ownership Guidelines and Retention Requirements for Officers” below in this CD&A.

While our emphasis in determining the total reward package for each Named Executive Officer is on performance incentives, a competitive compensation program must also have elements that are not solely performance-based, including base-salary, time-based equity awards, and perquisites, in order to enable us to attract and retain talented executives. We consider peer group and market practices in determining the appropriate level of performance- and non-performance-based elements in our compensation programs.

Processes and Procedures for Considering and Determining Executive Compensation

Among other responsibilities, our Compensation Committee is primarily responsible for monitoring, annually reviewing, and approving the goals and objectives relevant to the compensation programs for our Named Executive Officers, including the CEO, and for establishing compensation for these officers.

Role of Compensation Consultants. In determining compensation, the Compensation Committee considers information and advice provided by its independent consultants. The Compensation Committee has engaged Pearl Meyer as its consultant. The Compensation Committee believes that Pearl Meyer has the necessary skills, knowledge, industry expertise, and experience, as well as the necessary resources, to provide a comprehensive approach to executive and non-employee director compensation planning, strategy, and governance. Pearl Meyer provides advice related to executive and non-employee director compensation as requested, including an annual analysis of executive compensation compared to peer company practice and data.

In late 2016, Pearl Meyer conducted an executive compensation study and made recommendations regarding changes to compensation design for the 2017 program (the “Pearl Meyer report”). In 2017, Pearl Meyer also conducted studies and advised the Compensation Committee on matters involving change in control and severance provisions in agreements with Company executives. Pearl Meyer also participates in Compensation Committee meetings, makes proposals for compensation adjustments, advises and provides comparator group data on compensation decisions for existing and newly appointed officers, and provides other back-up information and analysis of compensation matters as requested.

The Compensation Committee consultant may also assist in preparing agendas for Compensation Committee meetings and provide input on management materials and recommendations in advance of Compensation Committee meetings in order to identify and address any differences in advance of such meetings. While the Compensation Committee considers the advice and recommendations of its independent consultants, ultimately, the Compensation Committee has the decision-making authority with respect to our compensation programs, including the specific amounts paid to our executive officers.

Role of Senior Management in Determining Executive Compensation. The Compensation Committee made all compensation decisions related to our Named Executive Officer compensation in 2017. However, our CEO and other senior officers regularly provide information and recommendations to the Compensation Committee on the compensation and performance of other officers, including, but not limited to:

•	the design, structure, and components of our compensation programs and of specific grants;

•	appropriate levels of compensation, including equity grants; and

•	the targets for corporate and business unit performance or other goals for our incentive compensation programs and stock-based awards.

The senior officers also assist the Compensation Committee in determining the level of achievement of the performance targets underlying performance-based awards and incentives and provide other information specifically requested by the Compensation Committee from time to time. The senior officers also provide information to the compensation consultants, as appropriate, at the request of the Compensation Committee

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Compensation Discussion and Analysis

or such consultants, and work with such consultants to develop relevant information and proposals for executive compensation planning and implementation. With respect to the compensation of the CEO, the independent consultant works directly with the Compensation Committee. The CEO does not make recommendations on the level of his compensation, nor does any Named Executive Officer or any other member of management. Similarly, the Compensation Committee does not seek such recommendations or similar input from the CEO or others in management concerning the level of CEO compensation.

Use of Market Data. In general, the Compensation Committee targets the market median based on peer group or other survey data for total compensation of our executive officers. However, the Compensation Committee recognizes that critical skill sets, performance, retention concerns, or other considerations may justify pay levels above or below the median. The Compensation Committee also considers comparison data, among other things, in determining the individual elements of our compensation programs and in how to allocate between cash and non-cash compensation and between short-term and long-term incentive compensation. Although the peer company or other survey data is a starting point and a significant factor in the Compensation Committee’s compensation determinations, it is not the only factor. See “Other Factors” below in this CD&A.

The Compensation Committee used data provided in the Pearl Meyer report to assist in structuring the 2017 compensation packages for our Named Executive Officers. From time to time, we also use compensation survey data specific to the semiconductor industry obtained from third-party survey companies (e.g., AON/Radford) and not prepared specifically for us.

Based on information reports prepared by Pearl Meyer in 2016, the Compensation Committee considered changes to the peer group in light of the increase in size of the Company that would result from the acquisition of Fairchild. Criteria used to screen the peer group included:

•	revenue between $2 billion and $15 billion, which was approximately 0.4 to 3 times the Company’s projected revenue post-merger with Fairchild;

•	market capitalization between $2 billion and $18 billion, which was approximately 0.33 to 3 times the Company’s projected market capitalization post-merger; and

•	other semiconductor companies that are direct competitors of the Company.

After considering these criteria, the Compensation Committee determined that the peer group identified in 2016 for 2017 compensation decisions would consist of Advanced Micro Devices, Inc., Analog Devices, Inc., Applied Materials, Inc., Broadcom Limited, First Solar, Inc., Lam Research Corporation, Marvell Technology Group Ltd., Maxim Integrated Products, Inc., Microchip Technology Inc., NVIDIA Corporation, Qorvo Inc., Skyworks Solutions Inc., Texas Instruments Inc., and Xilinx, Inc. (the “2017 Peer Group”).

Information provided by Pearl Meyer comparing certain Company information to the 25th percentile, 50th percentile, 75th percentile, and average of the 2017 Peer Group follows(1):

	Revenue (2) ($ in millions)	Market Capitalization (3) ($ in millions)
Peer Group 25th Percentile	$2,491	$6,447
Peer Group 50th Percentile	$3,390	$13,037
Peer Group 75th Percentile	$5,525	$24,396
Peer Group Average	$4,755	$20,546
ON Semiconductor (4)	$4,776	$6,571
ON Semiconductor Percentile Rank	69%	26%
(1)	Includes numbers for Vishay Intertechnology Inc., which was subsequently removed from the peer group by the Compensation Committee.

(2)	Reflects trailing 12 months as of June 30, 2016.

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Compensation Discussion and Analysis

(3)	As of August 9, 2016.

(4)	Reflects financials for combined ON Semiconductor and Fairchild.

In evaluating the competiveness of compensation, the Pearl Meyer report compared the compensation of senior executives to that of their functional matches (e.g., CFO compensation is compared to the compensation of comparator company CFOs). The report included information on each executive’s competitive position for base salary, total cash at target (base pay and target bonus), actual annual cash, equity grants, and TDC at target and actual (base pay, bonus, and equity grant value). In determining market data, Pearl Meyer utilized proxy statement data for the 2017 Peer Group, as well as data from three compensation surveys — the 2016 Radford Executive Survey, the 2016 CHiPs Technology Survey, and the 2016 Equilar Compensation Survey. These surveys, which were intended to reflect trending compensation practices generally as well as current practices of companies in the semiconductor industry and broader technology segments, are widely used and were not prepared specifically for the ON Semiconductor compensation analysis.

Among other things, the Pearl Meyer report summarized the following with respect to 2016 annual cash compensation for the specified officers (negative amounts mean that compensation is below the competitive median and positive amounts reflect that compensation is above the competitive median). Data was aged 3.0% per year to January 1, 2017.

Officer	Salary (Variance from Competitive Median)	Total Target Cash (Variance from Competitive Median) (1)	Total Actual Cash (Variance from Competitive Median) (2)
Keith D. Jackson	+1%	+6%	-32%
Bernard Gutmann	-10%	-16%	-38%
William A. Schromm	-17%	-20%	-45%
William M. Hall	-12%	-18%	-34%
Paul E. Rolls	+7%	+7%	-15%
(1)	Total target cash consists of 2016 base salary plus target bonus. Market annual incentive is based on target incentive opportunity for 2015.

(2)	Total actual cash consists of 2016 salary and actual bonus paid. Market annual incentive is based on actual incentive earned for 2015.

The Pearl Meyer report also summarized the following with respect to long-term incentive and total target and actual direct compensation for the specified officers (negative amounts mean that compensation is below the competitive median and positive amounts reflect that compensation is above the competitive median).

Officer	2016 LTI Grant Value (Variance from Competitive Median)	Total Direct Compensation at Target (Variance from Competitive Median) (1)	Total Actual Direct Compensation (Variance from Competitive Median (2)
Keith D. Jackson	-15%	-8%	-21%
Bernard Gutmann	-23%	-16%	-23%
William A. Schromm	-8%	-7%	-15%
William M. Hall	+8%	-6%	-8%
Paul E. Rolls	-1%	+1%	-5%
(1)	Total direct compensation at target consists of 2016 base salary, target annual bonus, and the grant date fair value of the 2016 long-term incentive. Peer company long-term incentive awards reflect the three-year average grant value of awards. Market annual incentive is based on target incentive opportunity for 2015.

(2)	Total actual direct compensation consists of 2016 base salary, annual incentive, and the grant date fair value of the 2016 long-term incentive. Market annual incentive is based on actual incentive earned for 2015.

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Compensation Discussion and Analysis

Other Factors. In addition to the market data provided by the independent consultant, the Compensation Committee also assesses other factors when making compensation decisions. This includes factors such as the executive’s individual responsibilities, skills, expertise, and value added through performance, as well as prior award accumulation. The performance of each officer is formally reviewed by management and shared with the Compensation Committee prior to the Compensation Committee’s annual determinations with respect to salary, target bonus adjustments, and long-term incentive awards. Our CEO presents the Compensation Committee with an individual performance overview for each executive officer, describing the officer’s accomplishments for the prior year, his or her strengths, areas of improvement, and development plans. The Compensation Committee separately reviews CEO performance based on, among other factors considered relevant, Company performance, including revenue growth, earnings growth, and earnings per share.

The Compensation Committee considers each component of executive compensation in light of total compensation. In considering awards and other adjustments to the total compensation of each Named Executive Officer, the Compensation Committee also considers the value of previous compensation, including then-outstanding equity grants. On a quarterly basis, management also provides the Compensation Committee with information concerning expectations regarding the vesting of outstanding long-term incentive awards. The Compensation Committee uses this data to evaluate whether the officer’s compensation, existing incentive opportunities from prior awards, and wealth accumulation from prior awards reflects Company operating performance and stockholder value, as well as the particular officer’s performance, the extent to which they continue to motivate the officer, and whether adjustments are required to the program or an individual officer’s compensation. The Compensation Committee will also consider other external factors that it considers relevant, such as the financial condition of the Company and other issues facing the Company at the time.

The Compensation Committee also considers contractual commitments in determining or recommending executive pay. Each of the Named Executive Officers has entered into an employment agreement with us. The employment agreements generally provide for an initial level of annual salary, a target percentage of annual salary that can be earned pursuant to the annual or semi-annual incentive plans, and a certain level of perquisites. However, the employment agreements also provide for periodic review by the Board or Compensation Committee of the officer’s salary and target percentage for the annual or semi-annual incentive plans. They also generally provide for certain payments in the event of termination of employment of the Named Executive Officer. The employment agreement of each Named Executive Officer is described below under the heading “Compensation of Executive Officers—Employment, Severance, and Change in Control Agreements and Arrangements” in this proxy statement. The terms of these arrangements were approved by the Compensation Committee or the Board after considering the aggregate of these obligations in the context of the desirability of hiring or retaining the applicable officer. In each case, the initial level of salary and target percentage provided for in the employment agreements of the Named Executive Officers was less than or equal to the current salary and target percentage of the Named Executive Officers. Therefore, contractual commitments did not play a significant role in compensation decisions for 2017.

When considering equity awards to our officers, including the Named Executive Officers, the Compensation Committee considers our equity availability and usage, the potential voting power dilution to our stockholders, and the projected impact on our earnings for the relevant years. The Company believes that its share usage and potential dilution have generally been conservative compared to peer group levels.

While the Compensation Committee considers internal pay equity in making compensation decisions, we do not have a policy requiring any set levels of internal pay differentiation. As previously discussed, we generally target the compensation levels among our executives to be competitive with the market. As compensation is competitively determined, the Compensation Committee believes that the differentiation between the pay of Mr. Jackson, our CEO, and the other Named Executive Officers is appropriate.

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Compensation Discussion and Analysis

Risk Analysis. The Compensation Committee considers the potential for unacceptable risk-taking in its compensation design. We believe that the design of our executive compensation program does not unduly incentivize our executives to take actions that may conflict with our long-term best interests. Material risk in our compensation design is mitigated in several ways, including as follows:

•	We design performance-based pay opportunities with goals that are intended to result in long-term value to the stockholders.

•	We have an appropriate mix of pay elements, with compensation not overly weighted toward any one compensation component.

•	We believe that the base salaries of our Named Executive Officers, as a component of aggregate total compensation, discourage undue risk-taking.

•	Earnings goals and opportunity in our performance-based incentive compensation programs are at levels intended to be attainable without the need to take inappropriate risks.

•	We cap bonus and incentive opportunities so that the upside potential is not so large as to encourage detrimental risk-taking.

•	Our stock-based incentives vest or are earned over a multi-year period, which provides long-term upside potential, but also requires the executive to bear the economic risk of the award over the vesting period.

•	Assuming achievement of at least a minimum level of performance, payouts under certain of our performance-based plans generally result in some compensation at levels below target achievement, rather than an “all-or-nothing” approach.

•	We generally use different performance metrics in different programs and awards, which provides balance and lessens the opportunity to take undue risk in meeting a single goal.

•	The stock components inherent in our long-term incentive program, combined with our stock ownership guidelines and retention requirements, align the interests of our executives with a goal of long-term preservation and appreciation of stockholder value.

•	Incentive payments and awards are subject to clawback in the event of a material restatement of our financial results.

•	The Compensation Committee considers information from comparator companies in compensation design, thereby avoiding unusually high pay opportunities relative to the Company’s peers.

•	To retain our executives, the Company maintains severance programs with reasonable terms (two years of salary and two times target bonus for the CEO and one year of salary and target bonus for other executives) and a double-trigger change in control provision.

Elements of Our Compensation Program

Our compensation programs are designed to provide a competitive total compensation package consistent with our performance in the marketplace and our desire to retain talented management. The 2017 compensation program for each of our executives includes:

•	base salary;

•	annual or semi-annual cash incentive awards tied to specific, quantifiable, and objective corporate and individual performance measures;

•	annual equity awards, based on corporate performance;

•	severance and change in control agreements;

•	limited perquisites; and

•	other benefit plans and programs.

While executives have more of their total compensation at risk than other employees, we believe that corporate and individual performance drive incentive compensation, and the principles that serve as the basis for executive compensation practices generally apply to the compensation plans for all employees.

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Compensation Discussion and Analysis

Base Salary. The Compensation Committee approved base salary increases, effective July 16, 2017, as set forth below:

Officer	2016 Base Salary	2017 Base Salary	% Increase
Keith D. Jackson	$925,000	$1,000,000	8.1%
Bernard Gutmann	$483,238	$522,000	8.0%
William A. Schromm	$478,400	$527,000	10.2%
William M. Hall	$430,996	$462,000	7.2%
Paul E. Rolls	$470,965	$504,000	7.0%

In making determinations regarding these salary increases, the Compensation Committee considered information from and the analysis of its consultant, Pearl Meyer, where available. Differences in salary among officers are based on market median data and other factors as described in this CD&A.

The Compensation Committee also considered that following the adjustments, base salaries for the Named Executive Officers would vary from the market median in the following amounts: Mr. Jackson: +9%, Mr. Gutmann: -3%; Mr. Schromm: -9%; Mr. Hall: -6%; and Mr. Rolls: +14%.

Semi-Annual Cash Incentive Program. In considering the design of the 2017 short-term incentive program, the Compensation Committee considered whether to continue the program as a semi-annual program or convert it to an annual program. While acknowledging that the majority of the comparator companies utilized an annual program, the Committee decided to maintain its practice of utilizing a semi-annual program for 2017 and to move to an annual program for 2018 following the Fairchild acquisition and integration.

The primary objectives of the program are to maximize return to shareholders and to retain our top performers. The program is also designed to: (i) align the program metrics to short-term Company goals; (ii) utilize a single program and set of metrics for all employees; and (iii) target bonus percentages based on median market data. In structuring the semi-annual incentive program for 2017, the Compensation Committee, in contrast to prior year design, determined to adopt a portion of the award goals that would be based on an individual performance metric.

The 2017 program included the following parameters:

•	The 2017 program was a semi-annual plan providing for award opportunities based on first half and second half 2017 results.

•	The award opportunity for the program was based on two separate components: (i) Non-GAAP PBT weighted at 80%; and (ii) OPM weighted at 20%. The OPM goals were based on performance specific to the organizational unit or department for which the award recipient had primary responsibility, except that the OPM goals for Mr. Jackson and Mr. Gutmann were based on the average attainment of the OPM goals.

•	The plan had various features that protected against unexpected outcomes.

•	There would be no payout under either component unless a threshold Non-GAAP PBT was achieved.

•	The program also includes two separate caps on bonuses payable under the program — one based on an attainment percentage and another based on a percentage of our non-GAAP net income.

•	We granted each executive participating in the program an award opportunity for each component based on a threshold (0%), target (100%), and stretch (200%) amount of eligible target bonus, based on eligible bonus compensation (i.e., earned base salary) paid during the bonus period.

•	The potential payment for the bonus period was based on eligible bonus compensation for the period times the executive’s target bonus percentage times the attainment factor for the program period.

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Compensation Discussion and Analysis

•	The Compensation Committee had the ability to exercise negative discretion and pay such lesser amount as it determined.

For purposes of calculating Non-GAAP PBT for this bonus program, GAAP profit before taxes were adjusted for the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; actuarial gains or losses on pension plans and other pension benefits; acquisition or divestiture related costs; gain or loss on acquisitions or divestitures; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; amortization of acquisition related intangible assets; non-cash interest expense; acquisition financing related cost; impact for the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs; acquisition related break-up fees (incurred or owed); and unusual/non-recurring material items. An adjustment for unusual or non-recurring material items can only be made to reduce rather than increase an award that is intended to qualify for the performance-based compensation exception of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). See “Impact of Taxation and Accounting Considerations on Executive Compensation” below in this CD&A. Generally, the above adjustments are intended to be conceptually consistent with the Company’s earnings release calculations for adjusted non-GAAP earnings per share.

The Compensation Committee believed that Non-GAAP PBT should be used as a measure for the bonus plan rather than GAAP profit before taxes to prevent payments under the plan from being significantly impacted (positively or negatively) by extraordinary or unusual events or non-cash items. For example, an executive should not be deterred in taking necessary actions, such as restructuring or plant closures, due to the potential impact on his compensation, nor should he be influenced by incentive compensation to take actions that may result in one-time benefits to the Company. The Compensation Committee also considered adjustments eliminating the effect of certain non-cash items to be appropriate believing that the adjusted numbers are a better indicator of current actual Company operating performance.

At its meeting on February 23, 2017, the Compensation Committee considered the award opportunity for each of the Named Executive Officers and made the following changes to the target as a percentage of base salary.

Officer	2016 Target % of Base Salary	2017 Target % of Base Salary
Keith D. Jackson	150%	150%
Bernard Gutmann	80%	85%
William A. Schromm	80%	85%
William M. Hall	75%	80%
Paul E. Rolls	75%	75%

In making determinations regarding these bonus opportunity levels, the Compensation Committee considered, among other factors, information from Pearl Meyer and management.

Cash Incentive Awards for the First Half of 2017. On February 14, 2017, the Compensation Committee determined specific bonus plan parameters for our semi-annual cash incentive program for the first half of 2017 (the “1H Bonus Program”).

As structured, cash bonuses under the 1H Bonus Program were to be paid only if the Company first achieved a minimum Non-GAAP PBT of $235 million in the first half of 2017. Thereafter, actual bonuses under the 1H Bonus Program were to be based on the level of achievement of the Non-GAAP PBT and OPM components. Payout of the Non-GAAP PBT component was weighted at 80% with a primary gate and threshold of $235 million, a target of $281.4 million, and a stretch goal of $306.7 million. These amounts were subsequently adjusted to reflect actual amounts for cash taxes, minority interest, and share count, and were

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Compensation Discussion and Analysis

revised to a primary gate and threshold of $245.2 million, a target of $292.0 million, and a stretch goal of $317.6 million. The OPM component was weighted at 20%, with individual threshold, target, and stretch goals for the six-month measurement period for each of the NEOs as follows:

Executive	Metric	Threshold	Target	Stretch
Keith D. Jackson	Average of all organizational	Average	Average	Average
Bernard Gutmann	Average of all organizational	Average	Average	Average
William A. Schromm	Non-GAAP gross margin (10%)	33.8%	35.6%	37.4%
	PPB (10%) (1)	+0.3%	-3.3%	-11.6%
William M. Hall	Power Solutions Group (“PSG”) non-GAAP operating income	$183.2 million	$219.4 million	$239.1 million
Paul E. Rolls	Revenue	$2,456.0 million	$2,515.0 million	$2,574.0 million
(1)	Parts Per Billion (“PPB”) is a quality metric calculated as follows: (total incidents divided by total number of units shipped) x 10[9]. The performance goals set forth above present the threshold, target, and stretch goals expressed as a relative percentage change in PPB for the performance period as compared to the full-year 2016.

For purposes of calculating Non-GAAP gross margin, GAAP gross margin was adjusted for the following items: actuarial gains or losses on pension plans and other pension benefits; expensing of inventory fair market value step up; impact for the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs; and unusual/non-recurring material items. For purposes of calculating non-GAAP operating income, GAAP operating income will be adjusted for the following items: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; actuarial gains or losses on pension plans and other pension benefits; acquisition or divestiture related costs; expensing of inventory fair market value step up; amortization of acquisition related intangible assets; impact for the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs; and unusual/non-recurring material items. However, in either such case, an adjustment for unusual or non-recurring material items can only be made to reduce rather than increase an award that was, for the 1H Bonus Program and 2H Bonus Program, intended to qualify for the performance-based compensation exception of Section 162(m) of the Code. Generally, the above adjustments are intended to be conceptually consistent with the Company’s earnings release calculations for adjusted non-GAAP earnings per share. Revenue is adjusted for the impact of the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs.

The program capped the bonus for legacy ON employees at a 200% attainment factor and capped the amount that could be paid at 20% of our non-GAAP net income. Payouts were to be adjusted on a linear basis from the 0% payout level to the 100% payout level and from the 100% payout level to the 200% payout level.

In setting these payout metrics, the Compensation Committee considered the expectations of Company performance, the integration of Fairchild, projected market expectations, and individual organization goals. Expectations regarding bonus attainment were projected to be in the 75% to 100% range. As a general rule, amounts were set after considering the potential impact on TSR. In addition, the targets were set such that budgeted performance for Non-GAAP PBT was between the threshold and target levels for the 1H Bonus Program.

ON Semiconductor Corporation 2018 Proxy Statement     47

Compensation Discussion and Analysis

For the first half of 2017, the Company achieved Non-GAAP PBT of $304.3 million for an attainment percentage of 148.3%. For the OPM component, achievement was as follows:

Executive	Metric	Actual	Attainment %
Keith D. Jackson	Average of all organizational	Average	144.8
Bernard Gutmann	Average of all organizational	Average	144.8
William A. Schromm	Non-GAAP gross margin (10%)	36.2%	166.0
	PPB (10%) (1)	-14.7%
William M. Hall	PSG non-GAAP operating income	$257.5 million	200.0
Paul E. Rolls	Revenue	$2,619.6 million	200.0
(1)	The performance goal set forth above presents the actual attainment expressed as a relative percentage change in PPB for the performance period as compared to the full-year 2016.

Based on this achievement, the Company paid a bonus to each of the Named Executive Officers as follows:

Officer	1H17 Bonus Program Payout
Keith D. Jackson	$1,023,781
Bernard Gutmann	$285,250
William A. Schromm	$290,534
William M. Hall	$236,647
Paul E. Rolls	$280,142

Cash Incentive Awards for the Second Half of 2017. On August 3, 2017, the Compensation Committee determined specific bonus plan parameters for the Company’s semi-annual cash incentive program for the second half of 2017 (the “2H Bonus Program”). The 2H Bonus Program was substantially similar to the 1H Bonus Program except as described below.

As structured, cash bonuses under the 2H Bonus Program were to be paid only if the Company first achieved a minimum Non-GAAP PBT of $248.8 million in the second half of 2017. The targets were set consistent with the methodology described with respect to the 1H Bonus Program. Payout of the Non-GAAP PBT component was weighted at 80% with a primary gate and threshold of $248.8 million, a target of $316.8 million, and a stretch goal of $359.3 million and, after adjustment of such amounts to reflect actual amounts for cash taxes, minority interest, and share count, a threshold of $258.5 million, a target of $348.3 million, and a stretch goal of $408.1 million. The OPM component was weighted at 20%, with a gate of $258.5 million achievement of Non-GAAP PBT, and individual threshold, target, and stretch goals for each of the NEOs as follows:

Executive	Metric	Threshold	Target	Stretch
Keith D. Jackson	Average of all organizational	Average	Average	Average
Bernard Gutmann	Average of all organizational	Average	Average	Average
William A. Schromm	Non-GAAP gross margin (10%)	34.4%	36.2%	38.0%
	PPB (10%) (1)	-10.5%	-13.7%	-20.9%
William M. Hall	PSG non-GAAP operating income	$174.9 million	$222.7 million	$252.6 million
Paul E. Rolls	Revenue	$2,486.0 million	$2,545.0 million	$2,604.0 million
(1)	PPB is a quality metric calculated as follows: (total incidents divided by total number of units shipped) x 10[9]. The performance goals set forth above present the threshold, target, and stretch goals expressed as a relative percentage change in PPB for the performance period as compared to the full-year 2016.

The targets were set such that budgeted performance for Non-GAAP PBT for the second half of 2017 was between threshold and target, in an amount closer to the target level.

48     ON Semiconductor Corporation 2018 Proxy Statement

Compensation Discussion and Analysis

For the second half of 2017, the Company achieved Non-GAAP PBT of $390.4 million for an attainment percentage of 165.9%. For the OPM component, achievement was as follows:

Executive	Metric	Actual	Attainment %
Keith D. Jackson	Average of all organizational	Average	150.6
Bernard Gutmann	Average of all organizational	Average	150.6
William A. Schromm	Non-GAAP gross margin (10%)	37.7%	155.9
	PPB (10%) (1)	-15.7%
William M. Hall	PSG non-GAAP operating income	$295.1 million	200.0
Paul E. Rolls	Revenue	$2,768.5 million	200.0
(1)	The performance goal set forth above presents the actual attainment expressed as a relative percentage change in PPB for the performance period as compared to the full-year 2016.

This resulted in a bonus paid to each of the Named Executive Officers as follows:

Officer	2H17 Bonus Program Payout
Keith D. Jackson	$1,214,321
Bernard Gutmann	$359,217
William A. Schromm	$364,510
William M. Hall	$305,277
Paul E. Rolls	$324,810

We disclose the cash incentive awards for 2017 for the Named Executive Officers in the Summary Compensation Table and the Grant of Plan-Based Awards in 2017 Table in this proxy statement.

Cash Incentive Awards for 2018. In February 2018, the Compensation Committee approved the 2018 short-term incentive program, which, for the Named Executive Officers, utilizes the following metrics: Non-GAAP operating income (60%); Non-GAAP revenue (20%); an organizational metric based on achievement of certain hiring and promotional goals designed to increase the racial and gender diversity of the Company’s employee population (5%); and certain OPMs specific to each Named Executive Officer (15%). In connection with this decision, the Compensation Committee also evaluated whether the performance period for the bonus program should be annual instead of semi-annual. While acknowledging that a semi-annual period was appropriate for prior periods in large part due to industry volatility, the Compensation Committee recognized that the majority of the comparator group companies utilized an annual program and that the completion of the Fairchild integration and the resulting stabilization of the Company alleviated some of the concerns for moving toward an annual performance period. In light of the above considerations, the Compensation Committee decided to move to annual cash incentive program for 2018.

Long-Term Incentives. Long-term incentives for executives are entirely equity-based and are designed to reinforce the alignment of executive and stockholder interests. These rewards provide each individual with a significant incentive to manage from the perspective of an owner.

In February 2017, the Compensation Committee made annual long-term incentive awards to each Named Executive Officer consisting of 50% PBRSUs and 50% RSUs, pursuant to the Amended and Restated Plan. The Committee determined that the mix of 50% PBRSUs and 50% time-based RSUs provided a reasonable balance of performance-based incentives and retention hold on the executives.

The 2017 RSUs are time-based and will vest annually in one-third increments on each anniversary of the grant date. The 2017 PBRSUs have both a performance-based and time-based component as follows:

•	We designed the 2017 PBRSUs for the Named Executive Officers to vest in two equal amounts (tranches), subject to attainment of the threshold performance goal.

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Compensation Discussion and Analysis

•	Vesting of one half of the PBRSUs (Tranche 1) is based upon achievement of the performance goal during the 18-month period starting on January 1, 2017 and ending at the close of the second financial quarter of 2018 (the “PBRSU Performance Period”). The Tranche 1 vesting amount will equal one-half of the total PBRSUs for the grantee multiplied by the attainment percentage, with linear interpolation from threshold to target.

•	If the performance measure for the 2017 PBRSUs is achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date.

•	The 2017 PBRSUs have an 18-month performance measurement period and provide for payout between 0 and 200% of the target award level. Awards payable between threshold and target (the “base grant”) are based on Adjusted EBITDA for the PBRSU Performance Period. The Adjusted EBITDA threshold was $1,220 million (required for vesting to begin) and target Adjusted EBITDA was $1,525 million (resulting in 100% vesting of the base grant), with linear interpolation from threshold to target. Shares that may be earned pursuant to the base grant may be referred to in this proxy statement as the “Base Grant Shares.”

•	If the $1,220 million threshold amount is not exceeded, the entire award is cancelled.

•	If Adjusted EBITDA reaches the target level of $1,525 million, participants may earn an additional award amount of up to 100% of their Base Grant based on the achievement of certain market share and free cash flow targets for the PBRSU Performance Period pursuant to the Multiplier, as described below.

•	50% of the earned award, if any, will vest following completion of the 18-month performance period, and the remaining 50% will vest on the third anniversary of the grant date.

•	The Compensation Committee must approve the level of attainment of the performance goals and may exercise negative discretion with respect to the amount of shares that will vest based on such goals.

In summary, the number of shares that can be earned by an executive under the 2017 long-term incentive program equals:

(a)	For the first tranche, which vests after the 18-month PBRSU Performance Period:

•	assuming that Adjusted EBITDA is achieved at above the threshold level, the Base Grant Shares for the executive times the attainment percentage; plus

•	assuming that Adjusted EBITDA is achieved at above the target level, an additional amount equal to 100% of the Base Grant Shares for the executive times the attainment level for the Multiplier metrics;

•	divided by two; and

(b)	For the second tranche, an equal amount, which vests on the third anniversary of the grant date if the executive remains employed on that date, subject to certain provisions relating to a change in control.

For purposes of calculating Adjusted EBITDA, GAAP net income will be adjusted for the following items: impact for the conversion of accounting from sell-through to sell-in, as measured in the quarter that the conversion occurs; restructuring, asset impairments and other, net; goodwill and intangible asset impairment; interest expense and interest income; income tax provision; acquisition related costs; net income attributable to non-controlling interests; depreciation and amortization; actuarial gains or losses on pension plans and other pension benefits; gain or loss on acquisitions and divestitures; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; and unusual/non-recurring material items. However, in the 2017 program, an adjustment for unusual or non-recurring material items could only be made to reduce rather than increase an award that is intended to qualify for the performance-based compensation exception of Section 162(m) of the Code. See “Impact of Taxation and Accounting Considerations on Executive Compensation” below in this CD&A.

50     ON Semiconductor Corporation 2018 Proxy Statement

Compensation Discussion and Analysis

The Compensation Committee believes that EBITDA is particularly relevant in our industry and in the economic environment in which we operate and that it drives stockholder value. In addition, we consider Adjusted EBITDA to be an important tool in measuring our liquidity. The Compensation Committee believes that the adjustments to EBITDA are appropriate to avoid the impact (positive or negative) on achievement of the vesting parameters as a result of extraordinary or unusual items or non-cash items.

As in 2016, the Compensation Committee added a multiplier component (the “Multiplier”) to the 2017 PBRSU awards for certain key individuals, including the Named Executive Officers. The Multiplier is intended to further align the interests of participants with shareholder interests by driving exceptional business performance and focusing participants on key business indicators. The proposed Multiplier PBRSUs will have 2 tranches and an 18-month performance measurement period consistent with the PBRSU Performance Period. In order to achieve any portion of the Multiplier, the Company must first achieve the target Adjusted EBITDA measure ($1,525 million) for the Tranche 1 shares. Once that threshold is achieved or exceeded, the Multiplier opens and achievement of the Multiplier metrics determines the payout.

	0% Payout	100% Payout
Market Share (weighted 50%)	7.024%	7.340%
Free Cash Flow (weighted 50%)	$550 million	$650 million

The Multiplier has two performance measures: (i) market share, which is a relative performance measure benchmarked against our industry peer group; and (ii) free cash flow, which is a financial performance measure. If the threshold is not exceeded for either the market share or free cash flow portion of the Multiplier, the corresponding portion of the Multiplier will be zero. One half of the Multiplier PBRSUs will vest at the end of the Tranche 1 period based on the level of achievement of the Multiplier metrics. Tranche 2 of the Multiplier PBRSUs would then vest based on the passage of time on the third anniversary of the grant date in an amount equal to the vested Tranche 1 Multiplier PBRSUs.

The Multiplier allows participants to earn an additional 100% of the PBRSU base grant at 100% achievement of the Multiplier metrics. Thus, the participants’ total award opportunity is two times the annual PBRSU base grant amount. Shares that may be earned pursuant to the Multiplier component of the PBRSU award are referred to in this proxy statement as the “Multiplier Shares.” For the Multiplier to pay at maximum, the Company would have to meet or exceed both the market share and free cash flow stretch goals.

In deciding on the Multiplier metrics, the Compensation Committee considered the correlation between free cash flow and shareholder return and that the Company operates in a highly-consolidated industry. In light of such considerations, the Committee ultimately determined that market share is a good indicator of the Company’s long-term business performance.

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Compensation Discussion and Analysis

The market share component of the Multiplier is based on a peer group and is determined by dividing our total revenue for the performance measurement period by the sum of the semiconductor revenue of the peer group (including the Company) for the performance measurement period, subject to adjustment in certain cases. The target goals assume that the selected market share peer group and the Company will grow at the same percentage rate. If the Company does not gain market share, this component of the Multiplier does not pay out. The market share stretch performance goal is set at an assumed Company market share rate of growth significantly above our peer group. The market share peer group is comprised of the closest business and market share competitors of the Company, regardless of size, and consists of:

Analog Devices, Inc.	Maxim Integrated Products, Inc.
Diodes Incorporated	NXP Semiconductors N.V.
Fairchild Semiconductor International, Inc.	Renesas Electronics Corporation (4)
Freescale Semiconductor Ltd. (1)	ROHM Co., Ltd. (4)
Infineon Technologies AG	STMicroelectronics N.V.
International Rectifier Corporation (2)	Texas Instruments Incorporated
Intersil Corporation (3)	Vishay Intertechnology, Inc. (4)
Linear Technology Corporation	Sony Semiconductor Solutions Corporation (Image Sensor Group)
(1)	Freescale Semiconductor Ltd. was acquired by NXP Semiconductors N.V. in December 2015.

(2)	International Rectifier Corporation was acquired by Infineon Technologies AG in January 2015.

(3)	Intersil Corporation was acquired by Renesas Electronics Corporation in February 2017.

(4)	Semiconductor revenue only.

Free cash flow equals net cash provided by operating activities less purchases of property, plant, and equipment, in each case in accordance with GAAP.

As with the 2016 compensation program, the Compensation Committee elected a performance period of 18 months in order to more closely align the grant with shareholder advisory firm preferences and market practices and to further drive long-term performance. The Compensation Committee previously considered advantages and disadvantages of using a longer performance period but concluded that an 18-month performance period provides for changing perspectives within a long-term award in a highly cyclical business. The Compensation Committee also believes that the volatility of potential payouts with a longer performance period carries retention risk or the potential to pay above the level of performance achieved after considering the relative performance of the Company. As a result, a shorter period is more manageable from a performance measurement perspective, and the additional vesting period provides ongoing retention value as well as a direct linkage to future stockholder returns. The Compensation Committee has also considered the advantages and disadvantages of using absolute versus relative performance measures. The Compensation Committee considered that absolute measures, such as those utilized for the 2017 program (except for the market share component of the Multiplier), are consistent with stockholder expectations, allow for greater sense of control and influence by the executive, encourage motivation, and are consistent with the Company’s cash flow and ability to pay.

In making determinations regarding target equity award levels, the Compensation Committee considered the CEO’s recommendation as well as market information showing that:

•	The annual grant value of the 2017 equity awards would vary from the market median for each of the Named Executive Officers as follows: Mr. Jackson: -8%, Mr. Gutmann: 0%; Mr. Schromm: -3%; Mr. Hall: +8%; and Mr. Rolls: +3%.

•	Following the salary increases and increase in bonus opportunity described above and taking into account the 2017 equity awards, target TDC variance from the market median for each of the Named Executive Officers would be as follows: Mr. Jackson: -1%, Mr. Gutmann: +2%; Mr. Schromm: 0%; Mr. Hall: -3%; and Mr. Rolls: +6%.

52     ON Semiconductor Corporation 2018 Proxy Statement

Compensation Discussion and Analysis

Generally, award amounts for each individual officer, and compensation variance from the market median based on the applicable benchmarking data, were based on the comparative data and other factors and processes discussed above, as well as on the individual considerations described below. In setting the amount of equity awards and other compensation for 2017, the Compensation Committee also considered the following for each Named Executive Officer:

Keith D. Jackson. Mr. Jackson’s target TDC was positioned at market (50th percentile). In determining Mr. Jackson’s 2017 total pay package, the Compensation Committee considered Mr. Jackson’s overall leadership of the Company, execution of the Fairchild acquisition and integration, and the achievement of challenging 2016 EPS growth, revenue growth expectation, and continued gross margin improvements. The Company exceeded the Board-approved business plan goals and TSR expectations. The Compensation Committee recognizes that Mr. Jackson uses his deep understanding of the semiconductor industry to guide the Company successfully through mergers and acquisitions. We compensate Mr. Jackson to compete in a marketplace which is undergoing consolidation. We expect him to navigate difficult choices and pay him for accretive choices, such as the Fairchild acquisition, and we believe this compensation framework promotes sound decision-making and ensures that our primary selection criterion for our strategic acquisitions is enhancing value for shareholders.

Bernard Gutmann. Mr. Gutmann’s target TDC was positioned slightly above the market (50th percentile). Mr. Gutmann managed the Company’s finances in an ever-changing global market, improved gross margins, increased free cash flow generation, managed expenses, and paid down the Company’s debt faster than expected. Mr. Gutmann’s understanding of the semiconductor industry, financial leadership, and strong analytical and accounting skills allow him to positively contribute as the CFO.

William A. Schromm. Mr. Schromm’s target TDC was positioned at the market (50th percentile). Mr. Schromm demonstrated exemplary leadership in connection with the integration of Fairchild operations into ON Semiconductor. As a result of his efforts, Mr. Schromm and his operations team launched several new IT platforms, dramatically improved factory performance, reduced manufacturing input costs, and improved quality metrics, thus achieving greater than expected operational savings from the integration of Fairchild.

William M. Hall. Mr. Hall’s target TDC was positioned slightly below the market (50th percentile). Under Mr. Hall’s leadership, we completed the integration of the Fairchild Standard Products Group into ON Semiconductor and integrated the former SANYO discrete business units. The Standard Products Group organically grew revenue, gained market share, met aggressive gross margin goals, and continued the dramatic growth of the Power Integrated Modules business through new product development.

Paul E. Rolls. Mr. Rolls’ target TDC was positioned slightly above the market (50th percentile). The Sales and Marketing team under Mr. Rolls grew revenue and successfully integrated the Fairchild global sales teams into the Company. The Sales and Marketing team exceeded revenue expectations and grew market share in 2016. The Compensation Committee recognizes Mr. Rolls’ deep understanding of the semiconductor industry and vast knowledge of sales operations.

The Compensation Committee’s review of the individual performance of each Named Executive Officer is not formulaic. The factors outlined above were considered in conjunction with many others, including, but not limited to, the then-current business environment and business challenges, the safety of our employees, the quality of our environmental efforts, the retentive value of the total compensation package, and the cost of retention, all of which are taken into account in the course of making subjective judgments in determining final levels of executive compensation.

ON Semiconductor Corporation 2018 Proxy Statement     53

Compensation Discussion and Analysis

The following table sets out the 2017 target equity awards granted to each Named Executive Officer:

Officer	Approximate Value (1)	PBRSUs (1) (# of Units)	Time-Based RSUs (1) (# of Units)
Keith D. Jackson	$5.0 million	163,827	163,827
Bernard Gutmann	$1.8 million	58,978	58,978
William A. Schromm	$1.8 million	58,978	58,978
William M. Hall	$1.3 million	42,596	42,596
Paul E. Rolls	$1.2 million	39,319	39,319
(1)	The actual value of each such award is disclosed in columns (h) and (j) of the Outstanding Equity Awards at Fiscal Year-End 2017 table below in this proxy statement and described in the footnotes to such table. The approximate values and number of shares in the table above assume that all PBRSUs would vest at target and do not include the value and number of Multiplier Shares. The number of units granted was based on the closing stock price on the date of grant (March 6, 2017) of $15.26 per share.

Due to the 18-month performance period for the 2017 PBRSU grant, Adjusted EBITDA for the performance period will not be determined until the filing of the Company’s Quarterly Report on Form 10-Q for the second quarter of 2018.

See “Compensation of Executive Officers — 2017, 2016, and 2015 Awards of Equity — 2017 Awards of PBRSUs” and “— 2017 Awards of Time-Based RSUs” below in this proxy statement for further description of the 2017 equity awards. We also disclose these awards in the Summary Compensation Table in this proxy statement. The Grant of Plan-Based Awards in 2017 table, the Outstanding Equity Awards at Fiscal Year-End 2017 table and the 2017 Option Exercises and Stock Vested table also contain information about our long-term incentive awards to Named Executive Officers.

Long-Term Incentive Awards for 2018. In February 2018, the Compensation Committee approved annual long-term incentive grants to our Named Executive Officers. These awards operate substantially the same as the awards made in 2017. As in 2017, the 2018 long-term incentive awards for our Named Executive Officers are entirely equity-based and consist of 50% time-based RSUs and 50% PBRSUs, Adjusted EBITDA remains the base performance metric for the 2018 PBRSUs, and the 2018 RSUs will vest in equal annual amounts over a three-year period.

As in 2017, the performance period for the 2018 PBRSUs will be six quarters, commencing with the first quarter of 2018. Attainment of the goals will be established at the end of the six quarters and will determine how many PBRSUs may vest. If attainment meets or exceeds target for the PBRSUs, then 50% of the total award will vest following the filing of the Company’s Form 10-Q for the second quarter of 2019. The remaining 50% of the total award will vest, based only on the passage of time and continued employment, on the third anniversary of the grant date.

As in 2017, there is also a multiplier component to the 2018 grant. Certain key individuals are eligible to earn an additional amount up to 100% of their annual PBRSU grant if the target Adjusted EBITDA performance metric is met. In the event this is achieved, the additional PBRSU shares may be earned based on attainment of market share and free cash flow goals. The Committee believes that the ability to earn upside potential on the PBRSUs is consistent with market practice and will encourage management to accelerate the growth of the Company.

Other Elements Affecting Compensation

Severance and Change in Control Agreements. Under the 2000 Stock Incentive Plan and the Amended and Restated Plan, the Board of Directors has discretion to accelerate equity-based vesting upon a “change in control.” In addition, with respect to our Named Executive Officers, our outstanding option agreements, RSU agreements, and PBRSU agreements generally contain provisions causing the unvested portion of the

54     ON Semiconductor Corporation 2018 Proxy Statement

Compensation Discussion and Analysis

awards to vest upon a termination of employment without cause (including, if applicable, a deemed termination for good reason) within a two-year period after a change in control. Under the acceleration provisions of the PBRSU award agreements, if a change in control occurs prior to the end of the performance period for the award, the units that could vest will be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the change in control. If the Company thereafter terminates the employee without cause or the employee resigns for good reason, a number of units will vest in an amount determined by a fraction, the numerator of which is the number of days the employee was employed during the performance period and the denominator of which is the total number of days in the performance period. If a change in control occurs after the end of the performance period, the units earned but not vested at that time will vest.

In 2017, we amended the severance and change in control provisions in the employment agreements with our Named Executive Officers to add certain government agency exceptions to the confidentiality provisions contained in those agreements and to incorporate certain other clarifying changes. Additionally, in order to provide better alignment with existing market practices related to post-termination compensation, in the event that we terminated the employment of a Named Executive Officer within 24 months after a Change in Control (as defined in the applicable employment agreement), the executive would receive, in addition to the post-termination compensation each Named Executive Officer was entitled to under the employment agreements before they were amended, an additional cash payment in an amount equal to: (i) in the case of Mr. Jackson, two times the target bonus for one year; and (ii) in the case of all other Named Executive Officers, the total target bonus for one year.

For a description of the severance and change in control provisions of the employment agreements for our Named Executive Officers, see “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” and “Compensation of Executive Officers — Potential Payments Upon Termination of Employment or Change in Control” below in this proxy statement.

We believe that our severance benefits and change in control arrangements are consistent with the principal objectives of our compensation programs. To the extent a Named Executive Officer’s agreement contains severance benefits or a change in control provision, such benefit is predicated upon the Named Executive Officer being terminated “without cause” or resigning “for good reason,” as such terms are defined in their agreements. In addition, our severance benefits are subject to the Named Executive Officer signing a general release and waiver and complying with certain restrictive covenants, including non-solicitation, confidentiality, and non-disparagement agreements, as well as non-competition or non-interference agreements, which serves the best interests of the Company and its stockholders.

We believe that our management has played a crucial role in making us a successful company and it sends an important signal to the market and potential employees that we are willing to protect our management with some guaranteed compensation in the event of a termination after a change in control. In addition, management may be less inclined to resist change in control transactions that are in the best interests of our stockholders if they have the added security that comes with such change in control arrangements.

Our change in control provisions do not include excise tax gross-ups. We examine our severance benefits and change-in-control arrangements on a regular basis.

Generally Available Benefits and Retirement Plan. We do not offer executive retirement plans, pension benefits, or non-qualified deferred compensation plans. Instead, we provide our Named Executive Officers with opportunities to accumulate retirement income primarily through appreciation of their equity awards.

Consistent with our pay-for-performance compensation philosophy, we do not provide our executive officers with significant perquisites. We strive to create a team-based environment, which is why the majority of our variable compensation is tied to team-based goals and the majority of our benefits are designed around broad-based employee participation. We have a few exceptions, which are selected for competitive purposes, including enhanced life insurance and annual financial planning services as described below.

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Compensation Discussion and Analysis

Executives are eligible to participate in benefit programs designed for all of the Company’s full-time employees. These programs include a tax-qualified employee stock purchase plan, a 401(k) savings plan, and medical, dental, disability, and life insurance programs. We also have a relocation program and provide a tax gross-up for certain benefits under this program that is available to all employees who enjoy the benefits of the relocation policy. Other amounts may also be available for expatriate assignments. All employees receive mileage reimbursement if driving their own cars for Company business. An auto allowance of $1,200 per month is provided to each of our Named Executive Officers.

In addition to benefits that provide for broad-based employee participation, we provide our executives limited perquisites that we believe help to maintain the competitiveness of our compensation package vis-à-vis our peer companies and provide value at a reasonable cost to the Company. These include enhanced coverage for life insurance (each executive receives life insurance coverage of $1,000,000, which is $500,000 above the maximum allowed standard coverage of two-times base salary that is afforded to all employees) and financial planning services (up to $10,000 per year).

We describe the perquisites paid in 2017 to each of the Named Executive Officers in the Summary Compensation Table of this proxy statement.

Impact of Taxation and Accounting Considerations on Executive Compensation

Our Compensation Committee attempts to establish executive officer compensation programs that will allow related income tax deductions to the extent it determines that such actions are consistent with our compensation philosophy and in the best interests of our stockholders.

Prior to the passage of the Tax Cuts and Jobs Act (the “Tax Act”), for tax years beginning prior to December 31, 2017, Section 162(m) of the Code placed a $1 million limit on the amount of compensation the Company could deduct in any one year for compensation paid to our CEO and any of our three other most highly-compensated executive officers (excluding our Chief Financial Officer) unless the compensation payable qualified for the “performance-based compensation” exception to the limitations on the deduction of compensation imposed by Section 162(m). While the Compensation Committee considers the deductibility of awards as a factor in determining executive compensation, the Compensation Committee reserves the right to make compensation payments and awards that are not deductible pursuant to the “performance-based compensation” exception or otherwise when it believes such payments are in the best interests of the Company and its stockholders.

The Tax Act repeals the “performance-based compensation” exemption for tax years beginning after December 31, 2017, such that compensation paid to certain executive officers in excess of $1 million will not be deductible unless it qualifies for transition relief applicable to binding written agreements that were in effect as of November 2, 2017 and are not materially modified thereafter. Due to ambiguities and uncertainties as to the application and interpretation of Section 162(m), as revised by the Tax Act, including the uncertain scope of the transition relief under the Tax Act, no assurance can be given that compensation intended to satisfy the requirements for exemption from Section 162(m) will, in fact, satisfy such requirements. Further, the Compensation Committee reserves the right to amend agreements that were initially intended to qualify as “performance-based compensation” if the Compensation Committee determines such amendments are in the best interests of the Company and its stockholders.

The cash bonus awards made to covered employees pursuant to our 2017 semi-annual cash incentive program described above were generally intended to qualify for the “performance-based compensation” exception to the limitation on deductibility imposed by Section 162(m). The full amount of compensation resulting from the exercise of options and the settlement of PBRSUs granted to covered employees prior to November 2, 2017 under the ON Semiconductor Corporation 2000 Stock Incentive Plan (the “2000 SIP”) and the Amended and Restated Plan were also intended to qualify for the “performance-based compensation” exception. Base salary and the amount of compensation resulting from the settlement of time-based RSUs granted pursuant to our 2000 SIP and the Amended and Restated Plan are not “performance-based

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Compensation Discussion and Analysis

compensation,” and therefore did not, and were not intended to, qualify for the “performance-based compensation” exception.

Wholly apart from the impact of the Tax Act and any transition relief under the Tax Act, the determination of whether compensation actually qualifies for the “performance-based compensation” exception is complex and is based on the facts and circumstances of each case, and the actual deductibility of any amount may be challenged and disallowed. Consequently, we cannot guarantee that compensation that is intended to qualify for the “performance-based compensation” exception under Section 162(m) or qualify for the transition relief under the Tax Act will, in fact, so qualify.

Section 409A of the Code imposes an additional 20% federal income tax and penalties upon employees who receive “non-qualified deferred compensation” that does not comply with Section 409A. The Compensation Committee takes into account the impact of Section 409A in designing our executive plans and programs that provide for “non-qualified deferred compensation” and, as a general rule, these plans and programs are designed either to comply with the requirements of Section 409A or to qualify for an applicable exception to Section 409A so as to avoid possible adverse tax consequences that may result from failure to comply with Section 409A. We cannot, however, guarantee that the compensation will comply with the requirements of Section 409A or an applicable exception thereto.

The Compensation Committee also takes into account other tax and accounting consequences of its total compensation program and weighs these factors when setting total compensation and determining the individual elements of an officer’s compensation package.

Other Matters Relating to Executive Compensation

Hedging / Pledging Transactions. We have a comprehensive Insider Trading Policy, which, among other things, prohibits our Named Executive Officers from engaging in hedging or monetization transactions with respect to our securities, including, but not limited to, short sales, buying or selling puts or calls, or similar derivative securities transactions, prepaid variable forwards, equity swaps, collars, and exchange funds. We believe these transactions could give rise to a conflict of interest, which could negatively impact market perceptions about the Company and its Named Executive Officers. Our Named Executive Officers are also prohibited from any pledging or margin transactions with respect to our stock, including, but not limited to, holding our securities in a margin account or otherwise pledging such securities as collateral for a loan.

Equity Award Policy. In 2006, we adopted an equity award grant date policy statement (the “Equity Award Policy”). Under the Equity Award Policy, equity grants under our stock incentive plans generally become effective on the first Monday (or next following trading day if the first Monday is not a trading day) of the next month following the date of Board, Compensation Committee, or CEO approval of the grant. From time to time, the Compensation Committee may approve an exception to the Equity Award Policy in its discretion. Options granted are priced at the closing market value on the date of grant. We generally make our annual equity awards to executives in the first quarter of each year. The Company does not have a practice of timing grants of stock-based awards to coordinate with the release of material information to the market.

Stock Ownership Guidelines and Retention Requirements for Officers. Under our Corporate Governance Guidelines, executives holding the title of Senior Vice President or above are required to hold our common stock in an amount equal to one to six times the officer’s base salary. The required holdings and transition period are described under “The Board of Directors and Corporate Governance — Corporate Governance Principles — Directors’ and Officers’ Stock Ownership and Retention Guidelines” above. As of March 9, 2018, all of our Named Executive Officers were in compliance with the guidelines.

ON Semiconductor Corporation 2018 Proxy Statement     57

Compensation Discussion and Analysis

Clawback Policy. In 2014, we adopted a clawback policy. The policy requires the Company to seek to recover any incentive-based compensation awards and payments made to any covered person in the event that: (i) the Company is required to prepare a financial restatement resulting from material noncompliance with any financial reporting requirements under the federal securities laws, which restatement would have resulted in payment of a lesser incentive as determined by the Board of Directors; (ii) there has occurred any intentional misconduct by the covered person that is materially injurious to the Company; or (iii) there has occurred any breach by the covered person of any material provision in his or her employment agreement with the Company or in any other agreement with the Company that contains non-solicitation, confidentiality, non-compete, non-disclosure, or non-disparagement provisions applicable to the covered person. A “covered person” is any current or former Senior Vice President, Executive Vice President, or Chief Executive Officer, or any other person as determined by the Board in its sole discretion.

The compensation to be recovered pursuant to this policy is limited to any award or payment made under any incentive-based compensation plan, including any corporate bonus plan and any RSUs, PBRSUs, stock options, or other form of equity award, made or paid by the Company during the applicable recovery period. In the case of any intentional misconduct or breach of a key agreement, the full amount of the award or payment would be recoverable. In the case of a restatement, the amount subject to recovery would be the difference between the amount granted or paid and the amount that should have been granted or paid based on the restatement as determined by the Board of Directors.

The applicable recovery period for an accounting restatement is the three-year period preceding the date on which the Company is required to prepare an accounting restatement (determined in accordance with any applicable law, regulation, or interpretation, or otherwise by the Board of Directors), which restatement would have resulted in payment of a lesser incentive as determined by the Board of Directors. With respect to intentional misconduct or breach of a key agreement, the applicable recovery period is the three-year period preceding the date on which the Board of Directors determines that these triggers exist. With respect to stock options that have been exercised, the Company will be entitled to recover: (i) the gross number of shares for which the option was exercised or the value thereof on the date of exercise; and (ii) any profit made by the covered person upon any sale of such shares. The amount of any recoupment will be the gross amount of the award or payment without taking into account any withholdings for tax or other amounts. The form of recoupment may be from future compensation, forfeiture of outstanding equity awards, direct repayment by the affected individual(s), or any combination of the foregoing at the discretion of the Board of Directors and subject to applicable law.

In the award agreement for the 2018 PBRSU awards, we added additional clawback language that allows the Company to require the grantee to forfeit all or a portion of any unvested 2018 PBRSUs and any shares of stock delivered pursuant to the grant agreement if: (i) the grantee’s employment is terminated for Cause (as defined in the grantee’s employment agreement, or, if the grantee has no employment agreement, in the Amended and Restated Plan); or (ii) the Compensation Committee, in its sole and absolute discretion, determines that the grantee engaged in serious misconduct that results or might reasonably be expected to result in financial or reputational harm to the Company.

58     ON Semiconductor Corporation 2018 Proxy Statement

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the CD&A included in the proxy statement for the Annual Meeting of Stockholders. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s 2017 Annual Report on Form 10-K filed with the Commission on February 21, 2018 (the “Annual Report”) and the proxy statement for the Annual Meeting.

This report is submitted by the Compensation Committee.

Gilles Delfassy, Chair

Curtis J. Crawford, Ph.D.

Paul Mascarenas

Teresa M. Ressel

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COMPENSATION OF EXECUTIVE OFFICERS

The following tables set forth information concerning compensation earned by, or paid for services provided to us or our subsidiaries for the periods indicated to, our Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($) (1) (e)	Option Awards ($) (2) (f)	Non-Equity Incentive Plan Compensation ($) (3) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4) (h)	All Other Compensation ($) (5) (i)	Total ($) (j)
Keith D. Jackson,	2017	959,615	0	7,500,000	0	2,238,101	0	35,414	10,733,131
President and Chief	2016	906,154	0	6,900,002	0	885,382	0	34,669	8,726,207
Executive Officer	2015	924,231	0	6,300,021	0	667,089	0	34,284	7,925,625
Bernard Gutmann,	2017	501,128	0	2,700,013	0	644,466	0	38,540	3,884,147
Executive Vice President,	2016	470,848	0	2,100,015	0	246,084	0	32,406	2,849,253
Chief Financial Officer, and Treasurer	2015	464,086	0	1,875,024	0	177,425	0	32,330	2,548,865
William A. Schromm,	2017	500,831	0	2,700,013	0	655,044	0	42,725	3,898,613
Executive Vice President	2016	444,800	0	2,550,010	0	238,554	0	42,310	3,275,674
and Chief Operating Officer	2015	422,769	0	1,650,027	0	161,928	0	42,207	2,276,931
William M. Hall, Executive Vice President and General Manager, Power Solutions Group	2017 2016	419,844 394,697	0 0	1,950,045 1,950,025	0 0	541,923 189,658	0 0	45,200 44,857	2,957,012 2,579,237
Paul E. Rolls,	2017	486,212	0	1,800,024	0	604,952	0	39,723	2,930,910
Executive Vice President,	2016	454,374	0	1,725,001	0	223,782	0	38,794	2,441,951
Sales & Marketing	2015	446,148	0	1,725,039	0	153,469	0	29,997	2,354,653
(1)	Amounts in this column represent the aggregate grant date fair value of awards of PBRSUs (including the Multiplier Shares) and time-based RSUs computed in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and PBRSUs is derived using the closing price on the date of grant. For PBRSUs, the grant date fair value is calculated by multiplying the probable number of units to vest as of the grant date by the closing price of a share of common stock on the grant date. The valuation is based upon the probable outcome of the performance conditions underlying the PBRSUs (including the Multiplier Shares), consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. We describe the 2017, 2016, and 2015 awards of PBRSUs and RSUs below under “2017, 2016, and 2015 Awards of Equity” and, as to the 2017 awards, in the CD&A under “Elements of Our Compensation Program — Long-Term Incentives.”

The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2017. As of February 14, 2018, 66.5% of the PBRSUs awarded on March 2, 2015 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. As of February 14, 2018, 100% of the PBRSUs awarded on March 7, 2016 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. As of February 14, 2018, 100% of the PBRSUs awarded on March 6, 2017 were expected to vest in full by the final vesting date pursuant to the relevant award agreement. The estimated number of units which are expected to vest are evaluated and adjusted each reporting period, as necessary, in connection with the Company’s quarterly and annual financial statements.

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Compensation of Executive Officers

With respect to awards of PBRSUs made in 2017 and included in the table, the chart below sets forth the maximum number of PBRSUs (including the Multiplier Shares) that could have vested if all performance conditions are or were met, as well as the aggregate grant date fair value of the award on the date of grant, assuming that the highest level of performance conditions were achieved:

Name	Grant Date	Total Number of Units	Fair Value per Share	Aggregate Grant Date Fair Value

Keith D. Jackson	3/6/2017	327,654	$15.26	$5,000,000

Bernard Gutmann	3/6/2017	117,956	$15.26	$1,800,009

William A. Schromm	3/6/2017	117,956	$15.26	$1,800,009

William M. Hall	3/6/2017	85,192	$15.26	$1,300,030

Paul E. Rolls	3/6/2017	78,638	$15.26	$1,200,016

(2)	The Company did not award options to our Named Executive Officers in 2015, 2016, or 2017.

(3)	The amount in this column consists of earnings by each Named Executive Officer under our semi-annual cash incentive programs in 2017, 2016, and 2015. For information concerning our semi-annual cash incentive program for 2017, see the CD&A under “Elements of Our Compensation Program — Semi-Annual Cash Incentive Program.”

(4)	There are no defined benefit or actuarial pension plans with respect to our Named Executive Officers.

(5)	Amounts in this column for 2017 consist of the items in the table below:

Name	Company Contributions Under 401(k) Plan (a)	Executive Group Term Life Insurance Imputed Income* (b)	Premiums Paid by the Company for Basic Life Insurance and Accidental Death and Dismemberment Insurance (c)	Car Allowance* (d)	Financial Planning Services* (e)	Imputed Income for Post-Tax Long-Term Disability Insurance Benefit Payments* (f)

Keith D. Jackson	$10,800	$7,524	$1,140	$14,400	—	$1,550

Bernard Gutmann	$10,800	$4,902	$1,140	$14,400	$5,800	$1,498

William A. Schromm	$10,800	$4,902	$1,140	$14,400	$10,000	$1,483

William M. Hall	$10,800	$7,524	$1,140	$14,400	$10,000	$1,336

Paul E. Rolls	$10,800	$4,902	$1,140	$14,400	$7,021	$1,460
*	The Company also pays social security tax at the rate of 6.2% and Medicare tax at the rate of 1.45% on the amounts listed in columns (b), (d), (e), and (f).

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Compensation of Executive Officers

Grants of Plan-Based Awards in 2017

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4) (i)	All Other Option Awards: Number of Securities Underlying Options (#) (5) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (6) (l)
Name (a)	Grant Date (b)	Approval Date (1)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Keith D. Jackson		2/14/2017	0	745,673	1,491,345
	3/6/2017	2/23/2017							163,827			2,500,000
	3/6/2017	2/23/2017				0	163,827	327,654				5,000,000
		8/3/2017	0	693,750	1,387,500
Bernard Gutmann		2/14/2017	0	220,583	441,166
	3/6/2017	2/23/2017							58,978			900,004
	3/6/2017	2/23/2017				0	58,978	117,956				1,800,009
		8/3/2017	0	193,295	386,590
William A. Schromm		2/14/2017	0	222,386	444,772
	3/6/2017	2/23/2017							58,978			900,004
	3/6/2017	2/23/2017				0	58,978	117,956				1,800,009
		8/3/2017	0	191,360	382,720
William M. Hall		2/14/2017	0	176,738	353,477
	3/6/2017	2/23/2017							42,596			650,015
	3/6/2017	2/23/2017				0	42,596	85,192				1,300,030
		8/3/2017	0	149,191	298,382
Paul E. Rolls		2/14/2017	0	188,047	376,094
	3/6/2017	2/23/2017							39,319			600,008
	3/6/2017	2/23/2017				0	39,319	78,638				1,200,016
		8/3/2017	0	176,612	353,224
(1)	Pursuant to the Equity Award Policy, the date of grant is the first Monday (or the next following trading day if that Monday is not a trading day) of the month following the month in which the grant was approved by either the Board or the Compensation Committee. For additional information regarding the Equity Award Policy, see “Other Matters Relating to Executive Compensation — Equity Award Policy” in the CD&A. The incentive programs for the first half of 2017 and for the second half of 2017 were established by the Compensation Committee on February 14, 2017 and August 3, 2017, respectively.

(2)	Amounts in this column represent the possible payouts under the Company’s semi-annual cash incentive programs for 2017, which are described in the CD&A under “Elements of Our Compensation Program — Semi-Annual Cash Incentive Program.” Possible payouts were calculated as follows: the applicable bonus attainment multiplied by the target bonus percentage set for each officer multiplied by the officer’s eligible earnings in effect for the semi-annual period.

(3)

This column represents PBRSU awards made in 2017. The amounts in the “Threshold” column (f) represent the minimum number of units that would vest, if any, under the award agreements for the 2017 PBRSUs, assuming that certain threshold performance measure(s) are met, but not exceeded. The amounts in the “Target” column (g) represent the total number of Base Grant Shares, assuming that all performance goals are achieved and therefore all units would vest, but without inclusion of any Multiplier Shares. The amounts in the “Maximum” column (h) represent the total number of units granted, assuming that all performance goals are achieved for both the base grant and the Multiplier and therefore all units would vest for both the Base Grant and Multiplier Shares. The PBRSUs vest in equal amounts over two consecutive 18-month periods, provided that the Company exceeds the threshold performance goal. If the performance measure for the PBRSUs that is achieved exceeds the threshold level, the potential base grant amount would be determined based on linear interpolation from threshold to target. If the performance measure that is achieved equals or exceeds the target level, the amount of Multiplier Shares is determined based on linear interpolation up to an additional 100% of the base grant based on additional performance goals. One-half of such amount would vest at the end of the first 18-month period and an additional one-half of such amount would vest on the third anniversary of the grant date based solely on the passage of time, assuming that the officer remains employed on such date (subject to certain exceptions in the event of a

62     ON Semiconductor Corporation 2018 Proxy Statement

Compensation of Executive Officers

change in control). If the performance measure that is achieved equals or is less than the threshold performance level, the entire award will be canceled. These awards were made under the Amended and Restated Plan and are described in the CD&A under “Elements of our Compensation Program — Long-Term Incentives” and below under “2017, 2016, and 2015 Awards of Equity —2017 Awards of PBRSUs.”

(4)	This column represents time-based RSU awards made to our Named Executive Officers in 2017. These awards are described in the CD&A under “Elements of our Compensation Program — Long-Term Incentives” and below under “2017, 2016, and 2015 Awards of Equity — 2017 Awards of Time-Based RSUs.”

(5)	There were no option awards made to the Named Executive Officers in 2017.

(6)	This amount represents the grant date fair value of the award calculated in accordance with FASB ASC Topic 718. The grant date fair value for RSUs and PBRSUs is derived using the closing price on the date of grant. The valuation for PBRSUs is based upon the probable outcome of the performance conditions underlying the PBRSUs (including the Multiplier Shares), consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2017.

2017, 2016, and 2015 Awards of Equity

Below is a summary of the 2017, 2016, and 2015 awards of PBRSUs and other equity awards. For additional information regarding equity awards, see the CD&A under “Elements of Our Compensation Program — Long-Term Incentives” in this proxy statement.

2017 Awards of Equity

In February 2017, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2016, the Compensation Committee granted awards to each Named Executive Officer consisting of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 163,827 PBRSUs and 163,827 RSUs; Mr. Gutmann 58,978 PBRSUs and 58,978 RSUs; Mr. Schromm 58,978 PBRSUs and 58,978 RSUs; Mr. Hall 42,596 PBRSUs and 42,596 RSUs; and Mr. Rolls 39,319 PBRSUs and 39,319 RSUs.

2017 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The 2017 PBRSUs are designed to vest in two equal amounts (tranches), subject to exceeding the threshold level for the performance goal. Vesting of one-half of the PBRSUs (“Tranche 1”) is based upon achievement of the performance goal during the 18-month period starting on January 1, 2017 and ending at the close of the second financial quarter of 2018 (the “2017 PBRSU Performance Period”). The Tranche 1 vesting amount will equal one-half of the total PBRSUs for the grantee multiplied by the attainment percentage. If the performance measure for the 2017 PBRSUs is achieved above the threshold level, the remaining PBRSUs (“Tranche 2”) (in an amount equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date if the officer remains employed on that date, subject to certain change in control provisions described below. If the threshold performance goal is not exceeded, the entire award would be canceled.

The applicable performance measures for the 2017 PBRSUs are as follows and include straight-line interpolation between threshold and target Adjusted EBITDA.

Measurement Period #	Performance Goals Adjusted EBITDA
2017 PBRSU Performance Period	Threshold – $1,220 million
Target – $1,525 million

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Compensation of Executive Officers

The Company added a Multiplier to the PBRSU awards for certain key individuals, including the Named Executive Officers. Once the target performance goal for Adjusted EBITDA is achieved or exceeded for the PBRSUs, the Multiplier opens and achievement of the Multiplier goals as follows determines the payout:

	0% Payout	100% Payout
Market Share	7.024%	7.340%
Free Cash Flow	$550 million	$650 million

The Multiplier allows participants to earn an additional 100% of the base grant at 100% achievement of the Multiplier metrics. Thus, the participant’s total award opportunity is two times the base grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	163,827	163,827	327,654
Bernard Gutmann	58,978	58,978	117,956
William A. Schromm	58,978	58,978	117,956
William M. Hall	42,596	42,596	85,192
Paul E. Rolls	39,319	39,319	78,638

We describe the calculation of Adjusted EBITDA for the 2017 PBRSUs above in the CD&A under the heading “Elements of Our Compensation Program — Long-Term Incentives.”

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine Adjusted EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested 2017 PBRSUs will be canceled and forfeited. Pursuant to the 2017 PBRSU award agreements, if a change in control occurs prior to the end of the 2017 PBRSU Performance Period, the units that could vest would be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the change in control. If the Company thereafter terminates the employee without cause or the employee resigns for good reason, a number of units will vest in an amount determined by multiplying the number of units that could vest (as described above) by a fraction, the numerator of which is the number of days the employee was employed during the 2017 PBRSU Performance Period and the denominator of which is the total number of days in the 2017 PBRSU Performance Period. If a change in control occurs after the end of the 2017 PBRSU Performance Period, the units earned but not vested at that time will vest.

The Company has filed a form of award agreement for the 2017 PBRSUs as an exhibit to its filings under the Exchange Act.

2017 Awards of Time-Based RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2017 awards of time-based RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 6, 2020. Compensation Committee approval is not required for vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

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If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

2016 Awards of Equity

In February 2016, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2015, the Compensation Committee granted awards to each Named Executive Officer consisting of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 255,272 PBRSUs and 255,272 RSUs; Mr. Gutmann 77,692 PBRSUs and 77,692 RSUs; Mr. Schromm 94,340 PBRSUs and 94,340 RSUs; Mr. Hall 72,143 PBRSUs and 72,143 RSUs; and Mr. Rolls 63,818 PBRSUs and 63,818 RSUs.

2016 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The 2016 PBRSUs were designed to vest in two equal amounts (tranches), subject to exceeding the threshold level for the performance goal. Vesting of the Tranche 1 PBRSUs was based upon achievement of the performance goal during the 18-month period starting on January 1, 2016 and ending at the close of the second financial quarter of 2017 (the “2016 PBRSU Performance Period”). The Tranche 1 vesting amount was to equal one-half of the total base grant units for the grantee multiplied by the attainment percentage. If the performance measure for the 2016 PBRSUs was achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date if the officer remains employed on that date, subject to certain change in control provisions described below. If the Tranche 1 threshold was not exceeded, the entire award would be canceled.

The applicable performance measures for the 2016 PBRSUs are as follows and include straight-line interpolation between threshold and target Adjusted EBITDA.

Measurement Period #	Performance Goals Adjusted EBITDA
2016 PBRSU Performance Period	Threshold – $800 million
Target – $1 billion

The Company added a Multiplier to the PBRSU awards for certain key individuals, including the Named Executive Officers. Once the target performance goal for Adjusted EBITDA is achieved or exceeded for the PBRSUs, the Multiplier opens and achievement of the Multiplier goals as follows determines the payout:

	0% Payout	100% Payout
Market Share Growth (Weight 60%)	5.845%	6.005%
Revenue Growth (Weight 40%)	$5.0 billion	$5.6 billion

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Compensation of Executive Officers

The Multiplier allows participants to earn an additional 100% of the base grant at 100% achievement of the Multiplier metrics. Thus, the participant’s total award opportunity is two times the base grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	255,272	255,272	510,544
Bernard Gutmann	77,692	77,692	155,384
William A. Schromm	94,340	94,340	188,680
William M. Hall	72,143	72,143	144,286
Paul E. Rolls	63,818	63,818	127,636

Adjusted EBITDA for the 2016 PBRSU Performance Period was $1,270.5 million, resulting in achievement of an attainment level of 100% and the opening of the Multiplier. The market share growth component of the Multiplier (weighted 60%) was achieved at 8.25% and the revenue growth component of the Multiplier (weighted 40%) was achieved at $6,682 million, resulting in an attainment level of 100% and the vesting of the following amounts (including base and Multiplier shares) for the first tranche of the 2016 PBRSUs: Mr. Jackson: 255,272; Mr. Gutmann: 77,692; Mr. Schromm: 94,340; Mr. Hall: 72,143; and Mr. Rolls: 63,818. An equal amount will vest on the anniversary of the grant date in 2019 if the executive remains employed on that date, subject to certain change in control provisions described below.

For purposes of calculating Adjusted EBITDA for the 2016 PBRSU awards, non-GAAP net income will generally include stock compensation expense and 2016 acquisition activity and exclude: restructuring, asset impairments and other, net; goodwill and intangible asset impairment; interest expense and interest income; income tax provision; acquisition related costs; net income attributable to non-controlling interests; depreciation and amortization; actuarial gains or losses on pension plans and other pension benefits; gain or loss on acquisitions; gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; expensing of inventory fair market value step up; acquisition financing related cost; acquisition related break-up fees (incurred or owed to the Company); and unusual/non-recurring material items.

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine Adjusted EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested 2016 PBRSUs will be canceled and forfeited. Pursuant to the 2016 PBRSU award agreements, if a change in control occurs prior to the end of the 2016 PBRSU Performance Period, the units that could vest would be based on the Company’s progress toward attainment of the performance goals as of the closing of the transaction or event resulting in the change in control. If the Company thereafter terminates the employee without cause or the employee resigns for good reason, a number of units will vest in an amount determined by multiplying the number of units that could vest (as described above) by a fraction, the numerator of which is the number of days the employee was employed during the 2016 PBRSU Performance Period and the denominator of which is the total number of days in the 2016 PBRSU Performance Period. If a change in control occurs after the end of the 2016 PBRSU Performance Period, the units earned but not vested at that time will vest.

The Company has filed a form of award agreement for the 2016 PBRSUs as an exhibit to its filings under the Exchange Act.

2016 Awards of Time-Based RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2016 awards of time-based RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 7, 2019. Compensation Committee approval is not required for

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vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

2015 Awards of Equity

In February 2015, the Compensation Committee approved annual long-term incentive grants to the Named Executive Officers. As in 2014, the Compensation Committee granted awards to each Named Executive Officer of the Company in 2015. The awards consisted of one-half PBRSUs and one-half time-based RSUs. Subject to the Multiplier described below, the Compensation Committee granted: Mr. Jackson 159,575 PBRSUs and 159,575 RSUs; Mr. Gutmann 47,493 PBRSUs and 47,493 RSUs; Mr. Schromm 41,794 PBRSUs and 41,794 RSUs; and Mr. Rolls 43,694 PBRSUs and 43,694 RSUs. Mr. Hall was not a Named Executive Officer in 2015.

2015 Awards of PBRSUs. Each PBRSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the Amended and Restated Plan and the applicable award agreement. The 2015 PBRSUs were designed to vest in two equal amounts (tranches), subject to exceeding the threshold level for the performance goal. Vesting of the Tranche 1 PBRSUs was based upon achievement of the performance goal during the 18-month period starting on January 1, 2015 and ending at the close of the second financial quarter of 2016 (the “2015 PBRSU Performance Period”). The Tranche 1 vesting amount was to equal one-half of the total base grant units for the grantee multiplied by the attainment percentage. If the performance measure for the 2015 PBRSUs was achieved above the threshold level, the Tranche 2 amount (equal to the units that actually vested in Tranche 1) would then vest based solely on the passage of time on the third anniversary of the grant date. If the Tranche 1 threshold was not exceeded, the entire award would be canceled.

The applicable performance measures for the 2015 PBRSUs are as follows and include straight-line interpolation between threshold and target Adjusted EBITDA.

Measurement Period #	Performance Goals Adjusted EBITDA
2015 PBRSU Performance Period	Threshold – $800 million
Target – $1 billion

The Multiplier allows participants to earn an additional 100% of the base grant at 100% achievement of the Multiplier metrics. Thus, the participant’s total award opportunity is two times the base grant amount.

Officer	Base Shares Eligible for Vesting	Shares Eligible for Vesting Per Multiplier Component	Total Shares Eligible for Vesting
Keith D. Jackson	159,575	159,575	319,150
Bernard Gutmann	47,493	47,493	94,986
William A. Schromm	41,794	41,794	83,588
Paul E. Rolls	43,694	43,694	87,388

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Adjusted EBITDA for the 2015 PBRSU Performance Period was $933.0 million, resulting in achievement of an attainment level of 66.5% and the vesting of the following amounts for the first tranche of the 2015 PBRSUs: Mr. Jackson: 53,059; Mr. Gutmann: 15,791; Mr. Schromm: 13,896; and Mr. Rolls: 14,528. An equal amount will vest on the anniversary of the grant date in 2018 if the executive remains employed on that date. Because the target goal for Adjusted EBITDA was not achieved, the Multiplier did not open, and no Multiplier shares were earned.

Under the 2015 PBRSU award agreements, Adjusted EBITDA means the Company’s consolidated earnings before interest (income or expense), taxes, depreciation, and amortization for the applicable performance measurement period, adjusted to exclude the following: (i) restructuring, asset impairments, and other, net; (ii) goodwill and intangible asset impairment; (iii) interest expense and interest income; (iv) income tax provision; (v) third party acquisition related costs; (vi) net income attributable to non-controlling interests; (vii) depreciation and amortization; (viii) actuarial gains or losses on pension plans and other pension benefits; (ix) gain or loss on acquisitions; (x) gain or loss on debt repurchase, debt exchange, early extinguishment of debt, etc.; (xi) expensing of inventory fair market value step up; (xii) extraordinary items; and (xiii) in certain cases, unusual/non-recurring material items.

Subject to certain limitations, the Compensation Committee has the authority to determine that an alternate method to determine Adjusted EBITDA would be more appropriate to achieve the objectives of the award.

Except as described below, if the grantee terminates employment with us for any reason, any unvested 2015 PBRSUs will be canceled and forfeited. Pursuant to the 2015 PBRSU award agreement, if a Named Executive Officer’s employment is terminated without cause (including a deemed termination for good reason) within two years following a change in control, any previously unvested 2015 PBRSUs that have been earned will become vested.

The Company has filed a form of award agreement for the 2015 PBRSUs as an exhibit to its filings under the Exchange Act.

2015 Awards of Time-Based RSUs. Each RSU represents the right to receive one share of the Company’s common stock, subject to the terms and conditions of the award agreement.

The 2015 awards of time-based RSUs vest annually in equal amounts over a three-year period on each anniversary of the grant date through March 2, 2018. Compensation Committee approval is not required for vesting. However, subject to certain limitations, if a grantee terminates his or her employment or otherwise ceases to perform services for us for any reason, including upon a termination for Cause, as such term is defined in the grantee’s employment agreement, any units that are not vested will be canceled and forfeited as of the date of termination of employment or service.

If a grantee’s employment is terminated without Cause (including a deemed termination for Good Reason), as such terms are defined in the grantee’s employment agreement, within two years following a Change in Control (as such term is defined in the Amended and Restated Plan), any previously unvested RSUs will become vested.

The Company has filed a form of award agreement for its time-based RSUs as an exhibit to its reports filed under the Exchange Act.

Other Material Factors — Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table

For additional information regarding the material terms of each Named Executive Officer’s employment agreement, see “Employment, Severance, and Change in Control Agreements and Arrangements” in this proxy statement. For additional information regarding other material factors related to the Summary Compensation Table and Grants of Plan-Based Awards in 2017 Table, including, but not limited to, an explanation of the amount of salary and bonus in proportion to total compensation, see the CD&A under “Elements of Our Compensation Program — Base Salary” and “Elements of Our Compensation Program — Semi-Annual Cash Incentive Program” in this proxy statement.

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Outstanding Equity Awards At Fiscal Year-End 2017

		Options					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned- Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (2) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#) (4) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($) (3) (j)
Keith D. Jackson	03/02/2015						53,058	1,111,035
	03/02/2015						53,191	1,113,820
	03/07/2016						255,272	5,345,396
	03/07/2016						170,181	3,563,590
	03/06/2017						163,827	3,430,537
	03/06/2017								327,654	6,861,075
Bernard Gutmann	03/05/2012	6,667	0		8.40	03/05/2019
	10/01/2012	163,266	0		6.13	10/01/2019
	03/02/2015						15,791	330,664
	03/02/2015						15,831	331,501
	03/07/2016						77,692	1,626,870
	03/07/2016						51,794	1,084,566
	03/06/2017						58,978	1,234,999
	03/06/2017								117,956	2,469,999
William A. Schromm	03/02/2015						13,896	290,982
	03/02/2015						13,931	291,715
	03/07/2016						94,340	1,975,480
	03/07/2016						62,893	1,316,979
	03/06/2017						58,978	1,234,999
	03/06/2017								117,956	2,469,999
William M. Hall	03/02/2015						12,633	264,535
	03/02/2015						12,664	265,184
	03/07/2016						72,142	1,510,653
	03/07/2016						48,095	1,007,109
	03/06/2017						42,596	891,960
	03/06/2017								85,192	1,783,920
Paul E. Rolls	03/02/2015						14,528	304,216
	03/02/2015						14,564	304,970
	03/07/2016						63,818	1,336,349
	03/07/2016						42,545	890,892
	03/06/2017						39,319	823,340
	03/06/2017								78,638	1,646,680
(1)	In general, options vest pro rata over a four-year period beginning on the first anniversary of the date of grant, subject to the 2000 SIP, the Amended and Restated Plan, or the relevant stock incentive plan and the relevant grant agreement, with the exception of options granted on March 5, 2012. For options granted on March 5, 2012, the options vested as follows: approximately 25% on March 13, 2013; and approximately 6.25% quarterly thereafter on each June 5, September 5, December 5, and March 5, up to and including March 5, 2016, subject to the terms and conditions of the Amended and Restated Plan and the relevant grant agreement.

(2)

Except as described below, this column represents outstanding awards of time-based RSUs. The awards vest pro rata over a three-year period on each anniversary of the date of grant, subject to the terms and conditions of the Amended and Restated Plan and the relevant grant agreement. We describe the 2015 RSUs in more detail above under the heading “2017, 2016, and 2015 Awards of Equity — 2015 Awards of Time-Based RSUs.” We describe the 2016 RSUs in more detail above under the heading “2017, 2016, and 2015 Awards of Equity — 2016 Awards of Time-Based RSUs.” We describe the 2017 RSUs in more detail above under the heading “2017, 2016, and 2015 Awards of Equity — 2017 Awards of Time-Based RSUs” and in the CD&A under the heading

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“Elements of our Compensation Program — Long-Term Incentives.” The amounts in this column for the second-listed award granted on March 2, 2015 and the second-listed award granted on March 7, 2016 for each officer represent PBRSUs for which the performance condition has been satisfied, and the remaining amount is to vest based solely on the passage of time. We describe these PBRSUs, including the vesting of the PBRSUs, above under “2017, 2016, and 2015 Awards of Equity — 2015 Awards of Equity — 2015 Awards of PBRSUs” and “2016 Awards of Equity — 2016 Awards of PBRSUs.”

(3)	The amount in this column is calculated by multiplying the closing market price of our common stock at the end of 2017 ($20.94 per share as of December 29, 2017) by the number of RSUs or PBRSUs listed for the specified officer. The amounts in this column do not necessarily represent the fair value for expensing purposes or the fair value of awards which were expected to vest as of December 31, 2017.

(4)	This column represents outstanding PBRSU awards that remain subject to a performance condition (including the Multiplier Shares) and includes the full number of PBRSUs that would vest, assuming that all performance goals for the Base Shares and the Multiplier Shares are achieved. The number of threshold, target, and maximum shares are also described in columns (f), (g), and (h) of the Grants of Plan-Based Awards in 2017 table above in this proxy statement. These awards are subject to the terms and conditions of the Amended and Restated Plan and the relevant grant agreement. We describe these PBRSUs, including the vesting of the PBRSUs, above under “2017, 2016, and 2015 Awards of Equity” and, as to the 2017 awards, in the CD&A under the heading “Elements of our Compensation Program — Long-Term Incentives.” The amounts in this column do not necessarily represent the number of shares used for expensing purposes or the number of awards which were expected to vest as of December 31, 2017. For the amount of awards expected to vest as of a recent date, see footnote (1) to the Summary Compensation Table above in this proxy statement. The estimated number of units which are expected to vest are evaluated and adjusted each reporting period, as necessary, in connection with the preparation of the Company’s quarterly and annual financial statements.

2017 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (1) (b)	Value Realized on Exercise ($) (2) (c)	Number of Shares Acquired on Vesting (#) (3) (d)	Value Realized on Vesting ($) (4) (e)
Keith D. Jackson	476,191	5,326,350	580,719	9,122,788
Bernard Gutmann	20,000	273,859	178,245	2,799,402
William A. Schromm	54,366	694,793	192,712	3,059,466
William M. Hall	54,366	729,874	151,637	2,388,491
Paul E. Rolls	23,219	229,900	147,785	2,320,260
(1)	This column represents the number of shares underlying options that were exercised by the Named Executive Officer in 2017.

(2)	If the officer executed a same-day-sale transaction, the value realized equals the difference between the per share exercise price of the option and the per share sales price upon sale multiplied by the number of shares for which the option was exercised. If the officer executed an exercise and hold transaction, the value realized equals the difference between the per share exercise price of the option and the fair market value of one share of our common stock on such date of exercise multiplied by the number of shares for which the option was exercised.

(3)	This column represents the total number of shares underlying RSUs that vested in 2017, including PBRSUs.

(4)	The value realized equals the number of shares of stock vested multiplied by the market value of one share of our common stock on the date of vesting or, if the vesting date is not a trading date, the next prior trading date.

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Employment, Severance, and Change in Control Agreements and Arrangements

We currently have employment agreements with each of our Named Executive Officers. Each of the employment agreements originally entitled the officer to a base salary and to a target percentage of base salary for purposes of our cash incentive plan, subject to Board review from time to time or additional Board action. The employment agreements also generally provide for certain payments or benefits in the event of the termination of employment of the executive in various circumstances, including after a “Change in Control.” Unless otherwise specified in the description of the particular employment agreement, “Change in Control” has the meaning given in the Amended and Restated Plan. Generally, the Amended and Restated Plan defines “Change in Control” to mean the occurrence of any of the following events:

(i)	any sale, lease, exchange, or other transfer (in one transaction or a series of related transactions) of assets of the Company that have a gross fair market value of 85% or more of the total gross fair market value of all of the assets of the Company immediately prior to the transaction (or the first transaction in a series of related transactions) to any Person (as defined in Sections 13(d) and 14(D) of the Exchange Act) or group of related persons for purposes of Section 13(d) of the Exchange Act (a “Group”), together with any affiliates thereof;

(ii)	the consummation of any plan or proposal for the liquidation or dissolution of the Company;

(iii)	any Person or Group shall become the beneficial owner, directly or indirectly, of shares representing more than 25% of the aggregate voting power of the issued and outstanding stock entitled to vote in the election of directors (the “Voting Stock”) of the Company and such Person or Group has the power and authority to vote such shares;

(iv)	the actual replacement of a majority of the Board over a two-year period from the individual directors who constituted the Board at the beginning of such period, and such replacement shall not have been approved by a vote of at least a majority of the Board then still in office who either were members of such Board at the beginning of such period or whose election as a member of such Board was previously so approved;

(v)	any Person or Group shall have acquired shares of Voting Stock of the Company such that such Person or Group has the power and authority to elect a majority of the members of the Board of Directors of the Company; or

(vi)	the consummation of a merger or consolidation of the Company with another entity in which holders of the common stock of the Company immediately prior to the consummation of the transaction hold, directly or indirectly, immediately following the consummation of the transaction, 50% or less of the common equity interest in the surviving corporation in such transaction.

Mr. Jackson

We entered into an employment agreement with Keith D. Jackson, our President and Chief Executive Officer, effective November 19, 2002, and amended from time to time, most recently on June 1, 2017. The employment agreement for Mr. Jackson is automatically renewed from year to year unless either party provides notice of non-renewal in accordance with the employment agreement. The employment agreement entitles Mr. Jackson to a base salary, as determined by the Compensation Committee from time to time, and sets a target percentage of base salary for purposes of our bonus programs, subject to Board action and review from time to time. The employment agreement also provides Mr. Jackson with a monthly car allowance of up to $1,200.

The employment agreement requires us to make specified payments to Mr. Jackson if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” “Cause” is defined to mean:

•	a material breach by Mr. Jackson of the employment agreement after notice and a reasonable period of time (not to exceed 30 days) to cure the breach;

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•	the failure by Mr. Jackson to reasonably and substantially perform his duties under the employment agreement, other than as a result of physical or mental illness or injury, after notice and a reasonable period of time (not to exceed 30 days) to cure the failure;

•	willful misconduct or gross negligence which is materially injurious to us; or

•	the commission of a felony or other serious crime involving moral turpitude.

“Good Reason” means:

•	a material breach of the employment agreement by us; or

•	a material diminution of Mr. Jackson’s duties and responsibilities under the employment agreement;

in each case after providing us with notice and a reasonable period of time (not to exceed 30 days) to cure the breach or diminution. The employment agreement treats Mr. Jackson’s resignation for Good Reason as a termination by us without Cause. Generally, payments under the employment agreement upon termination of employment are subject to certain provisions intended to comply with the restrictions and limitations of Section 409A of the Code.

Under his employment agreement, if Mr. Jackson’s employment is terminated without Cause or if he resigns for Good Reason, he will be entitled to receive accrued and unused vacation and base salary through the date of termination and additional payments of base salary at the rate in effect as of the termination date for a period of two years. We will pay the additional base salary in installments in accordance with our normal payroll practices, beginning with the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable. The amount of payments during the six-month period following the date of termination shall not exceed the separation pay exception limitation amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the first day of the seventh month after the date of Mr. Jackson’s separation from service or, if earlier, the date of his death following such separation from service (the “Delayed Payment Date”). If the Company determines in good faith that the separation pay exception set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) does not apply as of the date of termination, the amount set forth above shall be paid: (i) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the Delayed Payment Date; and (ii) thereafter in installments in accordance with our normal payroll practices in effect from time to time. To receive these payments, Mr. Jackson must execute a general release and waiver, waiving all claims he may have against us and the waiver must not have been revoked within a specified period for revocation. In addition, Mr. Jackson must comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in the employment agreement. The non-solicitation and non-compete covenants are effective for a period of two years following Mr. Jackson’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date. The agreement requires Mr. Jackson to seek comparable employment upon such termination, and the termination amount that we must pay will be offset by any amounts he earns from other comparable employment during the two-year payment period.

In the event of Mr. Jackson’s death or disability, the employment agreement requires us to pay him accrued but unused vacation, accrued but unpaid base salary, any bonus earned with respect to the performance cycle ending immediately prior to the date of termination, and an amount equal to the bonus he earned in the year immediately preceding the date of termination times the percentage of the fiscal year in which the date of termination occurs that has passed prior to his termination. Amounts for such bonus payments are to be paid as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations.

If Mr. Jackson’s employment is terminated without “Cause” or he resigns for “Good Reason” within 24 months following a “Change in Control,” as defined in the Amended and Restated Plan, in addition to the other

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benefits provided in his employment agreement, we will provide continuation of medical benefits for the greater of two years after the date of termination or the remainder of Mr. Jackson’s employment period (assuming no automatic extension) at the same cost and coverage level as in effect prior to the termination, subject to broad-based changes in cost or coverage level that apply to other employees. In addition, Mr. Jackson would be entitled to an additional amount equal to two times his total annual target bonus under our bonus program in effect as of the date of termination, or if bonuses are paid semi-annually, four times his target bonus for the performance cycle in which the date of termination occurs, payable as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations. The employment agreement also contains provisions designed to ensure that we and Mr. Jackson comply with the excise tax provisions of Sections 209G and 4999 of the Code, including that we will be responsible for retaining and paying a law firm, certified public accounting firm, or executive compensation consultant to make any necessary calculations and determinations relating to such compliance.

Mr. Gutmann

We entered into an employment agreement with Bernard Gutmann, our Executive Vice President, Chief Financial Officer, and Treasurer, dated as of September 26, 2012, as amended from time to time, most recently on June 1, 2017. The agreement does not have a specified termination date. The employment agreement entitles Mr. Gutmann to a base salary, initially set at $396,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our bonus programs, subject to Board action and review from time to time. In addition, the employment agreement entitles Mr. Gutmann to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Gutmann if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” “Cause” is defined to mean:

•	a material breach by Mr. Gutmann of the employment agreement;

•	the failure by Mr. Gutmann to reasonably and substantially perform his duties under the employment agreement (other than as a result of physical or mental illness or injury);

•	Mr. Gutmann’s willful misconduct or gross negligence which is materially injurious to us; or

•	the commission by Mr. Gutmann of a felony or other serious crime involving moral turpitude.

In the case of the first two events above, we must provide notice to Mr. Gutmann indicating in reasonable detail the events or circumstances that we believe constitute Cause and, if such breach or failure is reasonably susceptible to cure, provide Mr. Gutmann with a reasonable period of time (not to exceed 30 days) to cure such breach or failure.

“Good Reason” means:

•	a material breach of the employment agreement by us;

•	without Mr. Gutmann’s written consent, reducing his salary, as in effect immediately prior to such reduction, while at the same time not proportionately reducing the salaries of the other comparable officers of the Company; or

•	without Mr. Gutmann’s written consent, a material and continued diminution of his duties and responsibilities hereunder, unless he is provided with comparable duties and responsibilities in a comparable position (i.e., a position of equal or greater duties and responsibilities).

In the case of any of the events above, Mr. Gutmann must notify us within 30 days after the event or events which he believes constitute Good Reason and describe in such notice in reasonable detail such event or events and provide us a 30-day period after delivery of such notice to cure such breach or diminution.

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If we terminate Mr. Gutmann’s employment without “Cause,” or if he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Gutmann’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for 12 months after the date of termination; (iv) any earned but unpaid bonus for the immediately preceding performance cycle; and (v) a pro-rata portion of the bonus, if any, for the performance cycle in which the date of termination occurs based on achievement of the applicable performance criteria. The amount described in clause (iii) above is to be paid in accordance with our normal payroll practices beginning with the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable. The amount of payments during the six-month period following the date of termination shall not exceed the severance pay exception limitation amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the sixth month anniversary of the date of termination. If the Company determines in good faith that the separation pay exception set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) does not apply as of the date of termination, the amount set forth in clause (iii) shall be paid: (a) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the sixth month anniversary of the date of termination; and (b) thereafter in installments in accordance with our normal payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain restrictions set forth in the employment agreement. We must also pay Mr. Gutmann’s health plan continuation premiums for up to one year following termination, and he would be entitled to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Gutmann must execute (and not revoke) a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement, subject to certain exceptions regarding communication with governmental agencies. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Gutmann’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Gutmann’s employment is terminated without “Cause” or for “Good Reason” within 24 months after a “Change in Control,” as defined in the Amended and Restated Plan, in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs that were granted either on or before the date he signed his employment agreement or in connection with his promotion to be our Executive Vice President and Chief Financial Officer will vest and all such options (vested and unvested) will remain exercisable until the first to occur of: (i) one year after the date of termination; and (ii) either the 10th anniversary or seventh anniversary of the grant date of the options depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date, subject to certain restrictions under Section 409A of the Code. In addition, Mr. Gutmann would be entitled to an additional amount equal to his total annual target bonus under our bonus program in effect as of the date of termination, or if bonuses are paid semi-annually, two times his target bonus for the performance cycle in which the date of termination occurs. Such amount shall be paid as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations. The employment agreement also contains provisions designed to ensure that we and Mr. Gutmann comply with the excise tax provisions of Sections 209G and 4999 of the Code, including that we will be responsible for retaining and paying a law firm, certified public accounting firm, or executive compensation consultant to make any necessary calculations and determinations relating to such compliance.

Mr. Schromm

We entered into an employment agreement with William A. Schromm, our Executive Vice President and Chief Operating Officer, dated as of August 25, 2014, as amended from time to time, most recently on June 1, 2017. The agreement does not have a specified termination date. The employment agreement entitles

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Mr. Schromm to a base salary, initially set at $400,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Schromm to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Schromm if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Schromm’s employment agreement has the same definitions of “Cause” and “Good Reason” as in Mr. Gutmann’s employment agreement described above.

If we terminate Mr. Schromm’s employment without “Cause,” or if he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Schromm’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for 12 months after the date of termination; (iv) any earned but unpaid bonus for the immediately preceding performance cycle; and (v) a pro-rata portion of the bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount described in clause (iii) above is to be paid in accordance with our normal payroll practices beginning with the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable. The amount of payments during the six-month period following the date of termination shall not exceed the severance pay exception limitation amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the sixth month anniversary of the date of termination. If the Company determines in good faith that the separation pay exception set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) does not apply as of the date of termination, the amount set forth in clause (iii) shall be paid: (a) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the sixth month anniversary of the date of termination; and (b) thereafter in installments in accordance with our normal payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, subject to certain restrictions set forth in the employment agreement. We must also pay Mr. Schromm’s health plan continuation premiums for up to one year following termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Schromm must execute (and not revoke) a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement, subject to certain exceptions regarding communication with governmental agencies. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Schromm’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Schromm’s employment is terminated without “Cause” or for “Good Reason” within two years after a “Change in Control,” as defined in the Amended and Restated Plan, in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs that were granted on or before the date he signed his employment agreement, or in connection with Mr. Schromm’s promotion to Executive Vice President and Chief Operating Officer, will vest and all such options (vested and unvested) will remain exercisable until the first to occur of: (i) one year after the date of termination; and (ii) either the 10th anniversary or the seventh anniversary of the grant date of such options, depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date, subject to certain restrictions under Section 409A of the Code. In addition, Mr. Schromm would be entitled to an additional amount equal to his total annual target bonus under our bonus program in effect as of the date of termination, or if bonuses are paid semi-annually, two times his target bonus for the performance cycle in which the date of termination occurs. Such amount shall be paid as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations. The employment agreement also contains

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provisions designed to ensure that we and Mr. Schromm comply with the excise tax provisions of Sections 209G and 4999 of the Code, including that we will be responsible for retaining and paying a law firm, certified public accounting firm, or executive compensation consultant to make any necessary calculations and determinations relating to such compliance.

Mr. Hall

We entered into an employment agreement with William M. Hall, currently our Executive Vice President and General Manager, Power Solutions Group, dated as of April 23, 2006, and amended from time to time, most recently on June 1, 2017. The agreement does not have a specified termination date. The employment agreement entitles Mr. Hall to a base salary, initially set at $270,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Hall to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Hall if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Hall’s employment agreement has substantially the same definition of “Cause” as in Mr. Gutmann’s employment agreement described above. “Good Reason” means:

•	a material breach of the employment agreement by us;

•	reducing Mr. Hall’s salary while at the same time not proportionately reducing the salaries of the other executive officers of the Company; or

•	a material and continued diminution of Mr. Hall’s duties and responsibilities under the employment agreement.

In the case of any of the events above, Mr. Hall must notify us within 30 days after the event or events which he believes constitute Good Reason and describe in such notice in reasonable detail such event or events and provide us a 30-day period after delivery of such notice to cure such breach or diminution.

If we terminate Mr. Hall’s employment without “Cause,” or if he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Hall’s date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination; (iv) any earned but unpaid bonus for the immediately preceding performance cycle; and (v) a pro-rata portion of the bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount described in clause (iii) above is to be paid in accordance with our normal payroll practices beginning with the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable. The amount of payments during the six-month period following the date of termination shall not exceed the severance pay exception limitation amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the sixth month anniversary of the date of termination. If the Company determines in good faith that the separation pay exception set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) does not apply as of the date of termination, the amount set forth in clause (iii) shall be paid: (a) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the sixth month anniversary of the date of termination; and (b) thereafter in installments in accordance with our normal payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, subject to certain restrictions set forth in the employment agreement. We must also pay Mr. Hall’s health plan continuation premiums for up to one year following termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Hall must execute (and not revoke) a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement, subject to certain

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exceptions regarding communication with governmental agencies. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Hall’s termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Hall’s employment is terminated without “Cause” or for “Good Reason” within two years after a “Change in Control,” as defined in the Amended and Restated Plan, in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any restricted stock awards that were granted pursuant to Mr. Hall’s offer of employment letter in 2006 will vest. In addition, Mr. Hall would be entitled to an additional amount equal to his total annual target bonus under our bonus program in effect as of the date of termination, or if bonuses are paid semi-annually, two times his target bonus for the performance cycle in which the date of termination occurs. Such amount shall be paid as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations. The employment agreement also contains provisions designed to ensure that we and Mr. Hall comply with the excise tax provisions of Sections 209G and 4999 of the Code, including that we will be responsible for retaining and paying a law firm, certified public accounting firm, or executive compensation consultant to make any necessary calculations and determinations relating to such compliance.

Mr. Rolls

We entered into an employment agreement with Paul Rolls, our Executive Vice President, Sales & Marketing, effective July 14, 2013, and amended from time to time, most recently on June 1, 2017. The agreement does not have a specified termination date. The employment agreement entitled Mr. Rolls to an initial base salary of $390,000, subject to Board review from time to time, and sets a target percentage of base salary for purposes of our cash incentive plans, subject to Board action and review from time to time. The employment agreement further entitles Mr. Rolls to a monthly car allowance of $1,200 and the reimbursement of up to $10,000 of financial planning expenses annually.

The employment agreement also requires us to make specified payments to Mr. Rolls if his employment is terminated under various circumstances, including a termination without “Cause” or if he resigns for “Good Reason.” Mr. Rolls’ employment agreement has the same definition of “Cause” and “Good Reason” as in Mr. Gutmann’s employment agreement described above.

If we terminate Mr. Rolls’ employment without “Cause,” or if he resigns for “Good Reason,” we are required to pay him: (i) accrued and unused vacation; (ii) base salary through Mr. Rolls’ date of termination (to the extent not previously paid); (iii) continued payments of base salary for twelve months after the date of termination; (iv) any earned but unpaid bonus for the immediately preceding performance cycle; and (v) a pro-rata portion of the bonus, if any, for the performance cycle in which the date of termination occurs (based on achievement of the applicable performance criteria). The amount described in clause (iii) above is to be paid in accordance with our normal payroll practices beginning with the first payroll period immediately following the date on which the general release and waiver described below becomes irrevocable. The amount of payments during the six-month period following the date of termination shall not exceed the severance pay exception limitation amount set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii)(A) and any amount that is payable during such six-month period that is in excess of the separation pay exception limitation shall be paid in a single lump sum on the sixth month anniversary of the date of termination. If the Company determines in good faith that the separation pay exception set forth in Treasury Regulation Section 1.409A-1(b)(9)(iii) does not apply as of the date of termination, the amount set forth in clause (iii) shall be paid: (a) in an initial lump sum equal to six months’ base salary (net of applicable taxes and withholdings) on the sixth month anniversary of the date of termination; and (b) thereafter in installments in accordance with our normal payroll practices. The amounts set forth in (iv) and (v) above shall be paid as soon as reasonably practicable after the close of the accounting books and records for the Company for the relevant performance period at the same time bonuses are paid to other active employees, subject to certain restrictions set forth in the employment agreement. We must also pay Mr. Rolls’ health plan continuation premiums for up to one year following

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termination, and he would be entitled to up to six months of outplacement assistance at a cost of up to $5,000. To receive these payments, Mr. Rolls must execute (and not revoke) a general release and waiver, waiving all claims he may have against us, and comply with the non-solicitation, confidentiality, non-compete, non-disclosure, and non-disparagement covenants in his employment agreement, subject to certain exceptions regarding communication with governmental agencies. The non-solicitation and non-compete covenants are effective for a period of one year following Mr. Rolls’ termination. The confidentiality, non-disclosure, and non-disparagement covenants do not provide for a specific termination date.

If Mr. Rolls’ employment is terminated without “Cause” or for “Good Reason” within two years after a “Change in Control,” as defined in the Amended and Restated Plan, in addition to the other benefits provided in his employment agreement, and notwithstanding any provision in the applicable award agreement, any outstanding but unvested stock options and any time-based RSUs that were granted on or before the date he signed his employment agreement, or in connection with Mr. Rolls’ promotion, will vest and all such options (vested and unvested) will remain exercisable until the first to occur of (i) one year after the date of termination and (ii) either the tenth anniversary or the seventh anniversary of the grant date of such options, depending upon what the relevant option grant agreement specifies with regard to an option’s term or expiration date, subject to certain restrictions under Section 409A of the Code. In addition, Mr. Rolls would be entitled to an additional amount equal to his total annual target bonus under our bonus program in effect as of the date of termination, or if bonuses are paid semi-annually, two times his target bonus for the performance cycle in which the date of termination occurs. Such amount shall be paid as soon as reasonably practicable after the close of the accounting books and records of the Company for the relevant performance cycle at the same time bonuses are paid to other active employees, subject to certain limitations. The employment agreement also contains provisions designed to ensure that we and Mr. Rolls comply with the excise tax provisions of Sections 209G and 4999 of the Code, including that we will be responsible for retaining and paying a law firm, certified public accounting firm, or executive compensation consultant to make any necessary calculations and determinations relating to such compliance.

Potential Payments Upon Termination of Employment or Change in Control

In the tables below, we summarize the estimated payments that will be made to each of our Named Executive Officers upon a termination of employment in the various circumstances listed. The table for each Named Executive Officer should be read together with the description of that officer’s employment agreement above. For information concerning the material conditions applicable to the receipt of certain payments or benefits, including waivers and non-compete, non-solicitation, non-disparagement, and confidentiality agreements, see the description of each such employment agreement in “Employment, Severance, and Change in Control Agreements and Arrangements” above. Unless we note otherwise in the individual table, the major assumptions that we used in creating the tables are set forth directly below.

Date of Termination. The tables assume that any triggering event (i.e., termination, resignation, Change in Control, death, or disability) took place on December 31, 2017, with base salaries in effect at the end of the 2017 fiscal year being used for purposes of any severance payout calculation.

Off-setting Employment. For purposes of the table, we have assumed that each Named Executive Officer was not able to obtain comparable employment during the applicable period, which would off-set the Company’s severance payment obligations if such term was set forth in his employment agreement.

Price Per Share of Common Stock. Calculations requiring a per share stock price are made on the basis of the closing price of $20.94 per share of our common stock on the NASDAQ Global Select Market on December 29, 2017.

Cash Payment upon a Change in Control. No cash payment will be made solely because of a Change in Control. For each Named Executive Officer, the cash payments described under the heading “Termination Following a Change in Control” would be triggered upon a termination without Cause or resignation for Good Reason within two years following a Change in Control.

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Equity Acceleration upon a Change in Control. The terms and provisions of the 2000 SIP as in effect prior to the adoption of the Amended and Restated Plan will continue to govern prior awards until all stock awards granted prior to the adoption of the Amended and Restated Plan have been exercised, forfeited, canceled, expired, or otherwise terminated in accordance with the terms of such grants. Under both the 2000 SIP and the Amended and Restated Plan, the Board of Directors of the Company, in its discretion, can provide for acceleration of the vesting and the lapse of restrictions on all outstanding options or other awards upon a Change in Control (as defined in the 2000 SIP or the Amended and Restated Plan, as the case may be). Under the employment agreement for each NEO other than Mr. Jackson, certain awards granted at or prior to the time of original entry into the employment agreement will vest if the NEO’s employment is terminated without Cause or the NEO resigns for Good Reason within 24 months following a Change in Control. Generally, under the applicable award agreements, outstanding options, RSUs, and the earned portion of any PBRSUs (including any shares earned under a multiplier component) vest automatically, subject to certain conditions, if the Company terminates the officer’s employment with the Company without Cause, including a deemed termination for Good Reason (as these terms are defined in the applicable award agreement), in connection with or following a Change in Control. See “2017, 2016, and 2015 Awards of Equity” above in this proxy statement for a more detailed description of the vesting of outstanding awards of RSUs and PBRSUs upon termination following a Change in Control.

Medical and Other Benefits. The tables below do not include certain medical, disability, or outplacement services benefits that may be payable on termination as set forth in the Named Executive Officers’ employment agreements. We also do not include any amounts payable on termination that are generally available to all employees on a non-discriminatory basis. As described in their employment agreements, Messrs. Gutmann, Schromm, Hall, and Rolls are generally entitled to Company-paid continuation of group health plan benefits under COBRA regulations for a period of up to one year following termination without Cause or resignation for Good Reason (including circumstances involving a Change in Control). Mr. Jackson is entitled to the continuation of medical benefits for a period of up to two years upon a termination without Cause or resignation for Good Reason within 24 months following a Change in Control. As of December 31, 2017, the monthly cost of such benefits for such officers ranged between approximately $359 to $1,337 depending on the medical, dental, and vision elections and dependent enrollment. Finally, the tables do not include amounts (see footnote (5) to the Summary Compensation Table) payable by the Company on behalf of each Named Executive Officer to cover the cost of an additional $500,000 of life insurance, which insurance benefit is not generally available to all employees on a non-discriminatory basis and would be realized in the event of the death of the Named Executive Officer. Messrs. Gutmann, Schromm, Hall, and Rolls are also entitled to outplacement services following a termination without Cause or resignation for Good Reason in an amount not to exceed $5,000.

Retirement. A normal retirement is treated as a resignation other than for Good Reason in the tables. Upon retirement, Named Executive Officers would receive earned but unpaid salary and accrued but unused vacation time.

Cash Incentive Program. We describe our cash incentive program in the CD&A under “Elements of Our Compensation Program — Semi-Annual Cash Incentive Program.”

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The following table describes the potential payments upon termination or a Change in Control for Keith D. Jackson, our President and Chief Executive Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)		Termination Following a Change in Control ($)		Change in Control ($)		Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)
Cash Compensation:
Base Salary	2,000,000	(1)	2,000,000	(1)	0		0	0	0
Cash Incentive	2,982,690	(2)	2,982,690	(2)	0		885,382(3)	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0		21,425,452	(4)		(5)	0	0	0
Total:	4,982,690	(1)	26,408,142			(5)	885,382(3)	0	0
(1)	Mr. Jackson’s severance payment following a termination without Cause or a resignation for Good Reason is equal to two years of annual base salary. Mr. Jackson’s base salary at the end of fiscal 2017 was $1,000,000.

(2)	Mr. Jackson’s cash payment following a termination without cause or a resignation for Good Reason is equal to four times his target bonus for our second half 2017 cash incentive program. Such target bonus was $745,673.

(3)	In the event Mr. Jackson is terminated due to death or disability, Mr. Jackson or his estate would be entitled to any bonus earned with respect to the prior performance cycle ending immediately prior to the date of termination and an amount equal to the cash bonus he earned in the previous year times the percentage of the fiscal year that has passed prior to his termination. For purposes of this column, we have assumed that Mr. Jackson’s death or disability was as of December 31, 2017. Mr. Jackson’s cash incentive bonus earned in 2016 was $885,382.

(4)	Because our Board of Directors has discretion to accelerate outstanding awards of equity under our Amended and Restated Plan notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted, for purposes of this disclosure, we have assumed that the Board has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 29, 2017 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(5)	The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (4).

The following table describes the potential payments upon termination or a Change in Control for Bernard Gutmann, our Executive Vice President, Chief Financial Officer, and Treasurer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)		Termination Following a Change in Control ($)		Change in Control ($)		Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)
Cash Compensation:
Base Salary	522,000	(1)	522,000	(1)	0		0	0	0
Cash Incentive	441,166	(2)	441,166	(2)	0		0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0		7,078,599	(3)		(4)	0	0	0
Total:	963,166		8,041,765			(4)	0	0	0
(1)	Mr. Gutmann’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Gutmann’s base salary at the end of fiscal 2017 was $522,000.

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(2)	Mr. Gutmann’s cash payment following a termination without cause or a resignation for Good Reason is equal to two times his target bonus payments for our second half 2017 cash incentive program. Such target bonus was $220,583.

(3)	Because our Board of Directors has discretion to accelerate outstanding awards of equity under our Amended and Restated Plan notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted, for purposes of this disclosure, we have assumed that the Board has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 29, 2017 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)	The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a Change in Control for William A. Schromm, our Executive Vice President and Chief Operating Officer.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)		Termination Following a Change in Control ($)		Change in Control ($)		Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)
Cash Compensation:
Base Salary	527,000	(1)	527,000	(1)	0		0	0	0
Cash Incentive	444,772	(2)	444,772	(2)	0		0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0		7,580,154	(3)		(4)	0	0	0
Total:	971,772		8,551,926			(4)	0	0	0
(1)	Mr. Schromm’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Schromm’s base salary at the end of fiscal 2017 was $527,000.

(2)	Mr. Schromm’s cash payment following a termination without cause or a resignation for Good Reason is equal to two times his target bonus payments for our second half 2017 cash incentive program. Such target bonus was $222,386.

(3)	Because our Board of Directors has discretion to accelerate outstanding awards of equity under our Amended and Restated Plan notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted, for purposes of this disclosure, we have assumed that the Board has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 29, 2017 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)	The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

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The following table describes the potential payments upon termination or a Change in Control for William M. Hall, our Executive Vice President and General Manager, Power Solutions Group.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)		Termination Following a Change in Control ($)		Change in Control ($)		Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)
Cash Compensation:
Base Salary	462,000	(1)	462,000	(1)	0		0	0	0
Cash Incentive	353,477	(2)	353,477	(2)	0		0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0		5,723,363	(3)		(4)	0	0	0
Total:	815,477		6,538,840			(4)	0	0	0
(1)	Mr. Hall’s severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Hall’s base salary at the end of fiscal 2017 was $462,000.

(2)	Mr. Hall’s cash payment following a termination without cause or a resignation for Good Reason is equal to two times his target bonus payments for our second half 2017 cash incentive program. Such target bonus was $176,738.

(3)	Because our Board of Directors has discretion to accelerate outstanding awards of equity under our Amended and Restated Plan notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted, for purposes of this disclosure, we have assumed that the Board has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 29, 2017 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)	The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

The following table describes the potential payments upon termination or a Change in Control for Paul E. Rolls, our Executive Vice President, Sales & Marketing.

Executive Benefits and Payments Upon Termination	Termination Without Cause or Resignation for Good Reason ($)		Termination Following a Change in Control ($)		Change in Control ($)		Death or Disability ($)	Termination for Cause ($)	Resignation other than for Good Reason ($)
Cash Compensation:
Base Salary	504,000	(1)	504,000	(1)	0		0	0	0
Cash Incentive	376,094	(2)	376,094	(2)	0		0	0	0
Long-term Incentives:
Acceleration of Unvested Stock Options and Restricted Stock Units	0		5,306,447	(3)		(4)	0	0	0
Total:	880,094		6,186,541			(4)	0	0	0
(1)	Mr. Rolls’ severance payment following a termination without Cause or a resignation for Good Reason is equal to one year of annual base salary. Mr. Rolls’ base salary at the end of fiscal 2017 was $504,000.

(2)	Mr. Rolls’ cash payment following a termination without cause or a resignation for Good Reason is equal to two times his target bonus payments for our second half 2017 cash incentive program. Such target bonus for was $188,047.

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Compensation of Executive Officers

(3)	Because our Board of Directors has discretion to accelerate outstanding awards of equity under our Amended and Restated Plan notwithstanding the provisions of an officer’s employment agreement or the award agreements under which the awards were granted, for purposes of this disclosure, we have assumed that the Board has exercised such discretion and all outstanding equity awards have been accelerated. For a description of the actual provisions of the employment agreements and such award agreements that may otherwise impact acceleration in connection with a Change in Control, see the discussion above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” This amount denotes the incremental difference between the market value on December 29, 2017 and the exercise price (if any) of unvested options, RSUs, or PBRSUs (including any Multiplier Shares) for which vesting might be accelerated.

(4)	The Board has the discretion to accelerate the vesting of outstanding awards upon a Change in Control as described above under “Potential Payments Upon Termination of Employment or Change in Control — Equity Acceleration upon a Change in Control.” If the vesting of all outstanding awards were to be accelerated, the amount would be as set forth in the column titled “Termination Following a Change in Control” and described in footnote (3).

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ON SEMICONDUCTOR 2017 PAY RATIO DISCLOSURE

For 2017, our last completed fiscal year:

•	the median of the annual total compensation of all employees of our Company (other than Mr. Jackson, our CEO) was $11,035; and

•	the annual total compensation of our CEO was $10,733,131.

Based on this information, for 2017, the ratio of the annual total compensation of Mr. Jackson to the median of the annual total compensation of all employees was 972 to 1.

The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K. We describe the methodology and the material assumptions, adjustments, and estimates that we used to identify the median of the annual total compensation of all of our employees and to determine the annual total compensation of the “median employee” below. Due to the different methodologies and assumptions that are allowed to be utilized to determine the median employee, the pay ratio disclosures are not intended to facilitate a company-to-company comparison.

Determination Date and Measurement Period

We maintain multiple payroll systems in different countries where compensation data is stored for our employees. Given the global scope of our operations and complexity of our payroll systems, and in order to allow sufficient time to identify the median employee, we selected October 31, 2017, which is within the last three months of fiscal year 2017, as the date upon which we would identify our employees for purposes of determining the “median employee.” The compensation of such employees was then considered over a measurement period consisting of the 12-month period ended December 31, 2017.

Employee Description

We determined that, as of October 31, 2017, our employee population consisted of approximately 33,713 individuals working for our parent company, ON Semiconductor Corporation, and its consolidated subsidiaries. We did not include our CEO or any employee who was on an unpaid leave of absence for the full year or who otherwise received no pay during 2017. Below is a regional breakdown of our employee population as of October 31, 2017:

Region	Breakdown of Employee Population
Asia Pacific	24,118
Europe	3,597
Japan	1,274
North America	4,724

Of these employees, approximately 33,566 individuals were full-time (or full-time equivalent) employees, with the remainder employed on a temporary or part-time (less than 20 hours per week) basis. The employee population does not include persons that we have identified as leased workers or independent contractors in the United States based on the standards for such determination under applicable law and in foreign jurisdictions based on similar widely recognized standards for such determination in such jurisdictions. In general, we have included all persons paid as employees on the Company payroll. See Item 1, Business, in our Annual Report for additional information on our employees and the geographic breakdown of our facilities and operations.

84     ON Semiconductor Corporation 2018 Proxy Statement

ON Semiconductor 2017 Pay Ratio Disclosure

Compensation Measure Utilized to Identify the Median Employee

To identify the “median employee” from our employee population, we utilized a compensation measure consisting of base pay, overtime pay, and short-term incentive compensation, which includes all commissions and bonuses (“Cash Compensation”). We did not annualize the compensation of permanent employees included in the sample who were hired in 2017 but did not work for us or our consolidated subsidiaries for the entire fiscal year. We also did not make any cost-of-living adjustments in identifying the “median employee.” We determined that annual equity awards, which are not widely distributed to our employees, and certain employee allowances, which are not uniformly distributed across our employee population, do not reasonably reflect the annual compensation of our employees. Accordingly, annual equity awards and allowances were excluded from Cash Compensation.

Description of the Median Employee

Using this methodology, we determined that the “median employee” was a full-time salaried employee located in the Philippines with Cash Compensation for the 12-month period ending December 31, 2017 in the amount of $11,035. For purposes of this disclosure, we utilized the Company’s calculated corporate treasury exchange rate for January 2018. Over 75% of our employees are located in countries, including the Philippines, in which the cost of living and wages are substantially lower than in the United States. Compensation rates are set to be market-competitive in the country in which the jobs are performed. Accordingly, the resulting CEO pay ratio is substantially higher than it would have been if the cost of living and wages in those countries were comparable to the United States.

Annual Total Compensation of Median Employee

With respect to the annual total compensation of the “median employee,” we identified and calculated the elements of such employee’s compensation for 2017 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $11,035. The difference between such employee’s Cash Compensation and the employee’s annual total compensation consists of certain other compensation, including meal allowances, tuition subsidies, and change in pension value.

Annual Total Compensation of our CEO

With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column (column (j)) of our 2017 Summary Compensation Table included in this Proxy Statement.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2017 were Atsushi Abe (until May 15, 2017), Gilles Delfassy, Curtis J. Crawford, Paul Mascarenas, and Teresa Ressel. None of the members of the Compensation Committee during 2017 is or has been an officer or employee of the Company or any of its subsidiaries. During fiscal 2017, none of the members of the Compensation Committee had any relationship requiring disclosure under Item 404 of Regulation S-K. During fiscal 2017, none of our executive officers served on the boards of directors or the compensation committees of any entities, one of whose executive officers served on our Board or Compensation Committee. None of our current or past executive officers has served on the Compensation Committee.

86     ON Semiconductor Corporation 2018 Proxy Statement

AUDIT COMMITTEE REPORT

The Audit Committee is responsible for monitoring the integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the Company’s system of disclosure controls and procedures that may have a material impact on the financial statements of the Company (including internal control over financial reporting), and the qualifications, independence, and performance of its independent registered public accounting firm. It has the sole authority and responsibility to select, oversee, and, when appropriate, replace the Company’s independent registered public accounting firm. The Audit Committee meets periodically with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of our disclosure controls and procedures (including internal control over financial reporting), and the overall quality of our financial reporting.

The Audit Committee, comprised at the time of four independent Outside Directors and operating under its written charter, has: (i) reviewed and discussed the audited financial statements with our management; (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board; (iii) received and reviewed the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence; (iv) discussed with the independent registered public accounting firm such independent registered public accounting firm’s independence; and (v) discussed with management critical accounting policies and the processes and controls related to the President and Chief Executive Officer and the Chief Financial Officer financial reporting certifications required by the Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company’s periodic filings with the Commission.

Based on its review and discussions listed above, as well as such other matters deemed relevant and appropriate by it, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report.

It is not the duty of the Audit Committee to determine that the Company’s financial statements and disclosures are complete and accurate and in accordance with GAAP or to plan or conduct audits. Those are the responsibilities of management and the Company’s independent registered public accounting firm. In giving its recommendation to the Board, the Audit Committee has relied on: (1) management’s representation that such financial statements have been prepared with integrity and objectivity and in conformity with GAAP; and (2) the report of the Company’s independent registered public accounting firm with respect to such financial statements.

This report is submitted by the Audit Committee.

Emmanuel T. Hernandez, Chair

Atsushi Abe

Alan Campbell

Teresa M. Ressel

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PRINCIPAL STOCKHOLDERS

Except as discussed in the footnotes below, the following table sets forth, as of March 9, 2018, certain information regarding any person who is a beneficial owner of more than five percent of our common stock. The percentages of class amounts set forth in the table below are based on 427,321,674 shares of our common stock outstanding on March 9, 2018. The information with respect to the number of shares of common stock that the persons listed below beneficially own includes sole or shared voting power or investment power and is based solely on the information most recently filed by such persons with the Commission under the Exchange Act.

	Common Stock
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355	41,235,496 (1)	9.6%
FMR LLC 245 Summer Street Boston, Massachusetts 02210	36,791,583 (2)	8.6%
Janus Henderson Group plc 201 Bishopsgate EC2M 3AE United Kingdom	33,464,998 (3)	7.8%
Capital International Investors, a division of Capital Research and Management Company 11100 Santa Monica Boulevard, 16th Floor Los Angeles, California 90025	31,895,883 (4)	7.5%
(1)	The number of shares of common stock for The Vanguard Group, Inc. (“Vanguard”) is based solely on the information contained in the Schedule 13G/A (Amendment No. 4) filed with the Commission on February 9, 2018. Vanguard has the sole power to dispose or to direct the disposition of 40,982,448 shares it beneficially owns, has the sole power to vote or to direct the vote of 236,085 shares it beneficially owns, has shared power to vote or to direct the vote of 50,385 shares it beneficially owns, and has shared power to dispose or direct the disposition of 253,048 shares it beneficially owns. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of Vanguard, is the beneficial owner of 202,663 shares of the Company’s common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of Vanguard, is the beneficial owner of 83,807 shares of the Company’s common stock as a result of its serving as investment manager of Australian investment offerings.

(2)	Based solely on the information contained in a Schedule 13G/A (Amendment No. 1) filed with the Commission by FMR LLC (“FMR”) and Abigail P. Johnson on February 13, 2018, FMR and Ms. Johnson are the beneficial owners of 36,791,583 shares of our common stock. FMR has sole power to vote or direct the vote with respect to 1,751,073 shares that it beneficially owns and no shared voting power. It has sole power to dispose or direct the disposition of 36,791,583 shares that it beneficially owns and no shared dispositive power. Ms. Johnson is a director, the Chairman, and the Chief Executive Officer of FMR. Ms. Johnson and other members of the Johnson family own directly or indirectly 49% of the voting power of FMR and they and all the Series B shareholders have entered into a voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of such shares. They do not, however, have the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (“Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees.

(3)	The number of shares of common stock for Janus Henderson Group plc (“Janus”) is based solely on the information contained in the Schedule 13G filed with the Commission by Janus on February 13, 2018 and in the Schedule 13G/A (Amendment No. 8), filed with the Commission by Janus Capital Management LLC (“Janus Capital”) on February 13, 2018 reporting that Janus Capital had merged into Janus. As a result of its role as investment adviser or sub-adviser to certain managed portfolios, Janus has shared voting and dispositive power with respect to 33,464,998 shares it beneficially owns and has no sole voting or dispositive power. Janus Henderson has an indirect 97.11% ownership stake in Intech Investment Management LLC and a 100% ownership stake in Janus Capital Management LLC, Perkins Investment Management LLC, Geneva Capital Management LLC, Henderson Global Investors Limited, Janus Henderson Investors Australia Institutional Funds Management Limited, and Henderson Global Investors North America Inc. (each an “Asset Manager”). Each Asset Manager is an investment adviser to certain of the managed portfolios.

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Principal Stockholders

(4)	The number of shares of common stock for Capital International Investors (“Capital”) divisions of Capital Research and Management Company (“CRMC”) and Capital Bank and Trust Company is based solely on the information contained in the Schedule 13G/A (Amendment No. 1) filed with the Commission on February 14, 2018. Capital has sole power to vote or direct the vote with respect to 26,981,321 shares that it beneficially owns and no shared voting power. It has sole power to dispose or direct the disposition of 31,895,883 shares that it beneficially owns and no shared dispositive power. These numbers include the holdings of Capital and the following subsidiaries of CRMC that collectively provide investment management services under the name of Capital International Investors: Capital Guardian Trust Company, Capital International Limited, Capital International Sarl, Capital International K.K., and Capital International, Inc.

SHARE OWNERSHIP OF DIRECTORS AND OFFICERS

The following table sets forth, as of March 9, 2018, except as otherwise noted, certain information regarding beneficial ownership of our common stock by each Director, each Named Executive Officer, and our Directors and executive officers as a group. The percentages of class amounts set forth in the table below are based on 427,321,674 shares of common stock outstanding on March 9, 2018. Beneficial ownership includes sole or shared voting power or investment power and also any shares that the individual has the right to acquire within 60 days of March 9, 2018 through the exercise of any stock option or similar security, or the vesting of RSUs, excluding PBRSUs, the vesting of which is based on performance.

	Common Stock
Name of Beneficial Owner	Number of Shares Owned	Right to Acquire (1)	Total	Percentage of Class
Named Executive Officers
Keith D. Jackson	2,615,171	—	2,615,171	*
Bernard Gutmann	363,761	169,933	533,694	*
William A. Schromm	417,219	—	417,219	*
William M. Hall	252,112	—	252,112	*
Paul Rolls	171,917	—	171,917	*
Directors and Director-nominees (excluding CEO)
Atsushi Abe	134,913	—	134,913	*
Alan Campbell	48,995	—	48,995	*
Curtis J. Crawford, Ph.D.	220,216	—	220,216	*
Gilles Delfassy	33,044	—	33,044	*
Emmanuel T. Hernandez	181,830	—	181,830	*
Paul A. Mascarenas	58,379	—	58,379	*
Daryl A. Ostrander, Ph.D.	84,060	—	84,060	*
Teresa M. Ressel	221,041	20,000	241,041	*
All Directors and Executive Officers as a group (17 persons)	5,319,847	189,933	5,509,780	1.29%
*	Less than 1% of the total voting power of the outstanding shares of common stock.

(1)	This number includes shares of common stock issuable upon exercise of options or vesting of RSUs, excluding PBRSUs, the vesting of which is based on performance, within 60 days of March 9, 2018.

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SHARE-BASED COMPENSATION PLAN INFORMATION

The following table sets forth share-based compensation plan information as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights (4) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity Compensation Plans Approved By Security Holders (1)	10,774,765	(3)	$6.86	47,002,288	(5)
Equity Compensation Plans Not Approved By Security Holders (2)	87,252		$7.92	—

Total	10,862,017			47,002,288
(1)	Consists of the 2000 SIP, the Amended and Restated Plan, and the 2000 ESPP.

(2)	We have assumed awards in accordance with applicable NASDAQ listing standards under the following plans, which have not been approved by our stockholders but which were approved by Catalyst Semiconductor, Inc. (“Catalyst”) stockholders: the Catalyst Options Amended and Restated 2003 Stock Incentive Plan; the Catalyst 2003 Director Stock Option Plan; and the Catalyst 1998 Special Equity Incentive Plan. We have also assumed awards in accordance with applicable NASDAQ listing standards under the following plans, which have not been approved by our stockholders but which were approved by California Micro Devices Corporation (“CMD”) stockholders: the CMD 2004 Omnibus Incentive Compensation Plan; the CMD 1995 Non-Employee Directors’ Stock Option Plan; the CMD 1995 Employee Stock Option Plan; and options granted under agreements between CMD and certain employees. Also included are shares that were added to the 2000 SIP as a result of the assumption of the number of shares remaining available for grant under the AMIS Holdings, Inc. Employee Stock Purchase Plan and AMIS Holdings Inc. Amended and Restated 2000 Equity Incentive Plan.

(3)	Includes 9,783,542 shares of common stock subject to RSUs and PBRSUs, which entitle each holder to one share of common stock for each unit that vests over the holder’s period of continued service or based on the achievement of certain performance criteria. This amount excludes purchase rights accruing under the 2000 ESPP that has a stockholder-approved reserve of 28,500,000 shares. As of December 31, 2017, there were approximately 8.0 million shares available for issuance under the 2000 ESPP. See footnote (5).

(4)	Calculated without taking into account shares of common stock subject to outstanding RSUs and PBRSUs that will become issuable as those units vest without any cash consideration or other payment required for such shares.

(5)	Includes 7,971,531 shares of common stock reserved for future issuance under the 2000 ESPP and 39,030,757 shares of common stock available for issuance under the Amended and Restated Plan, as adjusted to account for full-value awards, which reduce the shares of common stock available for future issuance at a fungible ratio of 1:1.58 for each full-value award previously awarded pursuant to the plan document. The 2000 SIP terminated on February 17, 2010, and, accordingly, there are no shares available for future grants under the 2000 SIP as of December 31, 2017. However, if an award under the Amended and Restated Plan or under the 2000 SIP is forfeited, terminated, canceled, expires, or is paid in cash, the shares subject to such award, to the extent of the forfeiture, termination, cancellation, expiration, or cash payment, may be added back to the shares available for issuance under the Amended and Restated Plan on a 1:1 basis for options and stock appreciation rights and on the basis of 1.58:1 for other awards.

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RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of the Board, and to the extent required under applicable federal securities laws and related rules and regulations, and/or the NASDAQ listing standards, related party transactions are submitted to the Audit Committee for review and oversight.

We have a written policy on related party transactions (the “Policy”) to which all employees are required to adhere. The Policy has been revised from time to time to, among other reasons, reflect changes to the Commission’s rules governing disclosure of related party transactions. The Policy provides for review and oversight requirements and related procedures with respect to transactions in which: (i) the Company was, is, or will be a participant; (ii) the amount involved exceeds $120,000; and (iii) any related party had, has, or will have a direct or indirect material interest. The Policy intentionally defines “related party” to not only include parties set forth under the definitions contained in the NASDAQ rules but also to include additional parties such as commonly controlled affiliates of the Company, certain investments in other entities, and employee trusts. The Policy directs our Law Department to periodically distribute a list of all known related parties to certain employees responsible for monitoring potential related party transactions. All related party transactions must be reviewed by our Corporate Controller’s Office, in conjunction with our Law Department, for potential conflict of interest situations and related matters on an ongoing basis. Even related party transactions which do not require review and oversight by the Audit Committee (or other independent body of the Board of Directors) and public disclosure under the Commission’s rules and NASDAQ’s listing standards must be reported to our Corporate Controller’s Office (preferably prior to consummation of such transactions) so that our Corporate Controller’s Office, in conjunction with our Law Department, can review the transactions for conflicts of interest and related matters.

When review and oversight by the Audit Committee (or other independent body) is required, the Audit Committee (or other independent body) must be provided the details of such transactions, including, but not limited to, the terms of the transaction, the business purpose of the transaction, and the benefits to the Company and to the relevant party. Although the Policy has not set standards for review or approval of related party transactions, our Audit Committee (or other independent body), Corporate Controller’s Office, and Law Department seek to ensure that all related party transactions are conducted at arms-length, on terms that are fair to the Company and in the best interests of the Company and its stockholders.

Related Party Transactions

Since January 1, 2017, there have been no related party transactions that are required to be reported as such under Commission rules. For transactions between us and our Named Executive Officers, see “Compensation of Executive Officers” generally and specifically “Compensation of Executive Officers — Employment, Severance, and Change in Control Agreements and Arrangements” above. For a discussion of certain relationships pertaining to our Directors that were analyzed in connection with the Board’s independence determinations, see “Management Proposals — Proposal No. 1: Election of Directors” above.

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SECTION 16(a) REPORTING COMPLIANCE

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our Directors, officers, and persons who own more than 10% of a registered class of our equity securities to file with the Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of any of our equity securities. To our knowledge, based solely on a review of Forms 3, 4, and 5 furnished to us during the year ended December 31, 2017, all amendments thereto, and a representation from our Directors and Section 16 officers that no other reports were required, all Directors, officers, and beneficial owners of greater than 10% of any class of our equity securities registered pursuant to Section 12 of the Exchange Act made all filings required under Section 16(a) during 2017 on a timely basis.

MISCELLANEOUS INFORMATION

Solicitation of Proxies

The cost of soliciting proxies will be borne by us. We have retained Georgeson LLC (“Georgeson”) to assist in the distribution of proxy solicitation materials and the solicitation of proxies. We have agreed to indemnify Georgeson against certain liabilities arising out of or in connection with the engagement and to limit its aggregate liability for its services. The estimated cost will be $14,500, plus additional fees relating to telephone solicitation of proxies and upon the occurrence of certain other contingencies, as well as other customary costs. In addition to the solicitation of proxies by mail, we will request banks, brokers, and other record holders to send proxies and proxy materials to the beneficial owners of the stock and secure their voting instructions, if necessary. We will reimburse such record holders for their reasonable expenses in so doing. We may also use several of our regular employees, who will not be specially compensated, to solicit proxies personally or by telephone, telegram, facsimile, or special delivery letter.

Annual Report/Form 10-K

Our 2017 Annual Report to Stockholders, which includes our Annual Report on Form 10-K (without certain exhibits which are excluded from our Annual Report to Stockholders pursuant to Rule 14a-3(b) of the Exchange Act) for the fiscal year ended December 31, 2017, is being mailed concurrently with this proxy statement to all stockholders of record as of March 27, 2018. Those exhibits that are excluded from our Annual Report to Stockholders as described above are available for the cost of photocopying. To receive a copy, please write to: Investor Relations, ON Semiconductor Corporation, 5005 East McDowell Road, M/D-C302 Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com.

Stockholders Sharing the Same Address

If you hold your shares in “street name” and share the same address as another stockholder, you will receive only one set of proxy materials, including the annual report to stockholders, unless you have provided contrary instructions. If you hold your shares in “street name” and wish to receive a separate set of proxy materials and annual report or if you share the same address as another stockholder and are receiving multiple sets of proxy materials including the annual report to stockholders, and wish to receive only one set, you will need to contact your bank or brokerage firm. Registered holders are each provided a set of proxy materials including an annual report to stockholders; however, if you are a registered holder and would like an additional copy or, alternatively, if you share the same address as another stockholder and: (i) are receiving a single set of proxy materials, including the annual report to stockholders, and wish to receive multiple sets; or (ii) are receiving multiple sets of proxy materials, including the annual report to stockholders, and wish to receive only one set, please write to: Investor Relations, ON Semiconductor Corporation, 5005 East

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Miscellaneous Information

McDowell Road, M/D-C302 Phoenix, Arizona 85008; call: Investor Relations at (602) 244-3437; send an email to: investor@onsemi.com; or go to the Investor Relations section of our website at www.onsemi.com. We will promptly provide a copy as requested.

Other Business

Other than the election of Directors, the advisory vote on executive compensation, and the ratification of PricewaterhouseCoopers as our independent registered public accounting firm, we do not intend to bring any other matters to be voted on at the Annual Meeting and we are not currently aware of any other matters that will be presented by others for action at the Annual Meeting. If, however, other matters are properly presented at the Annual Meeting and you have signed and returned your proxy card, the proxies will have discretion to vote your shares on such matters to the extent authorized under the Exchange Act.

Stockholder Communications with the Board of Directors

We have a process by which our stockholders can send communications to the Board, and every effort is made to ensure that the Board or individual Directors, as applicable, hear the views of our stockholders so that appropriate responses can be provided to our stockholders in a timely manner. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to our Executive Vice President, General Counsel, Chief Compliance & Ethics Officer, Chief Risk Officer, and Corporate Secretary, George H. Cave, at the address of our principal offices with a request to forward the same to the intended recipient. Substantive communications will generally be forwarded to the Board.

Stockholder Nominations and Proposals

Stockholders may present, and our Corporate Governance and Nominating Committee will consider, proposals for action at a future meeting if they comply with our bylaws and Commission rules. In 2013, we amended our bylaws to allow a special meeting of stockholders to be called upon the written request (a “Special Meeting Request”) of stockholders who hold in the aggregate at least 25% of the voting power of our outstanding capital stock that is entitled to vote on the matters to be brought before the meeting. Subject to compliance with the requirements of the bylaws, a special meeting so requested will be held at such date, time, and place as may be fixed by the Board but not more than: (a) 120 days after receipt by our corporate Secretary of the properly submitted Special Meeting Request, if the request relates to matters other than the election of Directors; and (b) if the request relates to the election of Directors, 180 days after receipt by our corporate Secretary of the properly submitted Special Meeting Request. The requesting stockholders are required to provide specified information as provided in our bylaws relating to the matters to be considered at the special meeting.

Subject to advance notice provisions contained in our bylaws, a stockholder of record may also propose the nomination of someone for election as a Director at our annual meeting of stockholders by timely written notice to our Secretary. Unless the Board determines otherwise, next year’s annual meeting of stockholders will be held on May 8, 2019. Generally, a notice is timely if received by our Secretary not less than 90 days (by February 7, 2019) or more than 120 days (by January 8, 2019) before the date of the annual meeting. If, however, the date of the annual meeting has not been publicly disclosed or announced at least 105 days in advance of the annual meeting, then our Secretary must have received the notice within 15 days of such initial public disclosure or announcement. The notice must set forth: (i) with respect to each person whom such stockholder proposes to nominate for election or re-election as a Director, all information relating to such person as would be required to be disclosed under federal securities laws in a proxy statement relating to the election of Directors (including such person’s written consent to being named in the proxy statement as a nominee); (ii) the name and address of the nominating stockholder, as they appear on our books; and (iii) the class and number of shares that are owned beneficially and of record by the nominating stockholder on the date of the notice. In addition, not more than 10 days after a request from our Secretary, the nominating stockholder must furnish to the Secretary such additional information as the Secretary may reasonably require. A nomination that does not comply with the above procedure and other procedures described in our bylaws will be disregarded.

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Miscellaneous Information

Under the Commission rules, stockholder proposals for the 2019 annual meeting must be received at our principal executive office, located at 5005 East McDowell Road, Phoenix, Arizona 85008, not later than December 12, 2018 to be considered for inclusion in next year’s proxy statement. Proposals to be presented at such annual meeting that are not intended for inclusion in the proxy statement must be submitted in accordance with applicable advance notice provisions of our bylaws. You may contact our Secretary at the principal executive offices to request a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals. Generally, our bylaws provide that a stockholder may sponsor a proposal to be considered at the annual meeting if written notice of such proposal is timely received by our Secretary. Generally, a notice is timely given if received by our Secretary not less than 90 days (by February 7, 2019) or more than 120 days (by January 8, 2019) before the date of the annual meeting. If, however, the date of the annual meeting has not been publicly disclosed or announced at least 105 days in advance of the annual meeting, then our Secretary must have received the notice within 15 days after the initial public disclosure or announcement of the date of the annual meeting.

The notice must set forth: (a) as to each matter the sponsoring stockholder proposes to bring before the annual meeting, a brief description of the proposal desired to be brought before the meeting and the reasons for conducting such business at the annual meeting; (b) the name and address of the sponsoring stockholder as they appear on our books; (c) the class and number of shares that are owned beneficially and of record by the sponsoring stockholder on the date of the notice; and (d) any material interest of the sponsoring stockholder in such proposal. In addition, not more than 10 days after a request from our Secretary, the sponsoring stockholder must furnish to the Secretary such additional information as the Secretary may reasonably require. A proposal that does not comply with the above procedure and other procedures described in our bylaws will be disregarded.

If any such matter is brought before an annual meeting, our management will use its discretionary authority to vote the shares subject to the proxies as the Board may recommend, to the extent allowed by our bylaws and applicable law.

Stockholders are urged to vote their shares as more fully described in the proxy card and above in this proxy statement under the heading “Proxy Statement.” Your prompt response is appreciated.

GEORGE H. CAVE

Executive Vice President, General Counsel, Chief Compliance &

Ethics Officer, Chief Risk Officer, and Corporate Secretary

Dated: April 11, 2018

94     ON Semiconductor Corporation 2018 Proxy Statement

IMPORTANT ANNUAL MEETING INFORMATION    Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 16, 2018. Vote by Internet • Go to www.investorvote.com/ON • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories, & Canada on a touch tone telephone • Follow the instructions provided by the recorded message    Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.    Annual Meeting Proxy Card    qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q    A Proposals — The Board of Directors recommends a vote FOR each of the listed director nominees and FOR Proposals 2 and 3.    1. TO ELECT NINE DIRECTORS, EACH FOR A ONE-YEAR TERM EXPIRING AT THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD IN 2019 OR UNTIL HIS OR HER SUCCESSOR HAS BEEN DULY ELECTED AND QUALIFIED, OR UNTIL THE EARLIER OF HIS OR HER DEATH, RESIGNATION, OR REMOVAL;    For Against Abstain    01 - Atsushi Abe 02 - Alan Campbell 03 - Curtis J. Crawford, Ph.D.    For Against Abstain 04 - Gilles Delfassy 05 - Emmanuel T. Hernandez 06 - Keith D. Jackson    For Against Abstain 07 - Paul A. Mascarenas 08 - Daryl A. Ostrander, Ph.D. 09 - Teresa M. Ressel    For Against Abstain    2. ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION; 3. TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR; 4. TO TRANSACT SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT OF THE MEETING.    1UPX + 02S1QD

Stockholders who wish to view the Company’s Proxy Statement and Annual Report on the Internet, including those stockholders who have elected to receive these materials electronically, can view the 2018 Annual Meeting materials by directing their Internet browser to www.onsemi.com/annualdocs    qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, AND DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q    Proxy — ON SEMICONDUCTOR CORPORATION + Meeting Details Description - 2018 Annual Meeting of Stockholders Date & Time - May 16, 2018 at 8:00 a.m. (local time) Location - The Company’s Principal Office at 5005 East McDowell Road, Phoenix, AZ 85008 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS I appoint Alan Campbell, Keith D. Jackson, and George H. Cave, individually and together, proxies with full power of substitution, to vote all my shares of common stock of ON Semiconductor Corporation (the “Company”) which I have the power to vote at the Annual Meeting of Stockholders to be held at the Company’s principal office at 5005 East McDowell Road, Phoenix, AZ 85008 on May 16, 2018, at 8:00 a.m. local time and at any adjournments or postponements of the meeting. I revoke any proxy previously given and acknowledge that I may revoke this proxy prior to its exercise. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO SUCH DIRECTIONS ARE INDICATED, THE SHARES WILL BE VOTED AS FOLLOWS: (1) “FOR” THE ELECTION OF EACH DIRECTOR NOMINEE; (2) “FOR” THE ADVISORY (NON-BINDING) RESOLUTION TO APPROVE EXECUTIVE COMPENSATION; AND (3) “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE CURRENT YEAR. The proxies may vote according to their discretion on any other matter which may properly come before the meeting. YOUR VOTE IS IMPORTANT. PLEASE SIGN AND DATE THIS PROXY CARD BELOW AND RETURN IT PROMPTLY USING THE ENCLOSED ENVELOPE.    B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.    C Non-Voting Items Change of Address — Please print new address below.    IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. +